SEC. File No. 811-23391

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement

Under

the Investment Company Act of 1940

Amendment No. 8

CAPITAL GROUP CENTRAL FUND SERIES

(Exact Name of Registrant as Specified in Charter)

6455 Irvine Center Drive

Irvine, California 92618-4518

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:

(213) 486-9200

Courtney R. Taylor

Capital Group Central Fund Series

333 South Hope Street

Los Angeles, California 90071-1406

(Name and Address of Agent for Service)

Copies to:

Lea Anne Copenhefer

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

(Counsel for the Registrant)

Capital Group Central Cash Fund Registration Statement Part A August 15, 2024

Class	M
CMQXX

Table of contents

Investment objective	1
Fees and expenses of the fund	1
Investment strategies and risks	2
Management and organization	6
Purchase and sale of shares	7
How to sell shares	8
Dividends and taxes	9
Financial highlights	10

This registration statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). However, shares of the fund are not being registered under the Securities Act of 1933, as amended (“1933 Act”), because the shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the fund may be made only by certain institutional investors, including investment companies and certain other investment vehicles and accounts managed by the fund’s investment adviser and its affiliates. Shares of the fund are restricted securities and cannot be transferred or resold without registration under the 1933 Act or an available exemption from registration under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the fund.

Investment objective The fund is a government money market fund managed pursuant to rule 2a-7 under the 1940 Act. The investment objective of the fund is to provide you with a way to earn income on your cash reserves while preserving capital and maintaining liquidity. The net asset value of the fund's shares will “float,” fluctuating with changes in the value of the fund's portfolio securities. Shares of the fund are currently only available for investment by (a) other funds and investment vehicles and accounts managed by the fund's investment adviser and its affiliates and (b) the fund's investment adviser and its affiliates. Shares of the fund are not available to the public.

Fees and expenses of the fundThis table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund.

Shareholder fees (fees paid directly from your investment)
Share class:	M
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	M
Management fees	none
Distribution and/or service (12b-1) fees	none
Other expenses	0.0005%
Total annual fund operating expenses	0.0005

1     Capital Group Central Cash Fund / Part A

Investment strategies and risks The fund will invest at least 99.5% of its total assets in cash, U.S. Treasury securities and other government securities guaranteed or issued by an agency or instrumentality of the U.S. government, and repurchase agreements that are fully collateralized by cash or government securities. All securities held by the fund will be denominated in U.S. dollars.

Repurchase agreements are agreements under which the fund purchases a security from a bank or broker-dealer and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased by the fund constitutes collateral for the seller’s repurchase obligation, a repurchase agreement is effectively a loan by the fund that is collateralized by the security purchased. The fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest. In practice, the fund expects to enter only into repurchase agreements that are fully collateralized by cash or U.S. government securities.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to provide current income while preserving capital and maintaining liquidity. The investment adviser believes that an important way to accomplish this is by analyzing various factors, including the credit strength of the issuer, prices of similar securities issued by comparable issuers, current and anticipated changes in interest rates, general market conditions and other factors pertinent to the particular security being evaluated.

While it has no present intention to do so, the fund’s board may change the fund’s objective without shareholder approval upon 60 days’ prior written notice to shareholders.

In accordance with applicable rules and regulations relating to money market funds, the fund will maintain a dollar-weighted average maturity of 60 days or less and its dollar-weighted average life will not exceed 120 days. Additionally, the fund will hold at least 25% of its total assets in daily liquid assets and at least 50% of its total assets in weekly liquid assets. For purposes of these limits, daily liquid assets and weekly liquid assets are generally defined to include cash, U.S. Treasuries, certain other government securities, as well as other securities that can be readily converted to cash within one or five business days, respectively.

Floating net asset value – The fund does not maintain a constant net asset value per share of $1.00. The fund transacts at a market-based net asset value calculated to four decimal places or an equivalent value for the fund depending on the share price (e.g., $10.000 or $100.00). Accordingly the fund's net asset value will vary as a result of changes in the value of the securities in which the fund invests. Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them.

Liquidity fee – The fund will not be subject to a liquidity fee.

Capital Group Central Cash Fund / Part A     2

The following are principal risks associated with investing in the fund. You may lose money by investing in the fund. The likelihood of loss may be greater if you invest for a shorter period of time.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries or companies; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; changes in inflation rates; and interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease), bank failures and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Notwithstanding that these securities are backed by the full faith and credit of the U.S. government, circumstances could arise that would prevent or delay the payment of interest or principal on these securities, which could adversely affect their value and cause the fund to suffer losses. Such an event could lead to significant disruptions in U.S. and global markets. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government. U.S. government securities are subject to market risk, interest rate risk and credit risk.

3     Capital Group Central Cash Fund / Part A

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield or total return and, in relatively low interest rate environments, there are heightened risks associated with rising interest rates.

Investing in repurchase agreements — Upon entering into a repurchase agreement, the fund purchases a security from a bank or broker-dealer, which simultaneously commits to repurchase the security within a specified time at the fund’s cost with interest. The security purchased by the fund constitutes collateral for the seller’s repurchase obligation. If the party agreeing to repurchase should default, the fund may seek to sell the security it holds as collateral. The fund may incur a loss if the value of the collateral securing the repurchase obligation falls below the repurchase price. The fund may also incur disposition costs and encounter procedural delays in connection with liquidating the collateral.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results.

The following are additional risks associated with investing in the fund.

Cybersecurity breaches — The fund may be subject to operational and information security risks through breaches in cybersecurity. Cybersecurity breaches can result from deliberate attacks or unintentional events, including “ransomware” attacks, the injection of computer viruses or malicious software code, the use of vulnerabilities in code to gain unauthorized access to digital information systems, networks or devices, or external attacks such as denial-of-service attacks on the investment adviser’s or an affiliate’s website that could render the fund’s network services unavailable to intended end-users. These breaches may, among other things, lead to the unauthorized release of

Capital Group Central Cash Fund / Part A     4

confidential information, misuse of the fund’s assets or sensitive information, the disruption of the fund’s operational capacity, the inability of fund shareholders to transact business, or the destruction of the fund’s physical infrastructure, equipment or operating systems. These events could cause the fund to violate applicable privacy and other laws and could subject the fund to reputational damage, additional costs associated with corrective measures and/or financial loss. The fund may also be subject to additional risks if its third-party service providers, such as the fund’s investment adviser, transfer agent, custodian, administrators and other financial intermediaries, experience similar cybersecurity breaches and potential outcomes. Cybersecurity risks may also impact issuers of securities in which the fund invests, which may cause the fund’s investments in such issuers to lose value.

Large shareholder transactions risk — The fund may experience adverse effects when shareholders, including other funds or accounts advised by the investment adviser, purchase or redeem, individually or in the aggregate, large amounts of shares of the fund. For example, when the investment adviser changes allocations in other funds and accounts it manages, such changes may result in large shareholder transactions in the fund. Such large shareholder redemptions may cause the fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the fund’s net asset value and liquidity. Similarly, large fund share purchases may adversely affect the fund’s performance to the extent that the fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in the fund’s current expenses being allocated over a smaller asset base, leading to an increase in the fund’s expense ratio. These risks are heightened when the fund is small.

In addition to the investment strategies described above, the fund has other investment practices that are described in Part B of the fund’s registration statement, which includes a description of other risks related to the fund’s investment strategies and other investment practices. The fund’s investment results will depend on the ability of the fund’s investment adviser to navigate the risks discussed above as well as those described in Part B of the fund’s registration statement.

You could lose money by investing in the fund. Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. An investment in the fund is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund's sponsor is not required to reimburse the fund for losses, and you should not expect that the sponsor will provide financial support to the fund at any time, including during periods of market stress.

Portfolio holdings Portfolio holdings information for the fund will be available on the fund’s website at capitalgroup.com/cmqxx. A description of the fund’s policies and procedures regarding disclosure of information about its portfolio holdings is available in Part B of the fund’s registration statement.

5     Capital Group Central Cash Fund / Part A

Management and organization

Investment adviser Capital Research and Management Company, an experienced investment management organization founded in 1931, serves as the investment adviser to the fund and other funds, including the American Funds. Capital Research and Management Company is a wholly owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company manages the investment portfolio and business affairs of the fund. The fund does not pay any management fee to its investment adviser. A more detailed description of the Investment Advisory and Service Agreement between the fund and the investment adviser is included in Part B of the fund’s registration statement. A discussion regarding the basis for the approval of the fund’s Investment Advisory and Service Agreement by the fund’s board of trustees is contained in the fund’s Form N-CSR for the period ended April 30, 2023.

Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital International Investors, Capital Research Global Investors and Capital World Investors — make investment decisions independently of one another.

The equity investment divisions may, in the future, be incorporated as wholly owned subsidiaries of Capital Research and Management Company. In that event, Capital Research and Management Company would continue to be the investment adviser, and day-to-day investment management of equity assets would continue to be carried out through one or more of these subsidiaries. Although not currently contemplated, Capital Research and Management Company could incorporate its fixed income investment division in the future and engage it to provide day-to-day investment management of fixed income assets. Capital Research and Management Company and each of the funds it advises have received an exemptive order from the U.S. Securities and Exchange Commission that allows Capital Research and Management Company to use, upon approval of the fund’s board, its management subsidiaries and affiliates to provide day-to-day investment management services to the fund, including making changes to the management subsidiaries and affiliates providing such services. The fund’s shareholders have approved this arrangement; however, there is no assurance that Capital Research and Management Company will incorporate its investment divisions or exercise any authority granted to it under the exemptive order.

Fund expenses The fund bears expenses incurred in connection with the day-to-day fund operations, including, but not limited, to expenses associated with the audit, custodian, administrative and transfer agent services provided to the fund.

Capital Group Central Cash Fund / Part A     6

Purchase and sale of shares

Purchase of Class M shares Class M shares are available for purchase only by (a) other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates and (b) the fund’s investment adviser and its affiliates. Shares of the fund are not available to the public. The fund may accept securities in-kind in exchange for shares of the fund in accordance with the fund’s policy and procedures relating to in-kind purchase transactions.

Valuing shares The net asset value of each share class of the fund is the value of a single share of that class. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g., the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value. The fund may also calculate its share price on days the New York Stock Exchange is closed, consistent with applicable regulatory guidance.

Assets are valued primarily on the basis of evaluated prices from third-party pricing services. However, the fund’s portfolio investments are valued in accordance with procedures for making fair value determinations if evaluated prices are not readily available or are not considered reliable.

The fund’s initial net asset value of $100.00 is calculated to two decimal places. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade. However, changes in the fund's holdings of short-term securities that settle within the same day are reflected on the same day of the portfolio trade.

Your shares will be purchased at the net asset value or sold at the net asset value next determined after American Funds Service Company receives your request, provided that your request contains all information and legal documentation necessary to process the transaction. Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day.

Distributor Capital Client Group, Inc. serves as the distributor (“distributor”) of the fund shares. The distributor does not receive any compensation from the fund for the distribution services.

7     Capital Group Central Cash Fund / Part A

How to sell shares

You may sell (redeem) shares by notifying American Funds Services Company.

The fund typically expects to remit redemption proceeds within one business day following receipt and acceptance of a redemption order. However, payment may take longer than one business day and may take up to seven days as generally permitted by the 1940 Act. Under the 1940 Act, the fund may be permitted to pay redemption proceeds beyond seven days under certain limited circumstances.

Under normal conditions, the fund typically expects to meet shareholder redemptions by monitoring the fund’s portfolio and redemption activities and by regularly holding a reserve of highly liquid assets, such as cash or cash equivalents. The fund may use additional methods to meet shareholder redemptions, if they become necessary. These methods may include, but are not limited to, the sale of portfolio assets, the use of overdraft protection afforded by the fund’s custodian bank, borrowing from a line of credit or from other funds advised by the investment adviser or its affiliates, and making payment with fund securities or other fund assets rather than in cash (as further discussed in the following paragraph).

Although payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. On the same redemption date, some shareholders may be paid in whole or in part in securities (which may differ among those shareholders), while other shareholders may be paid entirely in cash. In general, in-kind redemptions to affiliated shareholders will as closely as practicable represent the affiliated shareholder’s pro rata share of the fund’s securities, subject to certain exceptions. Securities distributed in-kind to unaffiliated shareholders will be selected by the investment adviser in a manner the investment adviser deems to be fair and reasonable to the fund’s shareholders. The disposal of the securities received in-kind may be subject to brokerage costs and, until sold, such securities remain subject to market risk and liquidity risk, including the risk that such securities are or become difficult to sell. If the fund pays your redemption with illiquid or less liquid securities, you will bear the risk of not being able to sell such securities.

Shares of the fund are not transferrable.

Frequent trading of fund shares The fund and the distributor reserve the right to reject any purchase order for any reason. Frequent trading of fund shares may lead to increased costs to the fund and less efficient management of the fund’s portfolio, potentially resulting in dilution of the value of the shares held by long-term shareholders. The investment adviser anticipates that fund shares may be purchased and sold frequently because a money market fund is designed to offer a liquid investment option. Accordingly, the board has not adopted policies and procedures designed to detect and deter excessive trading of fund shares.

Capital Group Central Cash Fund / Part A     8

Dividends and taxes

Dividends The fund declares daily dividends from net investment income and distributes the accrued dividends, which may fluctuate, to you each month. Generally, dividends begin accruing on the day after payment for shares is received by the fund or American Funds Service Company.

Dividends declared and paid by the fund will be automatically reinvested to purchase additional shares of this fund.

Taxes For federal income tax purposes, dividends and capital gain distributions you receive from the fund will be subject to federal income taxes, and also may be subject to state or local taxes — unless you are tax-exempt or your account is tax-favored. Because the fund’s net asset value floats, a sale of fund shares may result in a capital gain or loss for you. Accordingly, you may have a capital gain to report as income, or a capital loss to report as a deduction, when you complete your tax return. Part B of the fund’s registration statement contains more information regarding the different methods available to you for calculating this gain or loss.

Fees Fees and expenses borne directly by the fund normally have the effect of reducing a shareholder’s taxable income on distributions.

Please see your tax advisor for more information.

9     Capital Group Central Cash Fund / Part A

Financial highlights

The Financial Highlights table is intended to help you understand the fund’s results for the past five fiscal years (or, if shorter, the period of operations). Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends). The information in the Financial Highlights table has been audited by PricewaterhouseCoopers LLP, whose current report, along with the fund’s financial statements, is included in the Part B of the registration statement, which is available upon request.

		Income from investment operations[1]
Year ended	Net asset value, beginning of year	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Net asset value, end of year	Total return	Net assets, end of year (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class M:
10/31/2023	$99.98	$4.82	$.05	$4.87	$(4.85)	$100.00	4.98%	$144,997	—%[2]		4.82%
10/31/2022	100.00	1.21	(.21)	1.00	(1.02)	99.98	1.01	184,777	—	[2]	1.21
10/31/2021	100.01	.08	(.01)	.07	(.08)	100.00	.06	112,467	—	[2]	.08
10/31/2020	100.01	.77	.06	.83	(.83)	100.01	.83	120,503	—	[2]	.77
10/31/2019[3,4]	100.00	1.60	.01	1.61	(1.60)	100.01	1.62 [5]	119,761	—	[2,6]	2.31 [6]

1 Based on average shares outstanding.

2 Amount less than .01%.

3 Based on operations for a period that is less than a full year.

4 Class M shares began investment operations on February 22, 2019.

5 Not annualized.

6 Annualized.

Capital Group Central Cash Fund / Part A 10

MFGEPRX-129-0824 Litho in USA CGD/AFD/10512 Investment Company File No. 811-23391

Capital Group Central Fund Series

(Capital Group Central Cash Fund)

Part B
Registration Statement

August 15, 2024

This document is not a prospectus but Part B of the registration statement of Capital Group Central Fund Series (Capital Group Central Cash Fund) (the “fund”) which should be read in conjunction with Part A of the fund’s registration statement dated August 15, 2024. You may obtain Part A and Part B of the registration statement by calling American Funds Service Company® at (800) 421-4225 or by writing to the fund at the following address:

Capital Group Central Fund Series

(Capital Group Central Cash Fund)
Attention: Secretary

333 South Hope Street
Los Angeles, California 90071

Class M	CMQXX

Table of Contents

Item	Page no.

Certain investment limitations and guidelines	2
Description of certain securities, investment techniques and risks	3
Fund policies	7
Management of the fund	9
Execution of portfolio transactions	24
Disclosure of portfolio holdings	27
Price of shares	29
Taxes and distributions	31
Purchase and exchange of shares	33
Selling shares	34
Shareholder account services and privileges	35
General information	36

Investment portfolio
Financial statements

Capital Group Central Cash Fund — Page 1

Certain investment limitations and guidelines

The following limitations and guidelines are considered at the time of purchase, under normal circumstances, and are based on a percentage of the fund’s net assets unless otherwise noted. This summary is not intended to reflect all of the fund’s investment limitations.

Maturity

· The fund will maintain a dollar-weighted average portfolio maturity of 60 days or less.

· The fund will maintain the dollar-weighted average life of its portfolio at 120 days or less.

· For purposes of determining the weighted average maturity (but not the weighted average life) of the fund’s portfolio, certain variable and floating rate obligations and securities with put options which may otherwise have stated or final maturities in excess of 397 days will be deemed to have remaining maturities equal to the period remaining until each next readjustment of the interest rate or until the fund is entitled to repayment or repurchase of the security.

Liquidity

· The fund may not acquire illiquid securities if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities.

· The fund will hold at least 25% of its total assets in daily liquid assets (i.e., cash, direct obligations of the U.S. Government or securities that mature or are subject to a demand feature that is exercisable or payable within one business day).

· The fund will hold at least 50% of its total assets in weekly liquid assets (i.e., cash, direct obligations of the U.S. Government, government securities issued by an instrumentality of the U.S. Government that are issued at a discount and have a remaining maturity of 60 days or less, or securities that mature or are subject to a demand feature that is exercisable or payable within five business days).

* * * * * *

The fund may experience difficulty liquidating certain portfolio securities during significant market declines or periods of heavy redemptions.

Capital Group Central Cash Fund — Page 2

Description of certain securities, investment techniques and risks

The descriptions below are intended to supplement the material in Part A of the fund’s registration statement under “Investment strategies and risks.”

Market conditions – The value of, and the income generated by, the securities in which the fund invests may decline, sometimes rapidly or unpredictably, due to factors affecting certain issuers, particular industries or sectors, or the overall markets. Rapid or unexpected changes in market conditions could cause the fund to liquidate its holdings at inopportune times or at a loss or depressed value. The value of a particular holding may decrease due to developments related to that issuer, but also due to general market conditions, including real or perceived economic developments such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Furthermore, local, regional and global events such as war, acts of terrorism, social unrest, natural disasters, the spread of infectious illness or other public health threats, or bank failures could also adversely impact issuers, markets and economies, including in ways that cannot necessarily be foreseen. The fund could be negatively impacted if the value of a portfolio holding were harmed by such conditions or events.

Significant market disruptions, such as those caused by pandemics, natural or environmental disasters, war, acts of terrorism, bank failures or other events, can adversely affect local and global markets and normal market operations. Market disruptions may exacerbate political, social, and economic risks. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Such events can be highly disruptive to economies and markets and significantly impact individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the fund’s investments and operation of the fund. These events could disrupt businesses that are integral to the fund’s operations or impair the ability of employees of fund service providers to perform essential tasks on behalf of the fund.

Governmental and quasi-governmental authorities may take a number of actions designed to support local and global economies and the financial markets in response to economic disruptions. Such actions may include a variety of significant fiscal and monetary policy changes, including, for example, direct capital infusions into companies, new monetary programs and significantly lower interest rates. These actions may result in significant expansion of public debt and may result in greater market risk. Additionally, an unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could negatively impact overall investor sentiment and further increase volatility in securities markets.

Obligations backed by the “full faith and credit” of the U.S. government — U.S. government obligations include the following types of securities:

U.S. Treasury securities — U.S. Treasury securities include direct obligations of the U.S. Treasury, such as Treasury bills, notes and bonds. For these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. government, and thus they are of high credit quality.

Federal agency securities — The securities of certain U.S. government agencies and government-sponsored entities are guaranteed as to the timely payment of principal and

Capital Group Central Cash Fund — Page 3

interest by the full faith and credit of the U.S. government. Such agencies and entities include, but are not limited to, the Federal Financing Bank (“FFB”), the Government National Mortgage Association (“Ginnie Mae”), the U.S. Department of Veterans Affairs (“VA”), the Federal Housing Administration (“FHA”), the Export-Import Bank of the United States (“Exim Bank”), the U.S. International Development Finance Corporation (“DFC”), the Commodity Credit Corporation (“CCC”) and the U.S. Small Business Administration (“SBA”).

Such securities are subject to variations in market value due to fluctuations in interest rates and in government policies, but, if held to maturity, are expected to be paid in full (either at maturity or thereafter). However, from time to time, a high national debt level, and uncertainty regarding negotiations to increase the U.S. government’s debt ceiling and periodic legislation to fund the government, could increase the risk that the U.S. government may default on its obligations and/or lead to a downgrade of the credit rating of the U.S. government. Such an event could adversely affect the value of investments in securities backed by the full faith and credit of the U.S. government, cause the fund to suffer losses and lead to significant disruptions in U.S. and global markets. Regulatory or market changes could increase demand for U.S. government securities and affect the availability of such instruments for investment and the fund's ability to pursue its investment strategies.

Other federal agency obligations — Additional federal agency securities are neither direct obligations of, nor guaranteed by, the U.S. government. These obligations include securities issued by certain U.S. government agencies and government-sponsored entities. However, they generally involve some form of federal sponsorship: some operate under a congressional charter; some are backed by collateral consisting of “full faith and credit” obligations as described above; some are supported by the issuer’s right to borrow from the Treasury; and others are supported only by the credit of the issuing government agency or entity. These agencies and entities include, but are not limited to: the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Tennessee Valley Authority and the Federal Farm Credit Bank System.

In 2008, Freddie Mac and Fannie Mae were placed into conservatorship by their new regulator, the Federal Housing Finance Agency (“FHFA”). Simultaneously, the U.S. Treasury made a commitment of indefinite duration to maintain the positive net worth of both firms. As conservator, the FHFA has the authority to repudiate any contract either firm has entered into prior to the FHFA’s appointment as conservator (or receiver should either firm go into default) if the FHFA, in its sole discretion determines that performance of the contract is burdensome and repudiation would promote the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. While the FHFA has indicated that it does not intend to repudiate the guaranty obligations of either entity, doing so could adversely affect holders of their mortgage-backed securities. For example, if a contract were repudiated, the liability for any direct compensatory damages would accrue to the entity’s conservatorship estate and could only be satisfied to the extent the estate had available assets. As a result, if interest payments on Fannie Mae or Freddie Mac mortgage-backed securities held by the fund were reduced because underlying borrowers failed to make payments or such payments were not advanced by a loan servicer, the fund’s only recourse might be against the conservatorship estate, which might not have sufficient assets to offset any shortfalls.

The FHFA, in its capacity as conservator, has the power to transfer or sell any asset or liability of Fannie Mae or Freddie Mac. The FHFA has indicated it has no current intention to do this; however, should it do so a holder of a Fannie Mae or Freddie Mac mortgage-backed security would have to rely on another party for satisfaction of the guaranty obligations and would be exposed to the credit risk of that party.

Certain rights provided to holders of mortgage-backed securities issued by Fannie Mae or Freddie Mac under their operative documents may not be enforceable against the FHFA, or enforcement may be delayed during the course of the conservatorship or any future receivership. For example, the

Capital Group Central Cash Fund — Page 4

operative documents may provide that upon the occurrence of an event of default by Fannie Mae or Freddie Mac, holders of a requisite percentage of the mortgage-backed security may replace the entity as trustee. However, under the Federal Housing Finance Regulatory Reform Act of 2008, holders may not enforce this right if the event of default arises solely because a conservator or receiver has been appointed.

Repurchase agreements — The fund may enter into repurchase agreements, or “repos”, under which the fund buys a security and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased constitutes collateral for the repurchase obligation, a repo may be considered a loan by the fund that is collateralized by the security purchased. Repos permit the fund to maintain liquidity and earn income over periods of time as short as overnight.

The seller must maintain with a custodian collateral equal to at least the repurchase price, including accrued interest. In tri-party repos and centrally cleared or “sponsored” repos, a third-party custodian, either a clearing bank in the case of tri-party repos or a central clearing counterparty in the case of centrally cleared repos, facilitates repo clearing and settlement, including by providing collateral management services. In bilateral repos, the parties themselves are responsible for settling transactions.

The fund will only enter into repos involving securities of the type (excluding any maturity limitations) in which it could otherwise invest. If the seller under the repo defaults, the fund may incur a loss if the value of the collateral securing the repo has declined and may incur disposition costs and delays in connection with liquidating the collateral. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the fund may be delayed or limited.

Variable and floating rate obligations — The interest rates payable on certain securities and other instruments in which the fund may invest may not be fixed but may fluctuate based upon changes in market interest rates or credit ratings. Variable and floating rate obligations bear coupon rates that are adjusted at designated intervals, based on the then current market interest rates or credit ratings. The rate adjustment features tend to limit the extent to which the market value of the obligations will fluctuate. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares.

Cybersecurity risks — With the increased use of technologies such as the Internet to conduct business, the fund has become potentially more susceptible to operational and information security risks through breaches in cybersecurity. In general, a breach in cybersecurity can result from either a deliberate attack or an unintentional event. Cybersecurity breaches may involve, among other things, “ransomware” attacks, injection of computer viruses or malicious software code, or the use of vulnerabilities in code to gain unauthorized access to digital information systems, networks or devices that are used directly or indirectly by the fund or its service providers through “hacking” or other means. Cybersecurity risks also include the risk of losses of service resulting from external attacks that do not require unauthorized access to the fund’s systems, networks or devices. For example, denial-of-service attacks on the investment adviser’s or an affiliate’s website could effectively render the fund’s network services unavailable to fund shareholders and other intended end-users. Any such cybersecurity breaches or losses of service may, among other things, cause the fund to lose proprietary information, suffer data corruption or lose operational capacity, or may result in the misappropriation, unauthorized release or other misuse of the fund’s assets or sensitive information (including shareholder personal information or other confidential information), the inability of fund shareholders to transact business, or the destruction of the fund’s physical infrastructure, equipment or operating systems. These, in turn, could cause the fund to violate applicable privacy and other laws and incur or suffer regulatory penalties, reputational damage, additional costs (including compliance costs) associated with corrective measures and/or financial loss. While the fund and its investment

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adviser have established business continuity plans and risk management systems designed to prevent or reduce the impact of cybersecurity attacks, there are inherent limitations in such plans and systems due in part to the ever-changing nature of technology and cybersecurity attack tactics, and there is a possibility that certain risks have not been adequately identified or prepared for.

In addition, cybersecurity failures by or breaches of the fund’s third-party service providers (including, but not limited to, the fund’s investment adviser, transfer agent, custodian, administrators and other financial intermediaries) may disrupt the business operations of the service providers and of the fund, potentially resulting in financial losses, the inability of fund shareholders to transact business with the fund and of the fund to process transactions, the inability of the fund to calculate its net asset value, violations of applicable privacy and other laws, rules and regulations, regulatory fines, penalties, reputational damage, reimbursement or other compensatory costs and/or additional compliance costs associated with implementation of any corrective measures. The fund and its shareholders could be negatively impacted as a result of any such cybersecurity breaches, and there can be no assurance that the fund will not suffer losses relating to cybersecurity attacks or other informational security breaches affecting the fund’s third-party service providers in the future, particularly as the fund cannot control any cybersecurity plans or systems implemented by such service providers.

Cybersecurity risks may also impact issuers of securities in which the fund invests, which may cause the fund’s investments in such issuers to lose value.

Inflation/Deflation risk — The fund may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income from investments will be less in the future as inflation decreases the value of money. As inflation increases, the present value of the fund‘s assets can decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation or inflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the fund‘s assets.

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Fund policies

All percentage limitations in the following fund policies are considered at the time securities are purchased and are based on the fund’s net assets unless otherwise indicated. None of the following policies involving a maximum percentage of assets will be considered violated unless the excess occurs immediately after, and is caused by, an acquisition by the fund. In managing the fund, the fund’s investment adviser may apply more restrictive policies than those listed below.

Fundamental policies — The fund has adopted the following policies, which may not be changed without approval by holders of a majority of its outstanding shares. Such majority is currently defined in the Investment Company Act of 1940, as amended, as the vote of the lesser of (a) 67% or more of the voting securities present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities.

1. Except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the U.S. Securities and Exchange Commission (“SEC”), SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction, the fund may not:

a. Borrow money;

b. Issue senior securities;

c. Underwrite the securities of other issuers;

d. Purchase or sell real estate or commodities;

e. Make loans; or

f. Purchase the securities of any issuer if, as a result of such purchase, the fund’s investments would be concentrated in any particular industry, except that the fund may invest without limitation in U.S. government securities and certain bank instruments issued by domestic banks.

2. The fund may not invest in companies for the purpose of exercising control or management.

Nonfundamental policies — The following policies may be changed without shareholder approval:

1. The fund may not invest in securities of other investment companies, except as permitted by the 1940 Act.

2. The fund may not acquire securities of open-end investment companies or unit investment trusts registered under the 1940 Act in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.

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Additional information about fundamental policies — The information below is not part of the fund’s fundamental policies. This information is intended to provide a summary of what is currently required or permitted by the 1940 Act and the rules and regulations thereunder, or by the interpretive guidance thereof by the SEC or SEC staff, for particular fundamental policies of the fund. Information is also provided regarding the fund’s current intention with respect to certain investment practices permitted by the 1940 Act.

For purposes of fundamental policy 1a, the fund may borrow money in amounts of up to 33-1/3% of its total assets from banks for any purpose. Additionally, the fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The percentage limitations in this policy are considered at the time of borrowing and thereafter.

For purposes of fundamental policy 1b, a senior security does not include any promissory note or evidence of indebtedness if such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the fund at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). Further, the fund is permitted to enter into derivatives and certain other transactions, notwithstanding the prohibitions and restrictions on the issuance of senior securities under the 1940 Act, in accordance with current SEC rules and interpretations.

For purposes of fundamental policy 1c, the policy will not apply to the fund to the extent the fund may be deemed an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of fund portfolio securities in the ordinary course of pursuing its investment objectives and strategies.

For purposes of fundamental policy 1e, the fund may not lend more than 33-1/3% of its total assets, provided that this limitation shall not apply to the fund’s purchase of debt obligations, money market instruments and repurchase agreements.

For purposes of fundamental policy 1f, the fund may not invest more than 25% of its total assets in the securities of issuers in a particular industry. This policy does not apply to investments in securities of the United States government, its agencies or instrumentalities, government sponsored enterprises and obligations of domestic banks (e.g., certificates of deposit, interest bearing time deposits, bank notes and banker’s acceptances), or repurchase agreements with respect thereto. The fund invests in such obligations using the investment criteria of, and in compliance with, rule 2a-7 under the 1940 Act. In evaluating and selecting such investments, the investment adviser, on behalf of the fund, uses the criteria set forth under the headings “Certain investment limitations and guidelines” and “Description of certain securities and investment techniques” in this Part B of the fund’s registration statement.

Capital Group Central Cash Fund — Page 8

Management of the fund

Board of trustees and officers

Independent trustees1

The fund’s nominating and governance committee and board select independent trustees with a view toward constituting a board that, as a body, possesses the qualifications, skills, attributes and experience to appropriately oversee the actions of the fund’s service providers, decide upon matters of general policy and represent the long-term interests of fund shareholders. In doing so, they consider the qualifications, skills, attributes and experience of the current board members, with a view toward maintaining a board that is diverse in viewpoint, experience, education and skills.

The fund seeks independent trustees who have high ethical standards and the highest levels of integrity and commitment, who have inquiring and independent minds, mature judgment, good communication skills, and other complementary personal qualifications and skills that enable them to function effectively in the context of the fund’s board and committee structure and who have the ability and willingness to dedicate sufficient time to effectively fulfill their duties and responsibilities.

Each independent trustee has a significant record of accomplishments in governance, business, not-for-profit organizations, government service, academia, law, accounting or other professions. Although no single list could identify all experience upon which the fund’s independent trustees draw in connection with their service, the following table summarizes key experience for each independent trustee. These references to the qualifications, attributes and skills of the trustees are pursuant to the disclosure requirements of the SEC, and shall not be deemed to impose any greater responsibility or liability on any trustee or the board as a whole. Notwithstanding the accomplishments listed below, none of the independent trustees is considered an “expert” within the meaning of the federal securities laws with respect to information in the fund’s registration statement.

Capital Group Central Cash Fund — Page 9

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Francisco G. Cigarroa, MD, 1957 Trustee (2021)	Professor of Surgery, University of Texas Health San Antonio; Trustee, Ford Foundation; Clayton Research Scholar, Clayton Foundation for Biomedical Research	96	None	· Corporate board experience · Service on boards of community and nonprofit organizations · MD
Nariman Farvardin, 1956 Trustee (2018)	President, Stevens Institute of Technology	101	None

· Senior management experience, educational institution

· Corporate board experience

· Professor, electrical and computer engineering

· Service on advisory boards and councils for educational, nonprofit and governmental organizations

· MS, PhD, electrical engineering

Jennifer C. Feikin, 1968 Trustee (2022)	Business Advisor; previously held positions at Google, AOL, 20th Century Fox and McKinsey & Company; Trustee, The Nature Conservancy of Utah; former Trustee, The Nature Conservancy of California	117	Hertz Global Holdings, Inc.	· Senior corporate management experience · Corporate board experience · Business consulting experience · Service on advisory and trustee boards for charitable and nonprofit organizations · JD

Capital Group Central Cash Fund — Page 10

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Leslie Stone Heisz, 1961 Trustee (2022)	Former Managing Director, Lazard (retired, 2010); Director, Kaiser Permanente (California public benefit corporation); former Lecturer, UCLA Anderson School of Management	117	Edwards Lifesciences; Public Storage, Inc.

· Senior corporate management experience, investment banking

· Business consulting experience

· Corporate board experience

· Service on advisory and trustee boards for charitable and nonprofit organizations

· MBA

Mary Davis Holt, 1950 Trustee (2018)	Principal, Mary Davis Holt Enterprises, LLC (leadership development consulting); former COO, Time Life Inc. (1993-2003)	97	None

· Service as chief operations officer, global media company

· Senior corporate management experience

· Corporate board experience

· Service on advisory and trustee boards for educational, business and nonprofit organizations

· MBA

Merit E. Janow, 1958 Trustee (2018)	Dean Emerita and Professor of Practice, International Economic Law & International Affairs, Columbia University, School of International and Public Affairs	107	Aptiv (autonomous and green vehicle technology); Mastercard Incorporated Former director of Trimble Inc. (software, hardware and services technology) (until 2021)

· Service with Office of the U.S. Trade Representative and U.S. Department of Justice

· Corporate board experience

· Service on advisory and trustee boards for charitable, educational and nonprofit organizations

· Experience as corporate lawyer

· JD

Capital Group Central Cash Fund — Page 11

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Margaret Spellings, 1957 Chair of the Board (Independent and Non-Executive) (2018)	President and CEO, Bipartisan Policy Center; former President and CEO, Texas 2036; former President, Margaret Spellings & Company (public policy and strategic consulting); former President, The University of North Carolina	101	None

· Former U.S. Secretary of Education, U.S. Department of Education

· Former Assistant to the President for Domestic Policy, The White House

· Former senior advisor to the Governor of Texas

· Service on advisory and trustee boards for charitable and nonprofit organizations

Alexandra Trower, 1964 Trustee (2018)	Former Executive Vice President, Global Communications and Corporate Officer, The Estée Lauder Companies	96	None	· Service on trustee boards for charitable and nonprofit organizations · Senior corporate management experience · Branding
Paul S. Williams, 1959 Trustee (2020)	Former Partner/Managing Director, Major, Lindsey & Africa (executive recruiting firm) (2005 – 2018)	96

Air Transport Services Group, Inc. (aircraft leasing and air cargo transportation); Public Storage, Inc.

Former director of Essendant, Inc. (business products wholesaler) (until 2019); Romeo Power, Inc. (manufacturer of batteries for electric vehicles) (until 2022); Compass Minerals, Inc. (producer of salt and specialty fertilizers) (until 2023)

· Senior corporate management experience

· Corporate board experience

· Corporate governance experience

· Service on trustee boards for charitable and educational nonprofit organizations

· Securities law expertise

· JD

Capital Group Central Cash Fund — Page 12

Interested trustee(s)4,5

Interested trustees have similar qualifications, skills and attributes as the independent trustees. Interested trustees are senior executive officers and/or directors of Capital Research and Management Company or its affiliates. Such management roles with the fund‘s service providers also permit the interested trustees to make a significant contribution to the fund’s board.

Name, year of birth and position with fund (year first elected as a trustee/officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the distributor of the fund	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years
Michael C. Gitlin, 1970 Trustee (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; President, Chief Executive Officer and Director, The Capital Group Companies, Inc.*; Vice Chairman and Director, Capital Research and Management Company	96	None
Karl J. Zeile, 1966 Trustee (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company	23	None

Capital Group Central Cash Fund — Page 13

Other officers5

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the distributor of the fund
Steven D. Lotwin, 1969 President (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Director, Capital Research and Management Company
Kristine M. Nishiyama, 1970 Principal Executive Officer (2018)	Senior Vice President and Senior Counsel – Legal and Compliance Group, Capital Research and Management Company; Chair, Senior Vice President, General Counsel and Director, Capital Bank and Trust Company*
Michael W. Stockton, 1967 Executive Vice President (2021)	Senior Vice President – Legal and Compliance Group, Capital Research and Management Company
Karen Hall, 1965 Vice President (2018)	Vice President – Fixed Income Securities Trading Unit, Capital Research and Management Company
Miguel Tapia, 1977 Vice President (2018)	Vice President – Fixed Income Securities Trading Unit, Capital Research and Management Company
Courtney R. Taylor, 1975 Secretary (2023)	Assistant Vice President – Legal and Compliance Group, Capital Research and Management Company
Becky L. Park, 1979 Treasurer (2021)	Vice President – Investment Operations, Capital Research and Management Company
Jane Y. Chung, 1974 Assistant Secretary (2018)	Associate – Legal and Compliance Group, Capital Research and Management Company
Sandra Chuon, 1972 Assistant Treasurer (2019)	Vice President – Investment Operations, Capital Research and Management Company
Brian C. Janssen, 1972 Assistant Treasurer (2018)	Senior Vice President – Investment Operations, Capital Research and Management Company

* Company affiliated with Capital Research and Management Company.

1 The term independent trustee refers to a trustee who is not an “interested person” of the fund within the meaning of the 1940 Act.

2 Trustees and officers of the fund serve until their resignation, removal or retirement.

3 This includes all directorships/trusteeships (other than those in the American Funds or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a director/trustee of a public company or a registered investment company. Unless otherwise noted, all directorships/trusteeships are current.

4 The term interested trustee refers to a trustee who is an “interested person” of the fund within the meaning of the 1940 Act, on the basis of his or her affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s distributor).

5 All of the trustees and/or officers listed are officers and/or directors/trustees of one or more of the other funds for which Capital Research and Management Company serves as investment adviser.

The address for all trustees and officers of the fund is 333 South Hope Street, 55th Floor, Los Angeles, California 90071, Attention: Secretary.

Capital Group Central Cash Fund — Page 14

Fund shares owned by trustees as of December 31, 2023:

Name	Dollar range[1,3] of fund shares owned	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund	Dollar range[1,2] of independent trustees deferred compensation[4] allocated to fund	Aggregate dollar range[1,2] of independent trustees deferred compensation[4] allocated to all funds overseen by trustee in same family of investment companies as the fund
Independent trustees
Francisco G. Cigarroa	None	None	$10,001 – $50,000	Over $100,000
Nariman Farvardin	None	Over $100,000	$50,001 – $100,000	Over $100,000
Jennifer C. Feikin	None	Over $100,000	$10,001 – $50,000	Over $100,000
Leslie Stone Heisz	None	Over $100,000	N/A	N/A
Mary Davis Holt	None	Over $100,000	N/A	N/A
Merit E. Janow	None	Over $100,000	$10,001 – $50,000	Over $100,000
Margaret Spellings	None	Over $100,000	$10,001 – $50,000	Over $100,000
Alexandra Trower	None	Over $100,000	$50,001 – $100,000	Over $100,000
Paul S. Williams	None	Over $100,000	$10,001 – $50,000	Over $100,000

Name	Dollar range[1,3] of fund shares owned	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund
Interested trustees
Michael C. Gitlin	None	Over $100,000
Karl J. Zeile	None	Over $100,000

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and Over $100,000. The amounts listed for interested trustees include shares owned through The Capital Group Companies, Inc. retirement plan and 401(k) plan.

2 N/A indicates that the listed individual, as of December 31, 2023, was not a trustee of a particular fund, did not allocate deferred compensation to the fund or did not participate in the deferred compensation plan.

3 Shares of the fund are generally only available for purchase by the fund’s investment adviser and its affiliates and other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates.

4 Eligible trustees may defer their compensation under a nonqualified deferred compensation plan. Amounts deferred by the trustee accumulate at an earnings rate determined by the total return of the fund.

Capital Group Central Cash Fund — Page 15

Trustee compensation — No compensation is paid by the fund to any officer or trustee who is a director, officer or employee of the investment adviser or its affiliates. Except for the independent trustees listed in the “Board of trustees and officers — Independent trustees” table under the “Management of the fund” section in this Part B of the fund’s registration statement, all other officers and trustees of the fund are directors, officers or employees of the investment adviser or its affiliates. The board typically meets either individually or jointly with the boards of one or more other such funds with substantially overlapping board membership (in each case referred to as a “board cluster”). The fund typically pays each independent trustee an annual retainer fee based primarily on the total number of board clusters which that independent trustee serves. Board and committee chairs receive additional fees for their services.

The fund and the other funds served by each independent trustee each pay a portion of these fees.

No pension or retirement benefits are accrued as part of fund expenses. Generally, independent trustees may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for the fund. The fund also reimburses certain expenses of the independent trustees.

Trustee compensation earned during the fiscal year ended October 31, 2023:

Name	Aggregate compensation (including voluntarily deferred compensation1) from the fund	Total compensation (including voluntarily deferred compensation1) from all funds managed by Capital Research and Management Company or its affiliates
Francisco G. Cigarroa[2]	$22,961	$340,250
James G. Ellis (retired December 31, 2022)	4,431	142,375
Nariman Farvardin[2]	15,388	543,975
Jennifer C. Feikin[2]	17,263	358,250
Leslie Stone Heisz	17,263	358,250
Mary Davis Holt	18,510	416,250
Merit E. Janow[2]	12,746	494,700
Margaret Spellings[2]	18,235	530,975
Alexandra Trower[2]	24,683	366,250
Paul S. Williams[2]	23,505	348,250

1 Amounts may be deferred by eligible trustees under a nonqualified deferred compensation plan adopted by the fund in 2019. Deferred amounts accumulate at an earnings rate determined by the total return of the fund. Compensation shown in this table for the fiscal year ended October 31, 2023 does not include earnings on amounts deferred in previous fiscal years.

2 Since the deferred compensation plan’s adoption, the total amount of deferred compensation accrued by the fund (plus earnings thereon) through the end of the October 31, 2023 fiscal year for participating trustees is as follows: Francisco G. Cigarroa ($29,202), Nariman Farvardin ($72,852), Jennifer C. Feikin ($17,576), Merit E. Janow ($10,807), Margaret Spellings ($17,430), Alexandra Trower ($85,099) and Paul S. Williams ($22,363). Amounts deferred and accumulated earnings thereon are not funded and are general unsecured liabilities of the fund until paid to the trustees.

Capital Group Central Cash Fund — Page 16

Fund organization and the board of trustees — The fund is a series of an open-end, diversified management investment company, which was organized as a Delaware statutory trust on January 19, 2018.

Delaware law charges trustees with the duty of managing the business affairs of the trust. Trustees are considered to be fiduciaries of the trust and owe duties of care and loyalty to the trust and its shareholders.

Independent board members are paid certain fees for services rendered to the fund as described above. They may elect to defer all or a portion of these fees through a deferred compensation plan in effect for the fund.

The fund has one share class, the M share class. The trustees have the authority to establish new series and classes of shares, and to split or combine outstanding shares into a greater or lesser number, without shareholder approval.

The fund does not hold annual meetings of shareholders. However, significant matters that require shareholder approval, such as certain elections of board members or a change in a fundamental investment policy, will be presented to shareholders at a meeting called for such purpose. Shareholders have one vote per share owned.

The fund’s declaration of trust and by-laws, as well as separate indemnification agreements with independent trustees, provide in effect that, subject to certain conditions, the fund will indemnify its officers and trustees against liabilities or expenses actually and reasonably incurred by them relating to their service to the fund. However, trustees are not protected from liability by reason of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

Leadership structure — The board’s chair is currently an independent trustee who is not an “interested person” of the fund within the meaning of the 1940 Act. The board has determined that an independent chair facilitates oversight and enhances the effectiveness of the board. The independent chair’s duties include, without limitation, generally presiding at meetings of the board, approving board meeting schedules and agendas, leading meetings of the independent trustees in executive session, facilitating communication with committee chairs, and serving as the principal independent trustee contact for fund management and counsel to the independent trustees and the fund.

Risk oversight — Day-to-day management of the fund, including risk management, is the responsibility of the fund’s contractual service providers, including the fund’s investment adviser, distributor and transfer agent. Each of these entities is responsible for specific portions of the fund’s operations, including the processes and associated risks relating to the fund‘s investments, integrity of cash movements, financial reporting, operations and compliance. The board of trustees oversees the service providers’ discharge of their responsibilities, including the processes they use to manage relevant risks. In that regard, the board receives reports regarding the operations of the fund’s service providers, including risks. For example, the board receives reports from investment professionals regarding risks related to the fund‘s investments and trading. The board also receives compliance reports from the fund’s and the investment adviser’s chief compliance officers addressing certain areas of risk.

Committees of the fund’s board, which are comprised of independent board members, none of whom is an “interested person” of the fund within the meaning of the 1940 Act, as well as joint committees of independent board members of funds managed by Capital Research and Management Company, also explore risk management procedures in particular areas and then report back to the full board.

Capital Group Central Cash Fund — Page 17

For example, the fund’s audit committee oversees the processes and certain attendant risks relating to financial reporting, valuation of fund assets, and related controls. Similarly, a joint review and advisory committee oversees certain risk controls relating to the fund’s transfer agency services.

Not all risks that may affect the fund can be identified or processes and controls developed to eliminate or mitigate their effect. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the fund‘s objectives. As a result of the foregoing and other factors, the ability of the fund’s service providers to eliminate or mitigate risks is subject to limitations.

Committees of the board of trustees — The fund has an audit committee comprised of Francisco G. Cigarroa, Leslie Stone Heisz, Mary Davis Holt and Paul S. Williams. The committee provides oversight regarding the fund’s accounting and financial reporting policies and practices, the fund's internal controls and the internal controls of the fund’s principal service providers. The committee acts as a liaison between the fund’s independent registered public accounting firm and the full board of trustees. The audit committee held five meetings during the 2023 fiscal year.

The fund has a contracts committee comprised of all of its independent board members. The committee’s principal function is to request, review and consider the information deemed necessary to evaluate the terms of certain agreements between the fund and its investment adviser or the investment adviser’s affiliates, such as the Investment Advisory and Service Agreement and Principal Underwriting Agreement, that the fund may enter into, renew or continue, and to make its recommendations to the full board of trustees on these matters. The contracts committee held one meeting during the 2023 fiscal year.

The fund has a nominating and governance committee comprised of Nariman Farvardin, Jennifer C. Feikin, Merit E. Janow, Margaret Spellings and Alexandra Trower. The committee periodically reviews such issues as the board’s composition, responsibilities, committees, compensation and other relevant issues, and recommends any appropriate changes to the full board of trustees. The committee also coordinates annual self-assessments of the board and evaluates, selects and nominates independent trustee candidates to the full board of trustees. While the committee normally is able to identify from its own and other resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the board. Such suggestions must be sent in writing to the nominating and governance committee of the fund, addressed to the fund’s secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee for consideration of his or her name by the committee. The nominating and governance committee held two meetings during the 2023 fiscal year.

The independent board members of the fund have oversight responsibility for the fund and certain other funds managed by the investment adviser. As part of their oversight responsibility for these funds, each independent board member sits on one of three fund review committees comprised solely of independent board members. The three committees are divided by portfolio type. Each committee functions independently and is not a decision making body. The purpose of the committees is to assist the board of each fund in the oversight of the investment management services provided by the investment adviser. In addition to regularly monitoring and reviewing investment results, investment activities and strategies used to manage the fund’s assets, the committees also receive reports from the investment adviser’s Principal Investment Officers for the funds, portfolio managers and other investment personnel concerning efforts to achieve the fund’s investment objectives. Each committee reports to the full board of the fund.

Proxy voting procedures and principles — The fund’s investment adviser, in consultation with the fund’s board, has adopted Proxy Voting Procedures and Principles (the “Principles”) with respect to voting proxies of securities held by the fund and other funds advised by the investment adviser or its

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affiliates. The complete text of these principles is available at capitalgroup.com. Proxies are voted by a committee of the appropriate equity investment division of the investment adviser under authority delegated by the funds’ boards. The boards of American Funds have established a Joint Proxy Committee (“JPC”) composed of independent board members from each American Funds board. The JPC’s role is to facilitate appropriate oversight of the proxy voting process and provide valuable input on corporate governance and related matters.

The Principles provide an important framework for analysis and decision-making by all funds. However, they are not exhaustive and do not address all potential issues. The Principles provide a certain amount of flexibility so that all relevant facts and circumstances can be considered in connection with every vote. As a result, each proxy received is voted on a case-by-case basis considering the specific circumstances of each proposal. The voting process reflects the funds’ understanding of the company’s business, its management and its relationship with shareholders over time. In all cases, the investment objectives and policies of the funds managed by the investment adviser remain the focus.

The investment adviser seeks to vote all U.S. proxies; however, in certain circumstances it may be impracticable or impossible to do so, including when securities are out on loan as part of a securities lending program. Proxies for companies outside the United States also are voted, provided there is sufficient time and information available and subject to local market conditions. Certain regulators have granted investment limit relief to the investment adviser and its affiliates, conditioned upon limiting its voting power to specific voting ceilings. To comply with these voting ceilings, the investment adviser will scale back its votes across all funds and clients on a pro-rata basis based on assets.

After a proxy statement is received, the investment adviser’s stewardship and engagement team prepares a summary of the proposals contained in the proxy statement.

For proxies of securities managed by a particular equity investment division of the investment adviser, the initial voting recommendation is made either by one or more of the division’s investment analysts familiar with the company and industry or, for routine matters, by a member of the investment adviser’s stewardship and engagement team and reviewed by the applicable analyst(s). Depending on the vote, a second recommendation may be made by a proxy coordinator (an investment analyst or other individual with experience in corporate governance and proxy voting matters) within the appropriate investment division, based on knowledge of these Principles and familiarity with proxy-related issues. The proxy summary and voting recommendations are made available to the proxy voting committee of the applicable investment division for a final voting decision. In cases where a fund is co-managed and a security is held by more than one of the investment adviser’s equity investment divisions, the divisions may develop different voting recommendations for individual ballot proposals. If this occurs, and if permitted by local market conventions, the fund’s position will generally be voted proportionally by divisional holding, according to their respective decisions. Otherwise, the outcome will be determined by the equity investment division or divisions with the larger position in the security as of the record date for the shareholder meeting.

In addition to its proprietary proxy voting, governance and executive compensation research, Capital Research and Management Company may utilize research provided by Institutional Shareholder Services, Glass-Lewis & Co. or other third-party advisory firms on a case-by-case basis. It does not, as a policy, follow the voting recommendations provided by these firms. It periodically assesses the information provided by the advisory firms and reports to the JPC, as appropriate.

From time to time, the investment adviser may vote proxies issued by, or on proposals sponsored or publicly supported by, (a) a client with substantial assets managed by the investment adviser or its affiliates, (b) an entity with a significant business relationship with The Capital Group Companies, Inc.

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or its affiliates, or (c) a company with a director of an American Fund on its board (each referred to as an “Interested Party”). Other persons or entities may also be deemed an Interested Party if facts or circumstances appear to give rise to a potential conflict.

The investment adviser has developed procedures to identify and address instances where a vote could appear to be influenced by such a relationship. Each equity investment division of the investment adviser has established a Special Review Committee (“SRC”) of senior investment professionals and legal and compliance professionals with oversight of potentially conflicted matters.

If a potential conflict is identified according to the procedure above, the SRC will take appropriate steps to address the conflict of interest, which may include engaging an independent third party to review the proxy, using Capital Group’s Principles, and provide an independent voting recommendation to the investment adviser for vote execution. The investment adviser will generally follow the third party’s recommendation, except when it believes the recommendation is inconsistent with the investment adviser’s fiduciary duty to its clients. Occasionally, it may not be feasible to engage the third party to review the matter due to compressed timeframes or other operational issues. In this case, the SRC will take appropriate steps to address the conflict of interest, including reviewing the proxy after being provided with a summary of any relevant communications with the Interested Party, the rationale for the voting decision, information on the organization’s relationship with the Interested Party and any other pertinent information.

Information regarding how the fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available on or about September 1 of such year (a) without charge, upon request by calling American Funds Service Company at (800) 421-4225, (b) on the Capital Group website and (c) on the SEC’s website at sec.gov.

The following summary sets forth the general positions of the investment adviser on various proposals. A copy of the full Principles is available upon request, free of charge, by calling American Funds Service Company or visiting the fund’s website.

Director matters — The election of a company’s slate of nominees for director generally is supported. Votes may be withheld for some or all of the nominees if this is determined to be in the best interest of shareholders or if, in the opinion of the investment adviser, such nominee has not fulfilled his or her fiduciary duty. In making this determination, the investment adviser considers, among other things, a nominee’s potential conflicts of interest, track record in shareholder protection and value creation as well as their capacity for full engagement on board matters. The investment adviser generally supports diversity of experience among board members, and the separation of the chairman and CEO positions.

Governance provisions — Proposals to declassify a board (elect all directors annually) are supported based on the belief that this increases the directors’ sense of accountability to shareholders. Proposals for cumulative voting generally are supported in order to promote management and board accountability and an opportunity for leadership change. Proposals designed to make director elections more meaningful, either by requiring a majority vote or by requiring any director receiving more withhold votes than affirmative votes to tender his or her resignation, generally are supported.

Shareholder rights — Proposals to repeal an existing poison pill generally are supported. (There may be certain circumstances, however, when a proxy voting committee of a fund or an investment division of the investment adviser believes that a company needs to maintain anti-takeover protection.) Proposals to eliminate the right of shareholders to act by written consent or to take away a shareholder’s right to call a special meeting typically are not supported.

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Compensation and benefit plans — Option plans are complicated, and many factors are considered in evaluating a plan. Each plan is evaluated based on protecting shareholder interests and a knowledge of the company and its management. Considerations include the pricing (or repricing) of options awarded under the plan and the impact of dilution on existing shareholders from past and future equity awards. Compensation packages should be structured to attract, motivate and retain existing employees and qualified directors; in addition, they should be aligned with the long-term success of the company and the enhancement of shareholder value.

Routine matters — The ratification of auditors, procedural matters relating to the annual meeting and changes to company name are examples of items considered routine. Such items generally are voted in favor of management’s recommendations unless circumstances indicate otherwise.

“ESG” shareholder proposals — The investment adviser believes environmental and social issues present investment risks and opportunities that can shape a company’s long-term financial sustainability. Shareholder proposals, including those relating to social and environmental issues, are evaluated in terms of their materiality to the company and its ability to generate long-term value in light of the company’s specific operating context. The investment adviser generally supports transparency and standardized disclosure, particularly that which leverages existing regulatory reporting or industry standard practices. With respect to environmental matters, this includes disclosures aligned with industry standards and sustainability reports more generally. With respect to social matters, the investment adviser expects companies to be able to articulate a strategy or plan to advance diversity and equity within the workforce, including the company’s management and board, subject to local norms and expectations. To that end, disclosure of data relating to workforce diversity and equity that is consistent with broadly applicable standards is generally supported.

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Principal fund shareholders — The following table identifies those investors who own of record, or are known by the fund to own beneficially, 5% or more of any class of its shares as of the opening of business on May 8, 2024. Unless otherwise indicated, the ownership percentages below represent ownership of record rather than beneficial ownership.

Name and address	Ownership	Ownership percentage
American Balanced Fund	Record	Class M	13.39%
Omnibus account
Norfolk, Va.

The Bond Fund of America	Record	Class M	9.85%
Omnibus account
Norfolk, Va.

The Growth Fund of America	Record	Class M	7.20%
Omnibus account
Norfolk, Va.

The Income Fund of America	Record	Class M	6.17%
Omnibus account
Norfolk, Va.

Washington Mutual Investors Fund	Record	Class M	5.68%
Omnibus account
Norfolk, Va.

As of May 8, 2024, the officers and trustees of the fund, as a group, owned beneficially or of record less than 1% of the outstanding shares of the fund.

Investment adviser — Capital Research and Management Company, the fund’s investment adviser, founded in 1931, maintains research facilities in the United States and abroad (Geneva, Hong Kong, London, Los Angeles, Mumbai, New York, San Francisco, Singapore, Tokyo, Toronto and Washington, D.C.). These facilities are staffed with experienced investment professionals. The investment adviser is located at 333 South Hope Street, Los Angeles, CA 90071. It is a wholly owned subsidiary of The Capital Group Companies, Inc., a holding company for several investment management subsidiaries. Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital World Investors, Capital Research Global Investors and Capital International Investors — make investment decisions independently of one another. Portfolio managers in Capital International Investors rely on a research team that also provides investment services to institutional clients and other accounts advised by affiliates of Capital Research and Management Company. The investment adviser, which is deemed under the Commodity Exchange Act (the “CEA”) to be the operator of the fund, has claimed an exclusion from the definition of the term commodity pool operator under the CEA with respect to the fund and, therefore, is not subject to registration or regulation as such under the CEA with respect to the fund.

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Investment Advisory and Service Agreement — The Investment Advisory and Service Agreement (the “Agreement”) between the fund and the investment adviser will continue in effect until April 30, 2025, unless sooner terminated, and may be renewed from year to year thereafter, provided that any such renewal has been specifically approved at least annually by (a) the board of trustees, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the fund, and (b) the vote of a majority of trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, in accordance with applicable laws and regulations. The Agreement provides that the investment adviser has no liability to the fund for its acts or omissions in the performance of its obligations to the fund not involving willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Agreement. The Agreement also provides that either party has the right to terminate it, without penalty, upon 60 days’ written notice to the other party, and that the Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act). In addition, the Agreement provides that the investment adviser may delegate all, or a portion of, its investment management responsibilities to one or more subsidiary advisers approved by the fund’s board, pursuant to an agreement between the investment adviser and such subsidiary. Any such subsidiary adviser will be paid solely by the investment adviser out of its fees.

In addition to providing investment advisory services, the investment adviser furnishes the services and pays the compensation and travel expenses of persons to perform the fund’s executive, administrative, clerical and bookkeeping functions, and provides suitable office space, necessary small office equipment and utilities, general purpose accounting forms, supplies and postage used at the fund’s offices. The fund pays all expenses not assumed by the investment adviser, including, but not limited to: custodian, stock transfer and dividend disbursing fees and expenses; shareholder recordkeeping; costs of the designing, printing and mailing of reports, registration statements, proxy statements and notices to its shareholders; taxes; expenses of the issuance and redemption of fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; compensation, fees and expenses paid to independent trustees; association dues; costs of stationery and forms prepared exclusively for the fund; and costs of assembling and storing shareholder account data.

Under the Agreement, the fund does not pay any management fee to the investment adviser.

Distributor — American Funds Distributors, Inc. (the “distributor”) is the distributor of the fund’s shares. The distributor is located at 333 South Hope Street, Los Angeles, CA 90071; 6455 Irvine Center Drive, Irvine, CA 92618; 3500 Wiseman Boulevard, San Antonio, TX 78251; and 12811 North Meridian Street, Carmel, IN 46032.

The distributor receives no compensation from the fund.

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Execution of portfolio transactions

The investment adviser places orders with broker-dealers for the fund’s portfolio transactions. Purchases and sales of equity securities on a securities exchange or an over-the-counter market are effected through broker-dealers who receive commissions for their services. Generally, commissions relating to securities traded on foreign exchanges will be higher than commissions relating to securities traded on U.S. exchanges and may not be subject to negotiation. Equity securities may also be purchased from underwriters at prices that include underwriting fees. Purchases and sales of fixed income securities are generally made with an issuer or a primary market maker acting as principal with no stated brokerage commission. The price paid to an underwriter for fixed income securities includes underwriting fees. Prices for fixed income securities in secondary trades usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the securities.

In selecting broker-dealers, the investment adviser strives to obtain “best execution” (the most favorable total price reasonably attainable under the circumstances) for the fund’s portfolio transactions, taking into account a variety of factors. These factors include the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the cost, quality, likely speed and reliability of execution and settlement, the broker-dealer’s or execution venue’s ability to offer liquidity and anonymity and the trade-off between market impact and opportunity costs. The investment adviser considers these factors, which involve qualitative judgments, when selecting broker-dealers and execution venues for fund portfolio transactions. The investment adviser views best execution as a process that should be evaluated over time as part of an overall relationship with particular broker-dealer firms. The investment adviser and its affiliates negotiate commission rates with broker-dealers based on what they believe is reasonably necessary to obtain best execution. They seek, on an ongoing basis, to determine what the reasonable levels of commission rates for execution services are in the marketplace, taking various considerations into account, including the extent to which a broker-dealer has put its own capital at risk, historical commission rates and commission rates that other institutional investors are paying. The fund does not consider the investment adviser as having an obligation to obtain the lowest commission rate available for a portfolio transaction to the exclusion of price, service and qualitative considerations. Brokerage commissions are only a small part of total execution costs and other factors, such as market impact and speed of execution, contribute significantly to overall transaction costs.

The investment adviser may execute portfolio transactions with broker-dealers who provide certain brokerage and/or investment research services to it but only when in the investment adviser’s judgment the broker-dealer is capable of providing best execution for that transaction. The investment adviser makes decisions for procurement of research separately and distinctly from decisions on the choice of brokerage and execution services. The receipt of these research services permits the investment adviser to supplement its own research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. Such views and information may be provided in the form of written reports, telephone contacts and meetings with securities analysts. These services may include, among other things, reports and other communications with respect to individual companies, industries, countries and regions, economic, political and legal developments, as well as scheduling meetings with corporate executives and seminars and conferences related to relevant subject matters. Research services that the investment adviser receives from broker-dealers may be used by the investment adviser in servicing the fund and other funds and accounts that it advises; however, not all such services will necessarily benefit the fund.

The investment adviser bears the cost of all third-party investment research services for all client accounts it advises. However, in order to compensate certain U.S. broker-dealers for research consumed, and valued, by the investment adviser’s investment professionals, the investment adviser continues to operate a limited commission sharing arrangement with commissions on equity trades for certain registered investment companies it advises. The investment adviser voluntarily reimburses such

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registered investment companies for all amounts collected into the commission sharing arrangement. In order to operate the commission sharing arrangement, the investment adviser may cause such registered investment companies to pay commissions in excess of what other broker-dealers might have charged for certain portfolio transactions in recognition of brokerage and/or investment research services. In this regard, the investment adviser has adopted a brokerage allocation procedure consistent with the requirements of Section 28(e) of the Securities Exchange Act of 1934. Section 28(e) permits the investment adviser and its affiliates to cause an account to pay a higher commission to a broker-dealer to compensate the broker-dealer or another service provider for certain brokerage and/or investment research services provided to the investment adviser and its affiliates, if the investment adviser and each affiliate makes a good faith determination that such commissions are reasonable in relation to the value of the services provided by such broker-dealer to the investment adviser and its affiliates in terms of that particular transaction or the investment adviser’s overall responsibility to the fund and other accounts that it advises. Certain brokerage and/or investment research services may not necessarily benefit all accounts paying commissions to each such broker-dealer; therefore, the investment adviser and its affiliates assess the reasonableness of commissions in light of the total brokerage and investment research services provided to the investment adviser and its affiliates. Further, investment research services may be used by all investment associates of the investment adviser and its affiliates, regardless of whether they advise accounts with trading activity that generates eligible commissions.

In accordance with their internal brokerage allocation procedure, the investment adviser and its affiliates periodically assess the brokerage and investment research services provided by each broker-dealer and each other service provider from which they receive such services. As part of its ongoing relationships, the investment adviser and its affiliates routinely meet with firms to discuss the level and quality of the brokerage and research services provided, as well as the value and cost of such services. In valuing the brokerage and investment research services the investment adviser and its affiliates receive from broker-dealers and other research providers in connection with its good faith determination of reasonableness, the investment adviser and its affiliates take various factors into consideration, including the quantity, quality and usefulness of the services to the investment adviser and its affiliates. Based on this information and applying their judgment, the investment adviser and its affiliates set an annual research budget.

Research analysts and portfolio managers periodically participate in a research poll to determine the usefulness and value of the research provided by individual broker-dealers and research providers. Based on the results of this research poll, the investment adviser and its affiliates may, through commission sharing arrangements with certain broker-dealers, direct a portion of commissions paid to a broker-dealer by the funds and other registered investment companies managed by the investment adviser or its affiliates to be used to compensate the broker-dealer and/or other research providers for research services they provide. While the investment adviser and its affiliates may negotiate commission rates and enter into commission sharing arrangements with certain broker-dealers with the expectation that such broker-dealers will be providing brokerage and research services, none of the investment adviser, any of its affiliates or any of their clients incurs any obligation to any broker-dealer to pay for research by generating trading commissions. The investment adviser and its affiliates negotiate prices for certain research that may be paid through commission sharing arrangements or by themselves with cash.

When executing portfolio transactions in the same equity security for the funds and accounts, or portions of funds and accounts, over which the investment adviser, through its equity investment divisions, has investment discretion, each investment division within the adviser and its affiliates normally aggregates its respective purchases or sales and executes them as part of the same transaction or series of transactions. When executing portfolio transactions in the same fixed income security for the fund and the other funds or accounts over which it or one of its affiliated companies has investment discretion, the investment adviser normally aggregates such purchases or sales and executes them as part of the same transaction or series of transactions. The objective of aggregating

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purchases and sales of a security is to allocate executions in an equitable manner among the funds and other accounts that have concurrently authorized a transaction in such security. The investment adviser and its affiliates serve as investment adviser for certain accounts that are designed to be substantially similar to another account. This type of account will often generate a large number of relatively small trades when it is rebalanced to its reference fund due to differing cash flows or when the account is initially started up. The investment adviser may not aggregate program trades or electronic list trades executed as part of this process. Non-aggregated trades performed for these accounts will be allocated entirely to that account. This is done only when the investment adviser believes doing so will not have a material impact on the price or quality of other transactions.

The investment adviser currently owns a minority interest in IEX Group and alternative trading systems, Luminex ATS and LeveL ATS (through a minority interest in their common parent holding company). The investment adviser, or brokers with whom the investment adviser places orders, may place orders on these or other exchanges or alternative trading systems in which it, or one of its affiliates, has an ownership interest, provided such ownership interest is less than five percent of the total ownership interests in the entity. The investment adviser is subject to the same best execution obligations when trading on any such exchange or alternative trading systems.

Purchase and sale transactions may be effected directly among and between certain funds or accounts advised by the investment adviser or its affiliates, including the fund. The investment adviser maintains cross-trade policies and procedures and places a cross-trade only when such a trade is in the best interest of all participating clients and is not prohibited by the participating funds’ or accounts’ investment management agreement or applicable law.

The investment adviser may place orders for the fund’s portfolio transactions with broker-dealers who have sold shares of the funds managed by the investment adviser or its affiliated companies; however, it does not consider whether a broker-dealer has sold shares of the funds managed by the investment adviser or its affiliated companies when placing any such orders for the fund’s portfolio transactions.

No brokerage commissions were paid by the fund on portfolio transactions for the fiscal years ended October 31, 2023, 2022 and 2021.

The fund is required to disclose information regarding investments in the securities of its “regular” broker-dealers (or parent companies of its regular broker-dealers) that derive more than 15% of their revenue from broker-dealer, underwriter or investment adviser activities. A regular broker-dealer is (a) one of the 10 broker-dealers that received from the fund the largest amount of brokerage commissions by participating, directly or indirectly, in the fund’s portfolio transactions during the fund’s most recently completed fiscal year; (b) one of the 10 broker-dealers that engaged as principal in the largest dollar amount of portfolio transactions of the fund during the fund’s most recently completed fiscal year; or (c) one of the 10 broker-dealers that sold the largest amount of securities of the fund during the fund’s most recently completed fiscal year.At the end of the fund's most recently completed fiscal year, the fund's regular broker-dealers included Societe Generale. At the end of the fund's most recently completed fiscal year, the fund held debt securities of Societe Generale in the amount of $99,546,000.

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Disclosure of portfolio holdings

The fund’s investment adviser, on behalf of the fund, has adopted policies and procedures with respect to the disclosure of information about fund portfolio securities. These policies and procedures have been reviewed by the fund’s board of trustees and compliance will be periodically assessed by the board in connection with reporting from the fund’s Chief Compliance Officer.

Under rule 2a-7 of the 1940 Act, the fund’s complete list of portfolio holdings, dated as of the end of each month, must be posted on the fund’s website within five business days after the end of the applicable month. Under the fund’s policies and procedures, such portfolio holdings information may then be disclosed to any person pursuant to an ongoing arrangement to disclose portfolio holdings information to such person no earlier than one day after the day on which the information is posted on the fund’s website. The investment adviser may disclose individual holdings more frequently on the Capital Group website if it determines it is in the best interest of the fund.

Certain intermediaries are provided additional information about the fund’s management team, including information on the fund’s portfolio securities they have selected. This information is provided to larger intermediaries that require the information to make the fund available for investment on the firm’s platform. Intermediaries receiving the information are required to keep it confidential and use it only to perform analysis on the fund.

The fund’s custodian, outside counsel, auditor, financial printers, proxy voting and class action claims processing service providers, pricing information vendors, consultants or agents operating under a contract with the investment adviser or its affiliates, co-litigants (such as in connection with a bankruptcy proceeding related to a fund holding) and certain other third parties described below, each of which requires portfolio holdings information for legitimate business and fund oversight purposes, may receive the information earlier. See the “General information” section in this Part B of the fund’s registration statement for further information about the fund’s custodian, outside counsel and auditor.

Affiliated persons of the fund, including officers of the fund and employees of the investment adviser and its affiliates, who receive portfolio holdings information are subject to restrictions and limitations on the use and handling of such information pursuant to applicable codes of ethics, including requirements not to trade in securities based on confidential and proprietary investment information, to maintain the confidentiality of such information, and to preclear securities trades and report securities transactions activity, as applicable. For more information on these restrictions and limitations, please see the “Code of Ethics” section in this Part B of the fund’s registration statement and the Code of Ethics. Third-party service providers of the fund, and other entities as described in this Part B of the fund’s registration statement, receiving such information are subject to confidentiality obligations and obligations that would prohibit them from trading in securities based on such information. When portfolio holdings information is disclosed other than through the fund’s website to persons not affiliated with the fund (which, as described above, would typically occur no earlier than one day after the day on which the information is posted on the fund’s website), such persons will be bound by agreements (including confidentiality agreements) or fiduciary obligations that restrict and limit their use of the information to legitimate business uses only. None of the fund nor its investment adviser or any of their affiliates receives compensation or other consideration in connection with the disclosure of information about portfolio securities.

Subject to board policies, the authority to disclose the fund’s portfolio holdings, and to establish policies with respect to such disclosure, resides with the appropriate investment-related committees of the fund’s investment adviser. In exercising their authority, the committees determine whether disclosure of information about the fund’s portfolio securities is appropriate and in the best interest of fund shareholders. The investment adviser has implemented policies and procedures to address

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conflicts of interest that may arise from the disclosure of fund holdings. For example, the investment adviser’s code of ethics specifically requires, among other things, the safeguarding of information about fund holdings and contains prohibitions designed to prevent the personal use of confidential, proprietary investment information in a way that would conflict with fund transactions. In addition, the investment adviser believes that its current policy of not selling portfolio holdings information and not disclosing such information to unaffiliated third parties until such holdings have been made public on the fund’s website (other than to certain fund service providers and other third parties for legitimate business and fund oversight purposes) helps reduce potential conflicts of interest between fund shareholders and the investment adviser and its affiliates.

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Price of shares

Shares are purchased at the offering price or sold at the net asset value price next determined after the purchase or sell order is received by the fund or the Transfer Agent provided that your request contains all information and legal documentation necessary to process the transaction. The Transfer Agent may accept written orders for the sale of fund shares on a future date. These orders are subject to the Transfer Agent’s policies, which generally allow shareholders to provide a written request to sell shares at the net asset value on a specified date no more than five business days after receipt of the order by the Transfer Agent. Any request to sell shares on a future date will be rejected if the request is not in writing, if the requested transaction date is more than five business days after the Transfer Agent receives the request or if the request does not contain all information and legal documentation necessary to process the transaction.

The price you pay for shares, the offering price, is based on the net asset value per share which is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g., the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value. The fund may also calculate its share price on days the New York Stock Exchange is closed, consistent with applicable regulatory guidance.

Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year’s Day; Martin Luther King Jr. Day; Presidents’ Day; Good Friday; Memorial Day; Juneteenth National Independence Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.

The fund’s initial net asset value of $100.00 is calculated to two decimal places. The fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade. However, changes in the fund's holdings of short-term securities that settle within the same day are reflected on the same day of the portfolio trade.

Fixed income securities are generally valued at evaluated prices obtained from third-party pricing vendors. Vendors value such securities based on one or more inputs that may include, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. However, certain short-term securities, such as repurchase agreements and daily variable rate notes, are generally valued at par.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the investment adviser are valued at fair value as determined in good faith under fair value guidelines adopted by the investment adviser and approved by the fund’s board. Subject to board oversight, the fund’s board has designated the fund‘s investment adviser to make fair

Capital Group Central Cash Fund — Page 29

valuation determinations, which are directed by a valuation committee established by the fund’s investment adviser. The board receives regular reports describing fair-valued securities and the valuation methods used.

As a general principle, these guidelines consider relevant company, market and other data and considerations to determine the price that the fund might reasonably expect to receive if such fair valued securities were sold in an orderly transaction. Fair valuations may differ materially from valuations that would have been used had greater market activity occurred. The investment adviser’s valuation committee considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, restrictions on resale of the security, relevant financial or business developments of the issuer, actively traded similar or related securities and transactions, dealer or broker quotes, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security and changes in overall market conditions. The valuation committee employs additional fair value procedures to address issues related to equity securities that trade principally in markets outside the United States. Such securities may trade in markets that open and close at different times, reflecting time zone differences. If significant events occur after the close of a market (and before the fund’s net asset values are next determined) which affect the value of equity securities held in the fund’s portfolio, appropriate adjustments from closing market prices may be made to reflect these events. Events of this type could include, for example, earthquakes and other natural disasters or significant price changes in other markets (e.g., U.S. stock markets).

Net assets so obtained for the fund are then divided by the total number of shares outstanding, and the result, calculated to four decimal places or equivalent value, is the net asset value per share for the fund.

Capital Group Central Cash Fund — Page 30

Taxes and distributions

Taxation as a regulated investment company — The fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code (“Code”) so that it will not be liable for federal tax on income and capital gains distributed to shareholders. In order to qualify as a regulated investment company, and avoid being subject to federal income taxes, the fund intends to distribute substantially all of its net investment income and realized net capital gains on a fiscal year basis, and intends to comply with other tests applicable to regulated investment companies under Subchapter M.

The Code includes savings provisions allowing the fund to cure inadvertent failures of certain qualification tests required under Subchapter M. However, should the fund fail to qualify under Subchapter M, the fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains.

Amounts not distributed by the fund on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the fund must distribute during each calendar year an amount equal to the sum of (a) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (b) at least 98.2% of its capital gains in excess of its capital losses for the twelve month period ending on October 31, and (c) all ordinary income and capital gains for previous years that were not distributed during such years and on which the fund paid no U.S. federal income tax.

Dividends paid by the fund from ordinary income or from an excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income dividends. The fund does not typically realize short- or long-term capital gains or losses on sales of securities.

Certain distributions reported by the fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the fund’s business interest income over the sum of the fund’s (i) business interest expense and (ii) other deductions properly allocable to the fund’s business interest income.

Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends. Applicable Treasury regulations allow the fund to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of the fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.

Taxation on sale of fund shares – Because the fund’s net asset value floats, a sale of fund shares may result in a gain or loss for a shareholder. Assuming a shareholder holds the shares as a capital asset, any gain or loss recognized on a sale of shares will be treated as capital in nature. Unless a shareholder chooses to adopt the simplified “NAV method” of accounting as described below, this capital gain or loss generally will be treated as short-term if the shareholder held fund shares for one year or less or long-term if the shareholder held fund shares for longer.

Capital Group Central Cash Fund — Page 31

Any loss realized on the sale of fund shares that a shareholder held for 6 months or less may be disallowed to the extent of any distributions treated as “exempt-interest dividends” with respect to those shares.

The Internal Revenue Service has published guidance providing that the “wash sale” rule of the Code does not apply to sales of shares in a money market fund with a floating net asset value. The wash sale rule disallows losses on taxable sales where other substantially identical shares are purchased (including by dividend reinvestment) within 30 days before or after the sale. Therefore, if a shareholder that sells shares of the fund at a loss and, within 30 days before or after this sale, purchases additional shares of the fund, then such loss will not be disallowed under the wash sale rule.

If the shareholder elects to adopt the NAV method of accounting, rather than compute any gain or loss on every taxable sale of fund shares, the shareholder would determine the gain or loss based on the change in the aggregate value of the fund shares during a computation period (e.g., the shareholder’s taxable year or certain shorter periods), reduced by its net investment (purchases minus taxable sales) in those fund shares during the period. Under the NAV method, if a shareholder holds the shares as a capital asset, any resulting net gain or loss would be treated as short-term capital gain or loss.

Shareholders are permitted to use different methods of accounting for shares of a single fund that are held in different accounts or for shares of different money market funds in the same account.

Discount — Certain bonds acquired by the fund, such as zero coupon bonds, may be treated as bonds that were originally issued at a discount. Original issue discount represents interest for federal income tax purposes and is generally defined as the difference between the price at which a bond was issued (or the price at which it was deemed issued for federal income tax purposes) and its stated redemption price at maturity. Original issue discount is treated for federal income tax purposes as tax exempt income earned by a fund over the term of the bond, and therefore is subject to the distribution requirements of the Code. The annual amount of income earned on such a bond by a fund generally is determined on the basis of a constant yield to maturity which takes into account the semiannual compounding of accrued interest (including original issue discount). Certain bonds acquired by the fund may also provide for contingent interest and/or principal. In such a case, rules similar to those for original issue discount bonds would require the accrual of income based on an assumed yield that may exceed the actual interest payments on the bond.

Some of the bonds may be acquired by a fund on the secondary market at a discount which exceeds the original issue discount, if any, on such bonds. This additional discount constitutes market discount for federal income tax purposes. Any gain recognized on the disposition of any bond having market discount generally will be treated as taxable ordinary income to the extent it does not exceed the accrued market discount on such bond (unless a fund elects to include market discount in income in the taxable years to which it is attributable). Realized accrued market discount on obligations that pay tax-exempt interest is nonetheless taxable. Generally, market discount accrues on a daily basis for each day the bond is held by a fund at a constant rate over the time remaining to the bond’s maturity. In the case of any debt instrument having a fixed maturity date of not more than one year from date of issue, the gain realized on disposition will be treated as short-term capital gain. Some of the bonds acquired by a fund with a fixed maturity date of one year or less from the date of their issuance may be treated as having original issue discount or, in certain cases, “acquisition discount” (generally, the excess of a bond’s stated redemption price at maturity over its acquisition price). A fund will be required to include any such original issue discount or acquisition discount in taxable ordinary income. The rate at which such acquisition discount and market discount accrues, and is thus included in a fund’s investment company taxable income, will depend upon which of the permitted accrual methods the fund elects.

Capital Group Central Cash Fund — Page 32

Purchase and exchange of shares

Shares of the fund are purchased by (a) other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates and (b) the fund’s investment adviser and its affiliates. Shares of the fund are not available to the public. The fund may accept securities in-kind in exchange for shares of the fund in accordance with the fund’s policy and procedures relating to in-kind purchase transactions.

Shares of the fund cannot be exchanged with shares of other funds or investment vehicles managed by the investment adviser or its affiliates. In addition, the fund shares cannot be transferred or resold without registration under the 1933 Act or an available exemption from registration under the 1933 Act.

Frequent trading of fund shares — As noted in Part A of the fund’s registration statement, the investment adviser anticipates that fund shares may be purchased and sold frequently because the fund is designed to offer a liquid investment option. For this reason, the board has not adopted policies and procedures designed to detect and deter excessive trading of fund shares.

Capital Group Central Cash Fund — Page 33

Selling shares

The methods for selling (redeeming) shares are described more fully in Part A of the fund’s registration statement.

Except for extraordinary circumstances (and as permissible under the 1940 Act), the fund typically expects to send redemption proceeds one business day following receipt and acceptance of a redemption order. Interest will not accrue or be paid on amounts that represent uncashed distribution or redemption checks.

Capital Group Central Cash Fund — Page 34

Shareholder account services and privileges

The following services and privileges are generally available to all shareholders.

Automatic reinvestment — Dividends and capital gain distributions will be automatically reinvested in additional shares of the same class and fund at net asset value.

Account statements — Your account is opened in accordance with your registration instructions. Transactions in the account, such as additional investments, will be reflected on regular confirmation statements from the Transfer Agent. Dividend and capital gain reinvestments will be confirmed at least quarterly.

Telephone and Internet purchases, redemptions and exchanges — By using the telephone or the Internet (including capitalgroup.com), or fax purchase, redemption and/or exchange options, you agree to hold the fund, the Transfer Agent, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges. Generally, all shareholders are automatically eligible to use these services. However, you may elect to opt out of these services by writing the Transfer Agent (you may also reinstate them at any time by writing the Transfer Agent). If the Transfer Agent does not employ reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine, it and/or the fund may be liable for losses due to unauthorized or fraudulent instructions. In the event that shareholders are unable to reach the fund by telephone because of technical difficulties, market conditions or a natural disaster, redemption and exchange requests may be made in writing only.

Redemption of shares — The fund’s declaration of trust permits the fund to direct the Transfer Agent to redeem the shares of any shareholder for their then current net asset value per share if at such time the shareholder of record owns shares having an aggregate net asset value of less than the minimum initial investment amount required of new shareholders as the board of trustees of the fund may from time to time adopt.

While payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. For example, redemptions could be made in this manner if the board determined that making payments wholly in cash over a particular period would be unfair and/or harmful to other fund shareholders.

Capital Group Central Cash Fund — Page 35

General information

Custodian of assets — Securities and cash owned by the fund, including proceeds from the sale of shares of the fund and of securities in the fund’s portfolio, are held by JP Morgan Chase Bank N.A., 270 Park Avenue, New York, NY 10017-2070, as custodian. If a fund holds securities of issuers outside the United States, the Custodian may hold these securities pursuant to subcustodial arrangements in banks outside the United States or branches of U.S. banks outside the United States.

Transfer agent services — American Funds Service Company, a wholly owned subsidiary of the investment adviser, maintains the records of shareholder accounts, processes purchases and redemptions of the fund’s shares, acts as dividend and capital gain distribution disbursing agent, and performs other related shareholder service functions. The principal office of American Funds Service Company is located at 6455 Irvine Center Drive, Irvine, CA 92618. Transfer agent fees are paid according to a fee schedule, based on the number of accounts serviced, contained in a Shareholder Services Agreement between the fund and American Funds Service Company.

Compensation for transfer agency services is ultimately paid from fund assets as disclosed in Part A of the fund’s registration statement.

During the 2023 fiscal year, transfer agent fees, gross of any payments made by American Funds Service Company to third parties, were $3,000.

The fund’s transfer agent is currently waiving transfer agent fees. This waiver will be in effect through at least February 1, 2025. The transfer agent may elect at its discretion to extend, modify or terminate the waiver at that time.

Independent registered public accounting firm — PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017, serves as the fund’s independent registered public accounting firm, providing audit services, preparation of tax returns and review of certain documents to be filed with the SEC. The financial statements included in this Part B of the fund’s registration statement that are from the fund's annual report have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The selection of the fund’s independent registered public accounting firm is reviewed and determined annually by the board of trustees.

Independent legal counsel — Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110-1726, serves as independent legal counsel (“counsel”) for the fund and for independent trustees in their capacities as such. A determination with respect to the independence of the fund’s counsel will be made at least annually by the independent trustees of the fund, as prescribed by applicable 1940 Act rules.

Registration statements, reports to shareholders and proxy statements — The fund’s fiscal year ends on October 31. Shareholders are provided an updated registration statement annually and at least semi-annually with reports showing the fund’s investment portfolio or summary investment portfolio, financial statements and other information. Shareholders may request a copy of the fund’s current registration statement at no cost by calling (800) 421-4225. The fund’s annual financial statements are audited by the fund’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, shareholders may also receive proxy statements for the fund. In an effort to reduce the volume of mail shareholders receive from the fund when a household owns more than one account, the Transfer Agent has taken steps to eliminate duplicate mailings of the registration statements, shareholder reports and proxy statements. To receive additional copies of the registration statement, report or proxy statement, shareholders should contact the Transfer Agent.

Capital Group Central Cash Fund — Page 36

Shareholders may also elect to receive the updated registration statement, annual reports and semi-annual reports electronically by signing up for electronic delivery on our website, capitalgroup.com/cmqxx. Shareholders who elect to receive documents electronically will receive such documents in electronic form and will not receive documents in paper form by mail. A shareholder who elects electronic delivery is able to cancel this service at any time and return to receiving the updated registration statement and other reports in paper form by mail.

The registration statement, annual reports and semi-annual reports that are mailed to shareholders by the Capital Group organization are printed with ink containing soy and/or vegetable oil on paper containing recycled fibers.

Codes of ethics — The fund and Capital Research and Management Company and its affiliated companies, including the fund’s distributor, have adopted codes of ethics that allow for personal investments, including securities in which the fund may invest from time to time. These codes include a ban on acquisitions of securities pursuant to an initial public offering; restrictions on acquisitions of private placement securities; preclearance and reporting requirements; review of duplicate confirmation statements; annual recertification of compliance with codes of ethics; blackout periods on personal investing for certain investment personnel; ban on short-term trading profits for investment personnel; limitations on service as a director of publicly traded companies; disclosure of personal securities transactions; and policies regarding political contributions.

Other information — The fund reserves the right to modify the privileges described in this Part B of the fund’s registration statement at any time.

The fund‘s financial statements, including the investment portfolio and the report of the fund‘s independent registered public accounting firm, are included in this Part B of the fund’s registration statement.

Capital Group Central Cash Fund — Page 37

Investment portfolio April 30, 2024	unaudited

Percent of net assets
Short-term securities:
U.S. Treasury bills	55.47%
Federal agency bills & notes	18.84
Repurchase agreements	16.39
Commercial paper	8.01
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	3.04
Other assets less liabilities	(1.75)
100.00%

Short-term securities 98.71%	Weighted average yield at acquisition	Principal amount (000)		Value (000)
U.S. Treasury bills 55.47%
U.S. Treasury 5/2/2024	5.145%	USD	2,950,000	$2,949,566
U.S. Treasury 5/7/2024	5.081		1,850,000	1,848,373
U.S. Treasury 5/9/2024	5.132		1,600,000	1,598,124
U.S. Treasury 5/14/2024	4.822		1,650,000	1,646,863
U.S. Treasury 5/16/2024	5.021		1,150,000	1,147,474
U.S. Treasury 5/21/2024	4.630		1,000,000	997,069
U.S. Treasury 5/23/2024	5.157		3,718,900	3,706,912
U.S. Treasury 5/28/2024	4.956		2,700,000	2,689,333
U.S. Treasury 5/30/2024	5.036		2,225,000	2,215,541
U.S. Treasury 6/4/2024	5.217		755,000	751,240
U.S. Treasury 6/6/2024	5.000		2,250,000	2,238,126
U.S. Treasury 6/11/2024	5.093		1,675,000	1,664,960
U.S. Treasury 6/13/2024	5.070		1,250,000	1,242,128
U.S. Treasury 6/18/2024	5.116		4,400,000	4,369,212
U.S. Treasury 6/20/2024	5.115		2,950,000	2,928,403
U.S. Treasury 6/25/2024	5.077		4,050,000	4,017,466
U.S. Treasury 6/27/2024	5.045		2,350,000	2,330,401
U.S. Treasury 7/2/2024	5.153		2,635,000	2,611,094
U.S. Treasury 7/5/2024	5.137		2,000,000	1,981,015
U.S. Treasury 7/9/2024	5.158		3,990,000	3,949,732
U.S. Treasury 7/11/2024	5.119		500,000	494,818
U.S. Treasury 7/16/2024	5.086		3,850,000	3,807,428
U.S. Treasury 7/18/2024	5.058		1,375,000	1,359,352
U.S. Treasury 7/23/2024	5.079		2,850,000	2,815,510
U.S. Treasury 7/25/2024	5.089		600,000	592,570
U.S. Treasury 7/30/2024	4.999		1,600,000	1,579,049
U.S. Treasury 8/1/2024	5.083		1,050,000	1,035,933
U.S. Treasury 8/6/2024	5.059		2,047,100	2,018,154
U.S. Treasury 8/8/2024	5.020		400,000	394,240
U.S. Treasury 8/13/2024	5.065		829,300	816,731
U.S. Treasury 8/15/2024	5.121		600,000	590,796
U.S. Treasury 8/20/2024	4.988		200,000	196,763
U.S. Treasury 8/22/2024	5.112		1,700,000	1,672,132
U.S. Treasury 8/27/2024	4.988		150,000	147,421
U.S. Treasury 8/29/2024	5.070		700,000	687,802
U.S. Treasury 9/5/2024	5.064		950,000	932,522
U.S. Treasury 9/12/2024	5.090		2,140,000	2,098,639
U.S. Treasury 9/19/2024	5.083		1,798,700	1,762,093
U.S. Treasury 9/26/2024	5.040		450,000	440,389
U.S. Treasury 10/3/2024	5.057		550,000	537,733
U.S. Treasury 10/10/2024	5.130		300,000	293,010
U.S. Treasury 10/17/2024	5.129		200,000	195,135
				71,351,252

Capital Group Central Cash Fund	2

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Federal agency bills & notes 18.84%
Discount bills & notes 12.81%
Federal Farm Credit Banks 5/8/2024	4.977%	USD196,310	$196,108
Federal Farm Credit Banks 5/10/2024	5.230	50,000	49,934
Federal Farm Credit Banks 5/13/2024	5.230	50,000	49,912
Federal Farm Credit Banks 5/29/2024	5.210	73,000	72,700
Federal Farm Credit Banks 8/27/2024	5.130	14,100	13,859
Federal Farm Credit Banks 8/29/2024	5.140	50,000	49,131
Federal Home Loan Bank 5/1/2024	5.215	909,450	909,316
Federal Home Loan Bank 5/2/2024	5.240	750,000	749,890
Federal Home Loan Bank 5/3/2024	5.173	1,524,000	1,523,552
Federal Home Loan Bank 5/8/2024	5.151	200,000	199,794
Federal Home Loan Bank 5/10/2024	5.272	135,000	134,822
Federal Home Loan Bank 5/13/2024	5.280	40,000	39,930
Federal Home Loan Bank 5/14/2024	5.260	75,000	74,857
Federal Home Loan Bank 5/15/2024	5.250	232,000	231,523
Federal Home Loan Bank 5/17/2024	5.264	341,800	340,998
Federal Home Loan Bank 5/22/2024	5.290	361,600	360,487
Federal Home Loan Bank 5/24/2024	5.136	393,900	392,573
Federal Home Loan Bank 5/31/2024	5.118	350,000	348,460
Federal Home Loan Bank 6/6/2024	5.157	100,000	99,472
Federal Home Loan Bank 6/7/2024	5.240	73,000	72,604
Federal Home Loan Bank 6/10/2024	5.280	185,000	183,916
Federal Home Loan Bank 6/12/2024	5.270	15,300	15,206
Federal Home Loan Bank 6/14/2024	5.232	968,400	962,160
Federal Home Loan Bank 6/17/2024	5.260	250,000	248,280
Federal Home Loan Bank 6/20/2024	5.258	499,000	495,352
Federal Home Loan Bank 6/21/2024	5.235	784,961	779,107
Federal Home Loan Bank 6/26/2024	5.190	1,383,537	1,372,216
Federal Home Loan Bank 6/28/2024	5.162	1,144,625	1,134,924
Federal Home Loan Bank 7/1/2024	5.049	75,000	74,335
Federal Home Loan Bank 7/3/2024	5.146	672,700	666,537
Federal Home Loan Bank 7/5/2024	5.157	300,000	297,160
Federal Home Loan Bank 7/10/2024	5.235	358,544	354,884
Federal Home Loan Bank 7/12/2024	5.257	92,700	91,727
Federal Home Loan Bank 7/17/2024	5.246	597,000	590,288
Federal Home Loan Bank 7/19/2024	5.182	131,200	129,687
Federal Home Loan Bank 7/24/2024	5.208	625,000	617,324
Federal Home Loan Bank 7/26/2024	5.259	556,075	549,074
Federal Home Loan Bank 7/31/2024	5.203	100,000	98,670
Federal Home Loan Bank 8/9/2024	5.108	675,000	665,215
Federal Home Loan Bank 8/16/2024	5.245	95,000	93,527
Federal Home Loan Bank 8/21/2024	5.206	25,000	24,595
Federal Home Loan Bank 8/23/2024	5.210	44,424	43,691
Federal Home Loan Bank 9/27/2024	5.005	200,000	195,694
Federal Home Loan Bank 10/2/2024	5.210	200,000	195,514
Federal Home Loan Bank 10/4/2024	4.996	200,000	195,497
Federal Home Loan Bank 10/15/2024	5.017	200,000	195,186
Federal Home Loan Bank 8/7/2024	5.130	122,059	120,324
Federal Home Loan Mortgage Corp. 5/20/2024	5.240	50,000	49,861
Tennessee Valley Authority 5/8/2024	5.290	100,000	99,896
Tennessee Valley Authority 5/22/2024	5.133	25,000	24,922
			16,474,691

	Coupon rate
Interest bearing bills & notes 6.03%
Federal Home Loan Bank (USD-SOFR + 0.06%) 5/2/2024[1]	5.380	100,000	100,001
Federal Home Loan Bank (USD-SOFR + 0.065%) 5/24/2024[1]	5.385	150,000	149,996
Federal Home Loan Bank (USD-SOFR + 0%) 5/28/2024[1]	5.320	300,000	299,996
Federal Home Loan Bank (USD-SOFR + 0.06%) 6/24/2024[1]	5.380	175,000	174,998
Federal Home Loan Bank (USD-SOFR + 0.07%) 6/27/2024[1]	5.390	325,000	324,998
Federal Home Loan Bank (USD-SOFR + 0.01%) 8/16/2024[1]	5.330	250,000	250,008
Federal Home Loan Bank (USD-SOFR + 0.005%) 8/26/2024[1]	5.325	150,000	150,001
Federal Home Loan Bank (USD-SOFR + 0%) 8/30/2024[1]	5.320	250,000	249,891
Federal Home Loan Bank (USD-SOFR + 0.01%) 9/3/2024[1]	5.330	200,000	199,994
Federal Home Loan Bank (USD-SOFR + 0.01%) 9/5/2024[1]	5.330	200,000	199,994
Federal Home Loan Bank (USD-SOFR + 0%) 9/9/2024[1]	5.320	600,000	600,000

Capital Group Central Cash Fund	3

Short-term securities (continued)	Coupon rate	Principal amount (000)	Value (000)
Interest bearing bills & notes (continued)
Federal Home Loan Bank (USD-SOFR + 0%) 9/12/2024[1]	5.320%	USD300,000	$299,859
Federal Home Loan Bank (USD-SOFR + 0.01%) 9/12/2024[1]	5.330	200,000	199,995
Federal Home Loan Bank (USD-SOFR + 0.015%) 9/16/2024[1]	5.335	200,000	200,005
Federal Home Loan Bank (USD-SOFR + 0.01%) 9/24/2024[1]	5.330	250,000	250,628
Federal Home Loan Bank (USD-SOFR + 0.005%) 9/26/2024[1]	5.325	300,000	300,017
Federal Home Loan Bank (USD-SOFR + 0.005%) 9/30/2024[1]	5.325	100,000	99,948
Federal Home Loan Bank (USD-SOFR + 0.005%) 10/2/2024[1]	5.325	500,000	499,742
Federal Home Loan Bank (USD-SOFR + 0.005%) 10/8/2024[1]	5.325	250,000	249,870
Federal Home Loan Bank (USD-SOFR + 0.005%) 10/16/2024[1]	5.325	250,000	250,012
Federal Farm Credit Banks (USD-SOFR + 0.005%) 10/17/2024[1]	5.325	100,000	100,005
Federal Home Loan Bank (USD-SOFR + 0.005%) 10/24/2024[1]	5.325	250,000	249,868
Federal Home Loan Bank (USD-SOFR + 0.005%) 10/24/2024[1]	5.325	175,000	175,012
Federal Home Loan Bank (USD-SOFR + 0.01%) 10/25/2024[1]	5.330	450,000	450,032
Federal Home Loan Bank (USD-SOFR + 0.01%) 11/4/2024[1]	5.330	160,000	160,013
Federal Home Loan Bank (USD-SOFR + 0.02%) 11/7/2024[1]	5.340	200,000	199,998
Federal Home Loan Bank (USD-SOFR + 0.01%) 11/18/2024[1]	5.330	350,000	350,029
Federal Home Loan Bank (USD-SOFR + 0.01%) 11/21/2024[1]	5.330	275,000	274,997
Federal Home Loan Bank (USD-SOFR + 0.02%) 12/2/2024[1]	5.340	100,000	100,000
Federal Home Loan Bank (USD-SOFR + 0.015%) 12/17/2024[1]	5.335	150,000	149,839
Federal Home Loan Bank (USD-SOFR + 0.015%) 12/18/2024[1]	5.335	300,000	299,676
Federal Home Loan Bank (USD-SOFR + 0.02%) 1/23/2025[1]	5.340	200,000	200,689
			7,760,111

Total federal agency bills & notes			24,234,802

Repurchase agreements 16.39%
Overnight repurchase agreements*		21,075,000	21,075,000

	Weighted average yield at acquisition
Commercial paper 8.01%
Alberta (Province of) 5/16/2024[2]	5.310	100,000	99,764
Alberta (Province of) 5/21/2024[2]	5.320	50,000	49,845
Alberta (Province of) 5/28/2024[2]	5.310	50,000	49,793
Atlantic Asset Securitization, LLC 5/1/2024[2]	5.310	60,000	59,991
Atlantic Asset Securitization, LLC 5/8/2024[2]	5.330	25,000	24,970
Atlantic Asset Securitization, LLC 5/15/2024[2]	5.320	50,000	49,889
BNG Bank NV 5/2/2024[2]	5.310	100,000	99,971
BNG Bank NV 5/6/2024[2]	5.318	100,000	99,912
BNG Bank NV 5/7/2024[2]	5.310	100,000	99,897
BNG Bank NV 5/8/2024[2]	5.320	25,000	24,971
BNG Bank NV 5/9/2024[2]	5.320	100,000	99,867
BNG Bank NV 5/16/2024[2]	5.216	125,000	124,704
BNG Bank NV 5/21/2024[2]	5.320	19,000	18,941
BNP Paribas Finance, Inc. 5/9/2024[2]	5.280	150,000	149,801
BofA Securities, Inc. 5/21/2024[2]	5.310	26,000	25,918
British Columbia (Province of) 5/6/2024	5.310	12,700	12,689
Cabot Trail Funding, LLC 5/7/2024[2]	5.340	50,000	49,948
Cabot Trail Funding, LLC 5/9/2024[2]	5.320	50,000	49,933
Cabot Trail Funding, LLC 5/23/2024[2]	5.320	45,000	44,845
Cabot Trail Funding, LLC 5/30/2024[2]	5.340	30,000	29,865
Caisse d’Amortissement de la Dette Sociale 5/3/2024	5.320	75,000	74,967
Caisse d’Amortissement de la Dette Sociale 5/6/2024	5.226	100,000	99,911
Caisse d’Amortissement de la Dette Sociale 5/15/2024	5.232	100,000	99,778
Canadian Imperial Bank of Commerce 5/7/2024[2]	5.076	100,000	99,897
Chariot Funding, LLC 5/7/2024[2]	5.330	100,000	99,896
Chariot Funding, LLC 5/16/2024[2]	5.330	25,000	24,941
Chariot Funding, LLC 5/20/2024[2]	5.330	160,000	159,525
Chariot Funding, LLC 5/21/2024[2]	5.330	150,000	149,532
Chariot Funding, LLC 5/24/2024[2]	5.330	25,000	24,911
Chariot Funding, LLC 5/29/2024[2]	5.330	50,000	49,784
Coöperatieve Rabobank U.A. 5/10/2024	5.300	11,000	10,984
CRC Funding, LLC 5/7/2024[2]	5.320	21,250	21,228

Capital Group Central Cash Fund	4

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
CRC Funding, LLC 5/20/2024[2]	5.320%	USD50,000	$49,852
CRC Funding, LLC 5/22/2024[2]	5.290	50,000	49,837
Credit Agricole North America, Inc. 5/1/2024	5.300	300,000	299,956
DBS Bank, Ltd. 5/14/2024[2]	5.300	23,000	22,952
Denmark (Kingdom of) 5/29/2024	5.300	55,500	55,263
DNB Bank ASA 5/24/2024[2]	5.305	150,000	149,472
DNB Bank ASA 5/28/2024[2]	5.300	140,000	139,425
Eli Lilly and Co. 5/6/2024[2]	5.320	68,000	67,940
Eli Lilly and Co. 5/20/2024[2]	5.330	100,000	99,705
EssilorLuxottica 5/3/2024[2]	5.284	225,000	224,901
EssilorLuxottica 5/6/2024[2]	5.340	25,000	24,978
EssilorLuxottica 5/24/2024[2]	5.310	50,000	49,823
EssilorLuxottica 5/30/2024[2]	5.330	50,000	49,779
European Investment Bank 5/7/2024	5.310	50,000	49,949
Fairway Finance Company, LLC 5/6/2024[2]	5.310	25,000	24,978
Fairway Finance Company, LLC 5/29/2024[2]	5.320	29,800	29,671
FMS Wertmanagement 5/8/2024[2]	5.020	100,000	99,883
FMS Wertmanagement 5/9/2024[2]	5.144	50,000	49,934
FMS Wertmanagement 5/10/2024[2]	5.330	23,000	22,966
FMS Wertmanagement 5/15/2024[2]	5.330	25,000	24,945
FMS Wertmanagement 5/22/2024[2]	5.330	40,000	39,870
FMS Wertmanagement 5/24/2024[2]	5.330	60,000	59,788
Henkel of America, Inc. 5/10/2024[2]	5.084	85,000	84,874
Hydro-Québec 5/2/2024[2]	5.320	100,000	99,971
Hydro-Québec 5/6/2024[2]	5.310	50,000	49,956
Hydro-Québec 5/13/2024[2]	5.330	100,000	99,810
Komatsu Finance America, Inc. 5/2/2024[2]	5.330	41,000	40,988
Komatsu Finance America, Inc. 5/3/2024[2]	5.320	95,000	94,958
Komatsu Finance America, Inc. 5/6/2024[2]	5.340	90,000	89,920
Komatsu Finance America, Inc. 5/15/2024[2]	5.350	19,000	18,958
Komatsu Finance America, Inc. 5/17/2024[2]	5.330	50,000	49,875
Liberty Street Funding, LLC 5/8/2024[2]	5.300	70,000	69,917
Liberty Street Funding, LLC 5/9/2024[2]	5.300	30,000	29,960
Liberty Street Funding, LLC 5/15/2024[2]	5.300	55,000	54,878
Liberty Street Funding, LLC 5/20/2024[2]	5.300	50,000	49,851
Liberty Street Funding, LLC 5/21/2024[2]	5.300	80,000	79,750
Linde, Inc. 5/3/2024	5.300	125,000	124,945
Linde, Inc. 5/10/2024	5.300	25,000	24,963
Linde, Inc. 5/15/2024	5.300	50,000	49,890
Linde, Inc. 5/20/2024	5.300	150,000	149,558
Linde, Inc. 5/21/2024	5.305	50,000	49,845
Linde, Inc. 5/23/2024	5.300	50,000	49,831
Linde, Inc. 5/28/2024	5.300	50,000	49,795
Linde, Inc. 5/30/2024	5.310	50,000	49,779
LMA-Americas, LLC 5/9/2024[2]	5.320	41,500	41,445
LMA-Americas, LLC 5/10/2024[2]	5.320	30,100	30,055
LMA-Americas, LLC 5/14/2024[2]	5.320	25,000	24,948
LMA-Americas, LLC 5/15/2024[2]	5.330	9,900	9,878
L’Oréal USA, Inc. 5/16/2024[2]	5.204	125,000	124,704
L’Oréal USA, Inc. 5/23/2024[2]	5.166	150,000	149,489
Manhattan Asset Funding Company, LLC 5/2/2024[2]	5.310	50,000	49,985
Manhattan Asset Funding Company, LLC 5/3/2024[2]	5.320	50,000	49,978
Manhattan Asset Funding Company, LLC 5/6/2024[2]	5.300	50,000	49,956
Manhattan Asset Funding Company, LLC 5/8/2024[2]	5.330	25,000	24,970
Manhattan Asset Funding Company, LLC 5/9/2024[2]	5.300	50,000	49,933
Manhattan Asset Funding Company, LLC 5/20/2024[2]	5.330	40,000	39,881
Manhattan Asset Funding Company, LLC 5/21/2024[2]	5.330	40,000	39,875
Manhattan Asset Funding Company, LLC 5/29/2024[2]	5.330	25,000	24,892
Microsoft Corp. 5/13/2024[2]	5.290	250,000	249,521
Microsoft Corp. 5/17/2024[2]	5.290	75,000	74,813
Nederlandse Waterschapsbank NV 5/9/2024[2]	5.242	147,500	147,304
Nestlé Finance International, Ltd. 5/14/2024[2]	5.300	42,000	41,915
Novartis Finance Corp. 5/1/2024[2]	5.300	27,000	26,996
Novartis Finance Corp. 5/3/2024[2]	5.300	22,000	21,990
Novartis Finance Corp. 5/7/2024[2]	5.310	62,300	62,236
Novartis Finance Corp. 5/8/2024[2]	5.300	50,000	49,941

Capital Group Central Cash Fund	5

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Novartis Finance Corp. 5/9/2024[2]	5.300%	USD60,000	$59,921
Novartis Finance Corp. 5/10/2024[2]	5.300	9,000	8,987
Novartis Finance Corp. 5/14/2024[2]	5.300	10,000	9,979
Novartis Finance Corp. 5/20/2024[2]	5.310	25,000	24,926
Novartis Finance Corp. 5/21/2024[2]	5.300	50,000	49,845
Novartis Finance Corp. 5/24/2024[2]	5.300	40,000	39,859
Novartis Finance Corp. 5/28/2024[2]	5.310	15,000	14,938
Novartis Finance Corp. 5/30/2024[2]	5.310	50,000	49,779
NRW Bank 5/2/2024[2]	5.300	150,000	149,956
NRW.Bank 5/7/2024[2]	5.229	50,000	49,949
NRW.Bank 5/13/2024[2]	5.315	100,000	99,809
NRW.Bank 5/23/2024[2]	5.237	100,000	99,662
Oesterreich Kontrollbank 5/17/2024	5.174	132,000	131,668
Oesterreich Kontrollbank 5/29/2024	5.074	200,000	199,141
Old Line Funding, LLC 5/1/2024[2]	5.300	20,000	19,997
OMERS Finance Trust 5/7/2024	5.320	50,000	49,948
OMERS Finance Trust 5/28/2024	5.330	41,000	40,830
Oversea-Chinese Banking Corp., Ltd. 5/1/2024[2]	5.251	125,000	124,982
Oversea-Chinese Banking Corp., Ltd. 5/7/2024[2]	5.252	100,000	99,897
Paccar Financial Corp. 5/1/2024	5.310	26,300	26,296
Paccar Financial Corp. 5/7/2024	5.310	60,000	59,937
Paccar Financial Corp. 5/8/2024	5.310	25,800	25,769
Paccar Financial Corp. 5/10/2024	5.320	30,000	29,955
Paccar Financial Corp. 5/24/2024	5.320	35,000	34,872
Paccar Financial Corp. 5/30/2024	5.320	27,000	26,875
Prudential Funding, LLC 5/6/2024	5.330	50,000	49,956
Roche Holdings, Inc. 5/2/2024[2]	5.300	80,000	79,976
Roche Holdings, Inc. 5/14/2024[2]	5.300	80,000	79,835
Roche Holdings, Inc. 5/21/2024[2]	5.310	150,230	149,765
Starbird Funding Corp. 5/1/2024[2]	5.310	299,788	299,744
Sumitomo Mitsui Trust Bank, Ltd. 5/3/2024[2]	5.290	75,000	74,967
Sumitomo Mitsui Trust Bank, Ltd. 5/28/2024[2]	5.317	150,000	149,382
Sumitomo Mitsui Trust Bank, Ltd. 5/29/2024[2]	5.300	100,000	99,573
Swedbank AB 5/3/2024	5.320	8,500	8,496
Thunder Bay Funding, LLC 5/16/2024[2]	5.053	100,000	99,763
Toronto-Dominion Bank 5/10/2024[2]	5.310	50,000	49,926
Toronto-Dominion Bank 5/22/2024[2]	5.310	40,000	39,871
Total Capital SA 5/20/2024[2]	5.358	225,000	224,332
TotalEnergies Capital 5/6/2024[2]	5.340	50,000	49,956
TotalEnergies Capital 5/13/2024[2]	5.337	175,000	174,663
TotalEnergies Capital 5/31/2024[2]	5.350	50,000	49,769
United Overseas Bank, Ltd. 5/16/2024[2]	5.310	18,900	18,855
Victory Receivables Corp. 5/2/2024[2]	5.330	50,000	49,985
Victory Receivables Corp. 5/8/2024[2]	5.271	50,000	49,941
Victory Receivables Corp. 5/13/2024[2]	5.340	50,000	49,903
Wal-Mart Stores, Inc. 5/6/2024[2]	5.304	189,800	189,633
Wal-Mart Stores, Inc. 5/13/2024[2]	5.300	28,730	28,675
			10,308,455

Total short-term securities (cost: $126,978,360,000)			126,969,509

Capital Group Central Cash Fund	6

Bonds, notes & other debt instruments 3.04%	Principal amount (000)		Value (000)
U.S. Treasury bonds & notes 3.04%
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.037%) 5.363% 7/31/2024[1]	USD	225,000	$225,002
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.14%) 5.466% 10/31/2024[1]		450,000	450,198
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.20%) 5.526% 1/31/2025[1]		1,000,000	1,000,921
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.17%) 5.496% 10/31/2025[1]		1,525,000	1,526,527
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.245%) 5.57% 1/31/2026[1]		700,000	701,469

Total bonds, notes & other debt instruments (cost: $3,899,611,000)			3,904,117
Total investment securities 101.75% (cost: $130,877,971,000)			130,873,626
Other assets less liabilities (1.75)%			(2,245,772)

Net assets 100.00%			$128,627,854

*	Repurchase agreements

Counterparty	Lending rate	Settlement date	Maturity date	Collateralized by	Collateral received, at value (000)	Repurchase agreement, at value (000)	Repurchase agreement proceeds to be received (000)
Bank of Montreal	5.30%	4/30/2024	5/1/2024	U.S. Treasury 0.25%-4.875% 2024-2030	$357,000	$350,000	$350,052
BNP Paribas	5.30	4/30/2024	5/1/2024	U.S. Treasury 0%-5.451% 2024-2032	918,000	900,000	900,132
BofA Securities	5.31	4/30/2024	5/1/2024	U.S. Treasury 0.375%-4.875% 2025-2033	2,040,000	2,000,000	2,000,295
Canadian Imperial Bank of Commerce	5.30	4/30/2024	5/1/2024	U.S. Treasury 0%-5.00% 2024-2033	1,224,000	1,200,000	1,200,177
JPMorgan Securities	5.31	4/30/2024	5/1/2024	U.S. Treasury 0%-1.25% 2024-2028	2,040,000	2,000,000	2,000,295
Mizuho Securities	5.30	4/30/2024	5/1/2024	U.S. Treasury 4.875% 2026	765,000	750,000	750,110
New York Federal Reserve	5.30	4/30/2024	5/1/2024	U.S. Treasury 0.375%-2.25% 2024-2032	8,876,307	8,875,000	8,876,307
RBC Dominion Securities	5.30	4/30/2024	5/1/2024	U.S. Treasury 0%-6.875% 2024-2034	1,734,000	1,700,000	1,700,250
Royal Bank of Canada	5.30	4/30/2024	5/1/2024	U.S. Treasury 0.125%-4.625% 2024-2028	306,000	300,000	300,044
Societe Generale Bank	5.30	4/30/2024	5/1/2024	U.S. Treasury 0.25%-5.00% 2024-2033	2,040,000	2,000,000	2,000,294
TD Securities	5.30	4/30/2024	5/1/2024	U.S. Treasury 0.375%-2.375% 2025-2029	408,000	400,000	400,059
Wells Fargo Securities	5.31	4/30/2024	5/1/2024	U.S. Treasury 0.375%-7.625% 2024-2031	612,000	600,000	600,089
					$21,320,307	$21,075,000	$21,078,104

[1]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.
[2]	Acquired in a transaction exempt from registration under Rule 144A or, for commercial paper, Section 4(a)(2) of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $8,372,609,000, which represented 6.51% of the net assets of the fund.

Key to abbreviation(s)

SOFR = Secured Overnight Financing Rate

USD = U.S. dollars

Refer to the notes to financial statements.

Capital Group Central Cash Fund	7

Financial statements

Statement of assets and liabilities	unaudited
at April 30, 2024	(dollars in thousands)

Assets:
Investment securities in unaffiliated issuers, at value (cost: $109,802,971)		$109,798,626
Repurchase agreements (cost: $21,075,000)		21,075,000
Cash		49,512
Receivables for:
Interest	$37,218	37,218
		130,960,356
Liabilities:
Payables for:
Purchases of investments	2,326,931
Dividends on fund’s shares	5,055
Trustees’ deferred compensation	324
Other	192	2,332,502
Net assets at April 30, 2024		$128,627,854

Net assets consist of:
Capital paid in on shares of beneficial interest		$128,630,202
Total distributable earnings (accumulated loss)		(2,348)
Net assets at April 30, 2024		$128,627,854

(dollars and shares in thousands, except per-share amounts)

Shares of beneficial interest issued and outstanding (no stated par value) —
unlimited shares authorized (1,286,301 total shares outstanding)

	Net assets	Shares outstanding	Net asset value per share
Class M	$128,627,854	1,286,301	$100.00

Refer to the notes to financial statements.

Capital Group Central Cash Fund	8

Financial statements (continued)

Statement of operations	unaudited
for the six months ended April 30, 2024	(dollars in thousands)

Investment income:
Income:
Interest		$3,739,811
Fees and expenses:
Reports to shareholders	$5
Registration statement and prospectus	1
Trustees’ compensation	97
Auditing and legal	75
Custodian	192
Other	14	384
Net investment income		3,739,427

Net realized gain (loss) and unrealized appreciation (depreciation):
Net realized gain (loss) on investments		—
Net unrealized appreciation (depreciation) on investments		129
Net realized gain (loss) and unrealized appreciation (depreciation):		129

Net increase (decrease) in net assets resulting from operations		$3,739,556

Statements of changes in net assets
(dollars in thousands)

	Six months ended April 30, 2024*	Year ended October 31, 2023
Operations:
Net investment income	$3,739,427	$7,395,271
Net realized gain (loss)	—	(606)
Net unrealized appreciation (depreciation)	129	32,838
Net increase (decrease) in net assets resulting from operations	3,739,556	7,427,503

Distributions paid or accrued to shareholders	(3,742,562)	(7,395,643)

Net capital share transactions	(16,366,007)	(39,812,376)

Total increase (decrease) in net assets	(16,369,013)	(39,780,516)

Net assets:
Beginning of period	144,996,867	184,777,383
End of period	$128,627,854	$144,996,867

*	Unaudited.

Refer to the notes to financial statements.

Capital Group Central Cash Fund	9

Notes to financial statements	unaudited

1. Organization

Capital Group Central Fund Series (the “trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company and has initially issued one series of shares, Capital Group Central Cash Fund (the “fund”). The fund seeks to provide income on cash reserves while preserving capital and maintaining liquidity.

The fund manages cash balances for Capital Group and other funds, investment vehicles and accounts advised by Capital Group affiliates, and is not available to the public. The fund is an institutional prime money market fund with a floating net asset value.

2. Significant accounting policies

The fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. The fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the fund’s investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The fund follows the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Security transactions and related investment income — Security transactions are recorded by the fund as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the fund will segregate liquid assets sufficient to meet its payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of the fund’s net investment income and are paid to shareholders monthly.

3. Valuation

Capital Research and Management Company (“CRMC”), the fund’s investment adviser, values the fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. The fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests.

Methods and inputs — The fund’s investment adviser uses the following methods and inputs to establish the fair value of the fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed income securities are generally valued at evaluated prices obtained from third-party pricing vendors. Vendors value such securities based on one or more inputs that may include, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. However, certain short-term securities, such as repurchase agreements and daily variable rate notes, are generally valued at par. When the fund’s investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type.

Capital Group Central Cash Fund	10

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the fund’s investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by the fund’s investment adviser and approved by the board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with SEC rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, contractual or legal restrictions on resale of the security, relevant financial or business developments of the issuer, actively traded similar or related securities, dealer or broker quotes, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security, and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

Processes and structure — The fund’s board of trustees has designated the fund’s investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Committee”) to administer, implement and oversee the fair valuation process and to make fair value decisions. The Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation team. The Committee reviews changes in fair value measurements from period to period, pricing vendor information and market data, and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group. The Committee reports changes to the fair valuation guidelines to the board of trustees. The fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

Classifications — The fund’s investment adviser classifies the fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. As of April 30, 2024, all of the fund’s investment securities were classified as Level 2.

4. Risk factors

Investing in the fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline — sometimes rapidly or unpredictably — due to various factors, including events or conditions affecting the general economy or particular industries or companies; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; changes in inflation rates; and interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease), bank failures and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Capital Group Central Cash Fund	11

Investing outside the U.S. — The fund invests in commercial paper and other short-term bank obligations that are issued by entities domiciled outside the U.S., or with significant operations or revenues outside the U.S. or are tied economically to countries outside the U.S. Such securities may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers operate or generate revenue or to which the securities are tied economically. Investments outside the U.S. may also be subject to different accounting practices and different regulatory, legal, auditing, financial reporting and recordkeeping standards and practices, and may be more difficult to value, than those in the U.S. In addition, the value of investments outside the U.S. may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund, which could impact the liquidity of the fund’s portfolio.

Investing in cash equivalents — Cash equivalents, such as commercial paper, asset-backed commercial paper, short term-bank obligations and corporate bonds and notes that mature or may be redeemed or mature within thirteen months or less, like other fixed income instruments are subject to interest rate risk. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper is often unsecured, but may be supported by letters of credit or other forms of collateral. Maturing commercial paper are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. As with all fixed income securities, there is a chance that the issuer will default on its short-term obligations and these securities may become illiquid or suffer from reduced liquidity in these or other situations.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Notwithstanding that these securities are backed by the full faith and credit of the U.S. government, circumstances could arise that would prevent or delay the payment of interest or principal on these securities, which could adversely affect their value and cause the fund to suffer losses. Such an event could lead to significant disruptions in U.S. and global markets. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government. U.S. government securities are subject to market risk, interest rate risk and credit risk.

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield or total return and, in relatively low interest rate environments, there are heightened risks associated with rising interest rates.

Investing in repurchase agreements — Upon entering into a repurchase agreement, the fund purchases a security from a bank or broker-dealer, which simultaneously commits to repurchase the security within a specified time at the fund’s cost with interest. The security purchased by the fund constitutes collateral for the seller’s repurchase obligation. If the party agreeing to repurchase should default, the fund may seek to sell the security it holds as collateral. The fund may incur a loss if the value of the collateral securing the repurchase obligation falls below the repurchase price. The fund may also incur disposition costs and encounter procedural delays in connection with liquidating the collateral.

Financial services risk — A significant portion of the fund’s portfolio may be comprised of securities issued by companies in the financial services industry. As a result, the fund may be more susceptible to any economic, business, political or other developments which generally affect this industry sector. The profitability of many types of financial companies may be adversely affected in certain market cycles, including during periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the fund’s investments may lose value during such periods.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results.

Capital Group Central Cash Fund	12

5. Certain investment techniques

Repurchase agreements — The fund has entered into repurchase agreements, under which the fund purchases a security from a bank or broker-dealer and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased by the fund constitutes collateral for the seller’s repurchase obligation, a repurchase agreement is effectively a loan by the fund that is collateralized by the security purchased. The fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest that are held at a custodian bank and are fully collateralized by cash or U.S. government securities.

6. Taxation and distributions

Federal income taxation — The fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to regulated investment companies and intends to distribute substantially all of its net taxable income and net capital gains each year. The fund is not subject to income taxes to the extent such distributions are made. Therefore, no federal income tax provision is required.

As of and during the period ended April 30, 2024, the fund did not have a liability for any unrecognized tax benefits. The fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statement of operations. During the period, the fund did not incur any significant interest or penalties.

The fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Non-U.S. taxation — Interest income is recorded net of non-U.S. taxes paid. The fund may file withholding tax reclaims in certain jurisdictions to recover a portion of amounts previously withheld. These reclaims are recorded when the amount is known and there are no significant uncertainties on collectability. Gains realized by the fund on the sale of securities in certain countries, if any, may be subject to non-U.S. taxes. The fund generally records an estimated deferred tax liability based on unrealized gains to provide for potential non-U.S. taxes payable upon the sale of these securities.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; deferred expenses and net capital losses. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the fund for financial reporting purposes.

The components of distributable earnings on a tax basis are reported as of the fund’s most recent year-end. As of October 31, 2023, the components of distributable earnings on a tax basis were as follows (dollars in thousands):

Undistributed ordinary income	$10,329
Capital loss carryforward*	(931)

*	The capital loss carryforward will be used to offset any capital gains realized by the fund in the current year or in subsequent years. The fund will not make distributions from capital gains while a capital loss carryforward remains.

As of April 30, 2024, the tax basis unrealized appreciation (depreciation) and cost of investments were as follows (dollars in thousands):

Gross unrealized appreciation on investments	$6,003
Gross unrealized depreciation on investments	(10,348)
Net unrealized appreciation (depreciation) on investments	(4,345)
Cost of investments	130,877,971

Tax-basis distributions paid or accrued to shareholders from ordinary income were as follows (dollars in thousands):

Share class	Six months ended April 30, 2024	Year ended October 31, 2023
Class M	$3,742,562	$7,395,643

Capital Group Central Cash Fund	13

7. Fees and transactions with related parties

CRMC, the fund’s investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the distributor of the fund’s shares, and American Funds Service Company® (“AFS”), the fund’s transfer agent. CRMC, AFD and AFS are considered related parties to the fund.

Transfer agent services — The fund has a shareholder services agreement with AFS under which the fund compensates AFS for providing transfer agent services to the fund. These services include recordkeeping and transaction processing.

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of the fund, are treated as if invested in shares of the fund. These amounts represent general, unsecured liabilities of the fund and vary according to the total returns of the fund. Trustees’ compensation of $97,000 in the fund’s statement of operations reflects $89,000 in current fees (either paid in cash or deferred) and a net increase of $8,000 in the value of the deferred amounts.

Affiliated officers and trustees — Officers and certain trustees of the fund are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the fund.

Security transactions with related funds — The fund may purchase investment securities from, or sell investment securities to, other funds managed by CRMC (or funds managed by certain affiliates of CRMC) under procedures adopted by the fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act. During the six months ended April 30, 2024, the fund did not engage in any such purchase or sale transactions with any related funds.

Interfund lending — Pursuant to an exemptive order issued by the SEC, the fund, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The fund did not lend or borrow cash through the interfund lending program at any time during the six months ended April 30, 2024.

8. Indemnifications

The fund’s organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the fund. In the normal course of business, the fund may also enter into contracts that provide general indemnifications. The fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the fund. The risk of material loss from such claims is considered remote. Insurance policies are also available to the fund’s board members and officers.

9. Capital share transactions

Capital share transactions in the fund were as follows (dollars and shares in thousands):

	Sales		Reinvestments of distributions		Repurchases		Net increase (decrease)
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Six months ended April 30, 2024

Class M	$194,346,417	1,943,413	$3,719,293	37,196	$(214,431,717)	(2,144,274)	$(16,366,007)	(163,665)

Year ended October 31, 2023

Class M	$369,758,698	3,697,697	$7,318,438	73,188	$(416,889,512)	(4,169,004)	$(39,812,376)	(398,119)

Capital Group Central Cash Fund	14

Financial highlights

		Income (loss) from investment operations[1]
Year ended	Net asset value, beginning of year	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Net asset value, end of year	Total return		Net assets, end of year (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class M:
4/30/2024[2,3]	$100.00	$2.69	$—	$2.69	$(2.69)	$100.00	2.72%[4]		$128,628	—%[5,6]		5.41%[6]
10/31/2023	99.98	4.82	.05	4.87	(4.85)	100.00	4.98		144,997	—	[5]	4.82
10/31/2022	100.00	1.21	(.21)	1.00	(1.02)	99.98	1.01		184,777	—	[5]	1.21
10/31/2021	100.01	.08	(.01)	.07	(.08)	100.00	.06		112,467	—	[5]	.08
10/31/2020	100.01	.77	.06	.83	(.83)	100.01	.83		120,503	—	[5]	.77
10/31/2019[2,7]	100.00	1.60	.01	1.61	(1.60)	100.01	1.62	[4]	119,761	—	[5,6]	2.31	[6]

[1]	Based on average shares outstanding.
[2]	Based on operations for a period that is less than a full year.
[3]	Unaudited.
[4]	Not annualized.
[5]	Amount less than .01%.
[6]	Annualized.
[7]	Class M shares began investment operations on February 22, 2019.

Refer to the notes to financial statements.

Capital Group Central Cash Fund	15

Investment portfolio October 31, 2023

Percent of net assets
Short-term securities:
Commercial paper	31.74%
Repurchase agreements	25.96
U.S. Treasury bills	21.39
Federal agency bills & notes	20.53
Certificates of deposit	.40
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	1.02
Other assets less liabilities	(1.04)
100.00%

Short-term securities 100.02%	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper 31.74%
ADP Tax Services, Inc. 11/1/2023[1]	5.310%	USD	1,000,000	$999,852
Air Products and Chemicals, Inc. 11/6/2023[1]	5.330		15,000	14,987
Air Products and Chemicals, Inc. 11/10/2023[1]	5.330		25,000	24,963
Air Products and Chemicals, Inc. 11/14/2023[1]	5.330		50,000	49,897
Air Products and Chemicals, Inc. 11/21/2023[1]	5.330		48,300	48,150
Air Products and Chemicals, Inc. 12/4/2023[1]	5.193		50,000	49,755
Air Products and Chemicals, Inc. 12/29/2023[1]	5.289		50,000	49,567
Alberta (Province of) 1/24/2024[1]	5.440		100,000	98,731
Alberta (Province of) 2/21/2024[1]	5.453		65,000	63,894
Apple, Inc. 11/1/2023[1]	5.295		200,000	199,971
Apple, Inc. 11/2/2023[1]	5.300		100,000	99,970
Apple, Inc. 11/3/2023[1]	5.293		268,250	268,131
Apple, Inc. 11/6/2023[1]	5.300		154,000	153,863
Apple, Inc. 11/7/2023[1]	5.310		230,000	229,762
Apple, Inc. 11/8/2023[1]	5.317		225,000	224,734
Apple, Inc. 11/9/2023[1]	5.310		100,000	99,867
Apple, Inc. 11/10/2023[1]	5.320		100,000	99,852
Apple, Inc. 11/15/2023[1]	5.330		75,000	74,833
Army and Air Force Exchange Service 11/13/2023[1]	5.310		15,860	15,830
Atlantic Asset Securitization, LLC 11/1/2023[1]	5.310		100,000	99,985
Atlantic Asset Securitization, LLC 11/7/2023[1]	5.420		75,000	74,922
Atlantic Asset Securitization, LLC 11/15/2023[1]	5.350		80,000	79,822
Atlantic Asset Securitization, LLC 11/17/2023[1]	5.350		50,000	49,874
Atlantic Asset Securitization, LLC 11/27/2023[1]	5.420		65,000	64,739
Atlantic Asset Securitization, LLC 11/29/2023[1]	5.360		55,000	54,762
Atlantic Asset Securitization, LLC 1/8/2024[1]	5.470		29,000	28,694
Atlantic Asset Securitization, LLC 1/9/2024[1]	5.450		25,000	24,732
Australia & New Zealand Banking Group, Ltd. 11/22/2023[1]	5.320		35,000	34,886
Australia & New Zealand Banking Group, Ltd. 11/27/2023[1]	5.330		84,400	84,061
Australia & New Zealand Banking Group, Ltd. 11/29/2023[1]	5.349		250,000	248,922
Australia & New Zealand Banking Group, Ltd. 1/11/2024[1]	5.410		150,000	148,391
Australia & New Zealand Banking Group, Ltd. 1/16/2024[1]	5.425		329,100	325,323
Bank of Montreal 1/4/2024[1]	5.510		50,000	49,506
Bank of Montreal 1/10/2024[1]	5.520		100,000	98,918
Bank of Montreal 1/18/2024[1]	5.540		182,000	179,802
Bank of Montreal 1/22/2024[1]	5.540		100,000	98,729
Bank of Montreal 1/30/2024[1]	5.520		300,000	295,810
Bank of Montreal 2/2/2024[1]	5.530		100,000	98,556
Bank of Montreal 2/8/2024[1]	5.405		250,000	246,246
BNG Bank NV 11/3/2023[1]	5.330		200,000	199,912
BNG Bank NV 11/6/2023[1]	5.350		50,000	49,956
BNG Bank NV 11/7/2023[1]	5.328		200,000	199,794
BNG Bank NV 11/8/2023[1]	5.313		450,000	449,470
BNG Bank NV 11/10/2023[1]	5.330		200,000	199,705
BNG Bank NV 11/13/2023[1]	5.173		200,000	199,616
BNP Paribas Finance, Inc. 11/1/2023[1]	5.440		100,000	99,985
BNP Paribas Finance, Inc. 11/3/2023[1]	5.440		100,000	99,956
BNP Paribas, New York Branch 11/30/2023	5.430		100,000	99,560

Capital Group Central Cash Fund	3

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
BNP Paribas, New York Branch 12/5/2023	5.420%	USD	150,000	$149,228
BNP Paribas, New York Branch 12/18/2023	5.390		100,000	99,291
BNP Paribas, New York Branch 2/23/2024	5.450		75,000	73,688
British Columbia (Province of) 12/11/2023	5.370		79,500	79,018
British Columbia (Province of) 12/13/2023	5.350		60,500	60,115
British Columbia (Province of) 1/3/2024	5.430		24,730	24,494
British Columbia (Province of) 1/5/2024	5.410		59,100	58,519
British Columbia (Province of) 1/17/2024	5.390		44,650	44,129
British Columbia (Province of) 1/30/2024	5.430		87,950	86,748
British Columbia (Province of) 2/2/2024	5.420		45,900	45,251
British Columbia (Province of) 2/8/2024	5.430		67,575	66,557
Cabot Trail Funding, LLC. 11/2/2023[1]	5.380		55,000	54,984
Cabot Trail Funding, LLC. 11/3/2023[1]	5.255		50,000	49,978
Cabot Trail Funding, LLC. 11/6/2023[1]	5.295		85,000	84,925
Cabot Trail Funding, LLC. 11/7/2023[1]	5.370		75,000	74,922
Cabot Trail Funding, LLC. 11/8/2023[1]	5.370		45,000	44,947
Cabot Trail Funding, LLC. 11/9/2023[1]	5.360		45,000	44,940
Cabot Trail Funding, LLC. 11/10/2023[1]	5.420		85,000	84,874
Cabot Trail Funding, LLC. 11/14/2023[1]	5.420		55,000	54,885
Cabot Trail Funding, LLC. 11/20/2023[1]	5.265		86,000	85,743
Cabot Trail Funding, LLC. 11/21/2023[1]	5.360		35,000	34,890
Cabot Trail Funding, LLC. 11/22/2023[1]	5.360		25,000	24,918
Cabot Trail Funding, LLC. 11/27/2023[1]	5.311		100,000	99,595
Cabot Trail Funding, LLC. 12/4/2023[1]	5.420		60,000	59,693
Cabot Trail Funding, LLC. 12/14/2023[1]	5.470		80,000	79,467
Cabot Trail Funding, LLC. 12/15/2023[1]	5.440		51,000	50,653
Cabot Trail Funding, LLC. 12/18/2023[1]	5.420		100,000	99,272
Cabot Trail Funding, LLC. 1/3/2024[1]	5.460		40,000	39,609
Cabot Trail Funding, LLC. 1/5/2024[1]	5.450		100,000	98,990
Cabot Trail Funding, LLC. 1/9/2024[1]	5.520		50,000	49,463
Cabot Trail Funding, LLC. 1/10/2024[1]	5.450		60,000	59,355
Cabot Trail Funding, LLC. 1/31/2024[1]	5.510		70,000	68,999
Cabot Trail Funding, LLC. 2/13/2024[1]	5.493		70,000	68,865
CAFCO, LLC 11/28/2023[1]	5.450		75,000	74,687
CAFCO, LLC 12/7/2023[1]	5.450		75,000	74,585
CAFCO, LLC 12/11/2023[1]	5.450		75,000	74,540
CAFCO, LLC 1/17/2024[1]	5.500		50,000	49,406
CAFCO, LLC 1/19/2024[1]	5.510		50,000	49,391
CAFCO, LLC 1/24/2024[1]	5.510		50,000	49,351
CAFCO, LLC 2/14/2024[1]	5.580		50,000	49,184
Caisse d’Amortissement de la Dette Sociale 11/2/2023	5.329		275,000	274,919
Caisse d’Amortissement de la Dette Sociale 1/16/2024	5.457		150,000	148,246
Caisse d’Amortissement de la Dette Sociale 1/17/2024	5.500		200,000	197,629
Caisse d’Amortissement de la Dette Sociale 1/18/2024	5.500		150,000	148,198
Caisse d’Amortissement de la Dette Sociale 1/26/2024	5.454		100,000	98,670
Caisse des Dépôts et Consignations 11/22/2023	5.375		150,000	149,510
Canada Bill 12/15/2023	5.325		200,000	198,670
Canada Bill 1/16/2024	5.340		100,000	98,856
Canadian Imperial Bank of Commerce 1/11/2024[1]	5.450		300,000	296,783
Canadian Imperial Bank of Commerce 1/19/2024[1]	5.450		250,000	246,997
Chariot Funding, LLC 11/7/2023[1]	5.480		50,000	49,948
Chariot Funding, LLC 11/17/2023[1]	5.430		49,500	49,375
Chariot Funding, LLC 12/1/2023[1]	5.430		90,000	89,584
Chariot Funding, LLC 12/11/2023[1]	5.430		50,000	49,693
CHARTA, LLC 11/1/2023[1]	5.430		23,000	22,997
CHARTA, LLC 1/8/2024[1]	5.510		50,000	49,477
CHARTA, LLC 1/16/2024[1]	5.500		21,000	20,754
CHARTA, LLC 1/17/2024[1]	5.510		50,000	49,405
CHARTA, LLC 2/12/2024[1]	5.510		50,000	49,199
CHARTA, LLC 2/14/2024[1]	5.590		50,000	49,183
Coca-Cola Co. 11/2/2023[1]	5.264		200,000	199,941
Coca-Cola Co. 12/27/2023[1]	5.370		80,000	79,338
Coca-Cola Co. 1/5/2024[1]	5.370		100,000	99,041
Coca-Cola Co. 1/8/2024[1]	5.370		50,000	49,499
CRC Funding, LLC 11/28/2023[1]	5.450		50,000	49,791
CRC Funding, LLC 1/17/2024[1]	5.510		20,000	19,761

Capital Group Central Cash Fund	4

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
CRC Funding, LLC 2/6/2024[1]	5.510%	USD	50,000	$49,244
CRC Funding, LLC 2/7/2024[1]	5.593		150,000	147,690
CRC Funding, LLC 2/12/2024[1]	5.510		50,000	49,196
CRC Funding, LLC 2/14/2024[1]	5.570		50,000	49,181
CRC Funding, LLC 2/16/2024[1]	5.580		100,000	98,329
Crédit Agricole Corporate and Investment Bank, New York Branch 11/1/2023	5.300		300,000	299,956
Crédit Agricole Corporate and Investment Bank, New York Branch 12/7/2023	5.410		100,000	99,454
Crédit Agricole Corporate and Investment Bank, New York Branch 12/11/2023	5.420		50,000	49,697
Crédit Agricole Corporate and Investment Bank, New York Branch 12/19/2023	5.420		75,000	74,455
Crédit Agricole Corporate and Investment Bank, New York Branch 12/21/2023	5.430		100,000	99,244
Crédit Agricole Corporate and Investment Bank, New York Branch 12/26/2023	5.426		250,000	247,920
DBS Bank, Ltd. 1/3/2024[1]	5.470		200,000	198,060
DBS Bank, Ltd. 1/4/2024[1]	5.453		140,000	138,620
DBS Bank, Ltd. 1/18/2024[1]	5.451		100,000	98,794
DNB Bank ASA 11/6/2023[1]	5.315		250,000	249,781
DNB Bank ASA 11/17/2023[1]	5.350		50,000	49,876
Eli Lilly and Co. 11/14/2023[1]	5.193		200,000	199,587
Eli Lilly and Co. 11/17/2023[1]	5.350		200,000	199,499
Eli Lilly and Co. 11/28/2023[1]	5.166		140,000	139,419
Eli Lilly and Co. 11/29/2023[1]	5.350		250,000	248,924
Eli Lilly and Co. 12/13/2023[1]	5.370		91,800	91,211
Equinor ASA 12/5/2023[1]	5.440		100,000	99,478
Equinor ASA 12/18/2023[1]	5.390		250,000	248,203
EssilorLuxottica 12/11/2023[1]	5.400		200,000	198,789
EssilorLuxottica 12/13/2023[1]	5.430		100,000	99,365
EssilorLuxottica 12/18/2023[1]	5.430		100,000	99,290
EssilorLuxottica 12/19/2023[1]	5.428		400,000	397,100
EssilorLuxottica 12/20/2023[1]	5.427		153,250	152,116
EssilorLuxottica 12/28/2023[1]	5.445		150,000	148,709
Estée Lauder Companies, Inc. 11/6/2023[1]	5.370		115,000	114,898
Estée Lauder Companies, Inc. 11/27/2023[1]	5.400		92,900	92,527
Estée Lauder Companies, Inc. 12/4/2023[1]	5.322		75,000	74,619
Export Development Canada 1/22/2024	5.420		175,000	172,820
Export Development Canada 1/23/2024	5.400		100,000	98,740
Export Development Canada 1/24/2024	5.400		200,000	197,450
Export Development Canada 2/1/2024	5.450		197,946	195,185
Export Development Canada 2/6/2024	5.410		41,000	40,396
Export Development Canada 2/9/2024	5.450		100,000	98,481
Export Development Canada 2/12/2024	5.394		213,000	209,666
Export Development Canada 2/13/2024	5.417		175,000	172,234
Export Development Canada 2/15/2024	5.440		100,000	98,389
Fairway Finance Company, LLC 11/1/2023[1]	5.460		25,000	24,996
Fairway Finance Company, LLC 11/9/2023[1]	5.470		60,000	59,920
Fairway Finance Company, LLC 11/27/2023[1]	5.465		53,350	53,135
Fairway Finance Company, LLC 11/28/2023[1]	5.420		50,000	49,791
Fairway Finance Company, LLC 11/30/2023[1]	5.420		50,000	49,776
Fairway Finance Company, LLC 12/5/2023[1]	5.420		75,000	74,606
Fairway Finance Company, LLC 1/11/2024[1]	5.500		50,000	49,452
Fairway Finance Company, LLC 1/23/2024[1]	5.480		35,000	34,549
Fairway Finance Company, LLC 3/1/2024[1]	5.550		50,000	49,055
Gotham Funding Corp. 11/9/2023[1]	5.460		50,000	49,933
Gotham Funding Corp. 11/13/2023[1]	5.410		100,000	99,807
Gotham Funding Corp. 12/6/2023[1]	5.480		115,000	114,381
Gotham Funding Corp. 12/7/2023[1]	5.395		140,000	139,225
Gotham Funding Corp. 12/8/2023[1]	5.420		136,000	135,226
Gotham Funding Corp. 12/11/2023[1]	5.480		50,000	49,693
Gotham Funding Corp. 12/18/2023[1]	5.440		50,000	49,638
Gotham Funding Corp. 12/19/2023[1]	5.439		50,000	49,630
Gotham Funding Corp. 1/3/2024[1]	5.557		150,000	148,536
Gotham Funding Corp. 1/9/2024[1]	5.570		75,000	74,198

Capital Group Central Cash Fund	5

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
Gotham Funding Corp. 1/10/2024[1]	5.540%	USD	100,000	$98,915
Gotham Funding Corp. 1/16/2024[1]	5.550		30,000	29,646
Henkel of America, Inc. 11/13/2023[1]	5.430		50,000	49,904
Henkel of America, Inc. 12/18/2023[1]	5.288		150,000	148,942
Hydro-Québec 11/2/2023[1]	5.310		100,000	99,971
Hydro-Québec 11/6/2023[1]	5.340		100,000	99,912
Hydro-Québec 11/10/2023[1]	5.318		30,000	29,956
Hydro-Québec 11/21/2023[1]	5.330		55,000	54,830
Hydro-Québec 12/1/2023[1]	5.360		100,000	99,541
Hydro-Québec 12/14/2023[1]	5.340		50,000	49,674
ING (U.S.) Funding, LLC 11/3/2023[1]	5.406		125,000	124,945
International Bank for Reconstruction and Development 11/6/2023	5.229		200,000	199,853
Johnson & Johnson 11/10/2023[1]	5.300		150,000	149,780
Johnson & Johnson 11/13/2023[1]	5.300		125,000	124,761
Kaiser Foundation Hospitals 12/7/2023	5.500		25,222	25,081
KfW 1/2/2024[1]	5.425		290,000	287,245
Komatsu Finance America, Inc. 11/2/2023[1]	5.350		165,000	164,951
Komatsu Finance America, Inc. 11/6/2023[1]	5.350		60,000	59,947
Komatsu Finance America, Inc. 11/9/2023[1]	5.320		40,000	39,947
Komatsu Finance America, Inc. 11/10/2023[1]	5.320		120,000	119,823
Komatsu Finance America, Inc. 11/14/2023[1]	5.350		90,000	89,814
Komatsu Finance America, Inc. 11/16/2023[1]	5.360		20,000	19,953
Komatsu Finance America, Inc. 11/20/2023[1]	5.340		90,000	89,734
Komatsu Finance America, Inc. 11/27/2023[1]	5.320		41,000	40,836
Komatsu Finance America, Inc. 11/28/2023[1]	5.410		60,000	59,751
Komatsu Finance America, Inc. 12/1/2023[1]	5.370		35,000	34,839
Komatsu Finance America, Inc. 12/21/2023[1]	5.376		72,000	71,455
Liberty Street Funding, LLC 11/1/2023[1]	5.430		25,000	24,996
Liberty Street Funding, LLC 11/3/2023[1]	5.370		70,000	69,969
Liberty Street Funding, LLC 11/27/2023[1]	5.430		35,000	34,859
Liberty Street Funding, LLC 11/30/2023[1]	5.420		50,000	49,776
Liberty Street Funding, LLC 12/20/2023[1]	5.450		15,000	14,887
Liberty Street Funding, LLC 1/23/2024[1]	5.530		100,000	98,713
Liberty Street Funding, LLC 1/25/2024[1]	5.520		25,000	24,670
Liberty Street Funding, LLC 1/26/2024[1]	5.520		100,000	98,666
Liberty Street Funding, LLC 1/29/2024[1]	5.520		100,000	98,619
Linde, Inc. 11/1/2023	5.300		150,000	149,978
Linde, Inc. 11/2/2023	5.300		100,000	99,971
Linde, Inc. 11/3/2023	5.305		95,000	94,959
Linde, Inc. 11/6/2023	5.310		100,000	99,913
Linde, Inc. 11/7/2023	5.310		100,000	99,898
Linde, Inc. 11/8/2023	5.310		125,000	124,854
Linde, Inc. 11/14/2023	5.317		150,000	149,691
Linde, Inc. 11/15/2023	5.310		70,000	69,845
Linde, Inc. 11/16/2023	5.310		50,000	49,882
Linde, Inc. 11/17/2023	5.310		100,000	99,749
Linde, Inc. 11/20/2023	5.310		35,000	34,897
Linde, Inc. 11/22/2023	5.079		75,000	74,757
Linde, Inc. 11/27/2023	5.325		100,000	99,603
Linde, Inc. 11/28/2023	5.320		125,000	124,486
Linde, Inc. 11/29/2023	5.320		50,000	49,787
LMA-Americas, LLC 11/10/2023[1]	5.460		27,400	27,359
LMA-Americas, LLC 11/20/2023[1]	5.324		26,000	25,922
LMA-Americas, LLC 11/29/2023[1]	5.460		50,600	50,379
LMA-Americas, LLC 12/5/2023[1]	5.370		50,000	49,735
LMA-Americas, LLC 12/7/2023[1]	5.346		50,000	49,720
LMA-Americas, LLC 12/11/2023[1]	5.450		40,000	39,751
LMA-Americas, LLC 12/14/2023[1]	5.440		50,000	49,666
LMA-Americas, LLC 1/5/2024[1]	5.480		45,000	44,545
LMA-Americas, LLC 1/17/2024[1]	5.550		40,000	39,520
LMA-Americas, LLC 1/26/2024[1]	5.580		25,000	24,664
LMA-Americas, LLC 1/30/2024[1]	5.550		50,000	49,297
L’Oréal USA, Inc. 11/21/2023[1]	5.306		229,800	229,083
L’Oréal USA, Inc. 12/6/2023[1]	5.420		157,400	156,559
LVMH Moët Hennessy Louis Vuitton, Inc. 12/18/2023[1]	5.390		48,500	48,155
LVMH Moët Hennessy Louis Vuitton, Inc. 1/4/2024[1]	5.430		24,000	23,768

Capital Group Central Cash Fund	6

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
Manhattan Asset Funding Company, LLC 11/6/2023[1]	5.456%	USD	90,000	$89,920
Manhattan Asset Funding Company, LLC 11/10/2023[1]	5.370		20,600	20,569
Manhattan Asset Funding Company, LLC 11/13/2023[1]	5.440		100,000	99,807
Manhattan Asset Funding Company, LLC 11/14/2023[1]	5.409		70,000	69,855
Manhattan Asset Funding Company, LLC 11/15/2023[1]	5.370		25,000	24,944
Manhattan Asset Funding Company, LLC 11/17/2023[1]	5.450		50,000	49,874
Manhattan Asset Funding Company, LLC 11/27/2023[1]	5.420		50,000	49,799
Manhattan Asset Funding Company, LLC 11/28/2023[1]	5.430		50,000	49,791
Manhattan Asset Funding Company, LLC 12/4/2023[1]	5.288		50,000	49,746
Manhattan Asset Funding Company, LLC 12/6/2023[1]	5.430		25,000	24,866
Manhattan Asset Funding Company, LLC 12/7/2023[1]	5.400		50,000	49,723
Manhattan Asset Funding Company, LLC 12/12/2023[1]	5.420		100,000	99,371
Manhattan Asset Funding Company, LLC 12/19/2023[1]	5.470		85,000	84,373
Manhattan Asset Funding Company, LLC 12/20/2023[1]	5.470		50,000	49,624
Manhattan Asset Funding Company, LLC 1/3/2024[1]	5.490		50,000	49,513
Manhattan Asset Funding Company, LLC 1/8/2024[1]	5.470		50,000	49,474
Manhattan Asset Funding Company, LLC 1/10/2024[1]	5.470		30,000	29,675
Manhattan Asset Funding Company, LLC 1/12/2024[1]	5.470		50,000	49,442
Manhattan Asset Funding Company, LLC 1/16/2024[1]	5.530		30,000	29,646
Manhattan Asset Funding Company, LLC 1/17/2024[1]	5.440		50,000	49,403
Manhattan Asset Funding Company, LLC 1/18/2024[1]	5.480		50,000	49,395
Manhattan Asset Funding Company, LLC 1/23/2024[1]	5.540		125,000	123,387
Manhattan Asset Funding Company, LLC 1/29/2024[1]	5.525		50,000	49,307
Manhattan Asset Funding Company, LLC 1/31/2024[1]	5.570		50,000	49,291
Merck & Co., Inc. 11/7/2023[1]	4.858		50,000	49,948
Merck & Co., Inc. 11/20/2023[1]	5.098		200,000	199,410
Microsoft Corp. 11/2/2023[1]	5.308		250,000	249,926
Microsoft Corp. 11/3/2023[1]	5.300		315,000	314,861
Microsoft Corp. 11/7/2023[1]	5.320		150,000	149,845
Microsoft Corp. 11/9/2023[1]	5.300		200,000	199,735
Microsoft Corp. 11/13/2023[1]	5.330		150,000	149,713
Microsoft Corp. 11/15/2023[1]	5.370		95,500	95,289
Microsoft Corp. 11/27/2023[1]	5.330		50,000	49,800
Microsoft Corp. 12/11/2023[1]	5.330		50,000	49,697
Microsoft Corp. 1/10/2024[1]	5.364		123,495	122,196
Microsoft Corp. 1/17/2024[1]	5.350		150,000	148,263
Microsoft Corp. 1/18/2024[1]	5.350		150,000	148,240
Microsoft Corp. 1/29/2024[1]	5.350		50,000	49,329
Mizuho Bank, Ltd. 11/1/2023[1]	5.465		100,000	99,985
Mizuho Bank, Ltd. 11/2/2023[1]	5.460		100,000	99,971
Mizuho Bank, Ltd. 11/6/2023[1]	5.457		150,000	149,868
Mizuho Bank, Ltd. 11/9/2023[1]	5.455		50,000	49,934
Mizuho Bank, Ltd. 11/13/2023[1]	5.450		75,000	74,857
Mizuho Bank, Ltd. 11/14/2023[1]	5.470		50,000	49,897
Mizuho Bank, Ltd. 11/24/2023[1]	5.400		50,000	49,824
Mizuho Bank, Ltd. 11/29/2023[1]	5.425		75,000	74,680
Mizuho Bank, Ltd. 1/16/2024[1]	5.480		25,000	24,708
Mizuho Bank, Ltd. 2/8/2024[1]	5.605		100,000	98,458
Mizuho Bank, Ltd. 2/12/2024[1]	5.625		75,000	73,795
National Bank of Canada 11/1/2023[1]	5.470		118,100	118,083
Nederlandse Waterschapsbank NV 11/1/2023[1]	5.009		91,000	90,987
Nederlandse Waterschapsbank NV 11/8/2023[1]	4.651		150,000	149,845
Nederlandse Waterschapsbank NV 11/29/2023[1]	5.039		220,000	219,048
Nestlé Finance International, Ltd. 11/15/2023[1]	5.300		35,000	34,924
Nestlé Finance International, Ltd. 11/21/2023[1]	5.310		50,000	49,847
Novartis Finance Corp. 11/7/2023[1]	5.300		30,000	29,969
Novartis Finance Corp. 11/13/2023[1]	5.310		75,000	74,856
Novartis Finance Corp. 11/21/2023[1]	5.340		150,000	149,534
Novartis Finance Corp. 12/4/2023[1]	5.246		125,000	124,371
Novartis Finance Corp. 12/11/2023[1]	5.360		100,000	99,392
NRW.Bank 11/1/2023[1]	5.345		200,000	199,971
NRW.Bank 12/6/2023[1]	5.390		125,000	124,333
Oesterreich Kontrollbank 11/20/2023	5.305		100,000	99,705
Old Line Funding, LLC 11/13/2023[1]	5.351		50,000	49,904
Old Line Funding, LLC 11/17/2023[1]	5.232		50,000	49,874
Old Line Funding, LLC 11/28/2023[1]	5.349		100,000	99,584

Capital Group Central Cash Fund	7

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
Old Line Funding, LLC 12/11/2023[1]	5.400%	USD	6,600	$6,559
Old Line Funding, LLC 1/11/2024[1]	5.348		50,000	49,450
Old Line Funding, LLC 1/22/2024[1]	5.365		100,000	98,727
Old Line Funding, LLC 1/25/2024[1]	5.454		50,000	49,340
Old Line Funding, LLC 1/26/2024[1]	5.455		50,000	49,332
Old Line Funding, LLC 2/5/2024[1]	5.456		50,000	49,253
Old Line Funding, LLC 2/7/2024[1]	5.457		50,000	49,237
Old Line Funding, LLC 2/9/2024[1]	5.474		75,000	73,832
OMERS Finance Trust 11/3/2023	5.350		131,391	131,333
OMERS Finance Trust 11/8/2023	5.400		100,000	99,881
OMERS Finance Trust 11/9/2023	5.400		95,000	94,873
OMERS Finance Trust 11/14/2023	5.400		37,500	37,422
OMERS Finance Trust 11/17/2023	5.400		35,000	34,911
OMERS Finance Trust 11/21/2023	5.450		50,000	49,843
OMERS Finance Trust 12/5/2023	5.460		19,883	19,779
OMERS Finance Trust 12/6/2023	5.460		9,800	9,747
OMERS Finance Trust 1/29/2024	5.500		41,000	40,438
Ontario (Province of) 11/27/2023	5.310		150,000	149,401
Ontario (Province of) 12/7/2023	5.320		100,000	99,453
Ontario (Province of) 1/4/2024	5.350		100,000	99,034
Ontario (Province of) 1/24/2024	5.321		250,000	246,826
Ontario (Province of) 2/1/2024	5.380		100,000	98,610
Oversea-Chinese Banking Corp., Ltd. 11/10/2023[1]	5.460		100,000	99,853
Oversea-Chinese Banking Corp., Ltd. 11/15/2023[1]	5.410		75,000	74,834
Oversea-Chinese Banking Corp., Ltd. 12/5/2023[1]	5.419		100,000	99,483
Oversea-Chinese Banking Corp., Ltd. 1/2/2024[1]	5.412		250,000	247,601
Oversea-Chinese Banking Corp., Ltd. 1/3/2024[1]	5.411		100,000	99,025
Oversea-Chinese Banking Corp., Ltd. 1/18/2024[1]	5.530		50,000	49,392
Oversea-Chinese Banking Corp., Ltd. 1/24/2024[1]	5.530		50,000	49,344
Paccar Financial Corp. 11/1/2023	5.310		45,800	45,793
Paccar Financial Corp. 11/2/2023	5.320		30,000	29,991
Paccar Financial Corp. 11/3/2023	5.310		20,000	19,991
Paccar Financial Corp. 11/6/2023	5.318		72,000	71,936
Paccar Financial Corp. 11/7/2023	5.330		50,000	49,948
Paccar Financial Corp. 11/8/2023	5.330		30,000	29,964
Paccar Financial Corp. 11/9/2023	5.340		6,600	6,591
Paccar Financial Corp. 11/15/2023	5.350		9,500	9,479
Paccar Financial Corp. 11/16/2023	5.355		73,000	72,827
Paccar Financial Corp. 11/29/2023	5.370		53,000	52,771
Paccar Financial Corp. 12/11/2023	5.370		50,000	49,693
Paccar Financial Corp. 12/13/2023	5.370		10,000	9,936
Paccar Financial Corp. 1/5/2024	5.410		30,000	29,701
Paccar Financial Corp. 1/8/2024	5.410		40,000	39,583
Paccar Financial Corp. 1/10/2024	5.410		45,000	44,517
Paccar Financial Corp. 1/11/2024	5.410		25,000	24,728
Paccar Financial Corp. 1/24/2024	5.430		25,000	24,678
Procter & Gamble Co. 11/7/2023[1]	5.340		130,000	129,866
Procter & Gamble Co. 11/13/2023[1]	5.340		43,200	43,118
Procter & Gamble Co. 11/14/2023[1]	5.320		40,000	39,918
Procter & Gamble Co. 11/28/2023[1]	5.350		72,400	72,103
Procter & Gamble Co. 12/11/2023[1]	5.350		59,500	59,145
Procter & Gamble Co. 1/12/2024[1]	5.370		44,850	44,366
Procter & Gamble Co. 1/16/2024[1]	5.360		40,000	39,544
Procter & Gamble Co. 1/18/2024[1]	5.360		150,000	148,243
Procter & Gamble Co. 1/19/2024[1]	5.297		50,000	49,407
Procter & Gamble Co. 1/22/2024[1]	5.380		85,000	83,953
Procter & Gamble Co. 1/24/2024[1]	5.317		67,700	66,850
Procter & Gamble Co. 1/26/2024[1]	5.318		100,000	98,715
Prudential Funding, LLC 11/1/2023	5.316		61,000	60,991
Québec (Province of) 11/1/2023[1]	5.307		120,000	119,982
Québec (Province of) 11/2/2023[1]	5.310		150,000	149,956
Québec (Province of) 11/3/2023[1]	5.310		150,000	149,934
Québec (Province of) 11/6/2023[1]	5.319		175,000	174,846
Québec (Province of) 11/7/2023[1]	5.340		100,000	99,897
Québec (Province of) 11/9/2023[1]	5.350		100,000	99,868
Québec (Province of) 11/21/2023[1]	5.330		75,000	74,768

Capital Group Central Cash Fund	8

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
Québec (Province of) 11/27/2023[1]	5.330%	USD	50,000	$49,800
Québec (Province of) 12/11/2023[1]	5.360		100,000	99,393
Québec (Province of) 12/13/2023[1]	5.350		50,000	49,682
Québec (Province of) 1/10/2024[1]	5.380		75,000	74,210
Québec (Province of) 1/12/2024[1]	5.380		50,000	49,458
Regents of the University of California 11/16/2023	5.400		9,885	9,861
Roche Holdings, Inc. 11/6/2023[1]	5.310		80,000	79,929
Roche Holdings, Inc. 11/10/2023[1]	5.310		100,000	99,853
Roche Holdings, Inc. 11/13/2023[1]	5.300		70,000	69,866
Royal Bank of Canada 12/20/2023[1]	5.418		218,000	216,367
Sanofi 11/6/2023[1]	5.340		225,000	224,801
Sanofi 12/11/2023[1]	5.359		552,500	549,141
Sanofi 12/12/2023[1]	5.380		450,000	447,197
Sanofi 12/28/2023[1]	5.418		205,000	203,241
Siemens Capital Company, LLC 11/1/2023[1]	5.310		148,500	148,478
Siemens Capital Company, LLC 11/9/2023[1]	5.310		40,000	39,947
Société Générale 12/1/2023[1]	5.430		100,000	99,546
Starbird Funding Corp. 11/1/2023[1]	5.310		275,000	274,959
Starbird Funding Corp. 12/4/2023[1]	5.430		20,000	19,898
Starbird Funding Corp. 12/5/2023[1]	5.460		53,200	52,922
Starbird Funding Corp. 12/27/2023[1]	5.390		150,000	148,711
Sumitomo Mitsui Banking Corp. 11/16/2023[1]	5.400		50,000	49,882
Sumitomo Mitsui Banking Corp. 12/5/2023[1]	5.400		100,000	99,477
Sumitomo Mitsui Banking Corp. 12/11/2023[1]	5.420		75,000	74,538
Sumitomo Mitsui Banking Corp. 1/22/2024[1]	5.570		25,000	24,679
Sumitomo Mitsui Trust Bank, Ltd. 11/6/2023[1]	5.440		250,000	249,780
Sumitomo Mitsui Trust Bank, Ltd. 11/7/2023[1]	5.480		75,000	74,923
Sumitomo Mitsui Trust Bank, Ltd. 11/8/2023[1]	5.400		100,000	99,883
Sumitomo Mitsui Trust Bank, Ltd. 11/13/2023[1]	5.330		125,000	124,761
Sumitomo Mitsui Trust Bank, Ltd. 11/21/2023[1]	5.340		75,000	74,767
Sumitomo Mitsui Trust Bank, Ltd. 11/22/2023[1]	5.390		100,000	99,675
Sumitomo Mitsui Trust Bank, Ltd. 11/30/2023[1]	5.380		100,000	99,554
Sumitomo Mitsui Trust Bank, Ltd. 12/6/2023[1]	5.490		75,000	74,596
Sumitomo Mitsui Trust Bank, Ltd. 1/9/2024[1]	5.490		75,000	74,192
Sumitomo Mitsui Trust Bank, Ltd. 1/10/2024[1]	5.520		150,000	148,360
Sumitomo Mitsui Trust Bank, Ltd. 1/19/2024[1]	5.500		200,000	197,526
Sumitomo Mitsui Trust Bank, Ltd. 1/23/2024[1]	5.545		100,000	98,699
Sumitomo Mitsui Trust Bank, Ltd. 1/24/2024[1]	5.590		75,000	74,012
Sumitomo Mitsui Trust Bank, Ltd. 1/25/2024[1]	5.560		50,000	49,333
Sumitomo Mitsui Trust Bank, Ltd. 1/30/2024[1]	5.520		50,000	49,293
Swedbank AB 11/7/2023	5.440		100,000	99,897
Swedbank AB 11/8/2023	5.380		50,000	49,941
Swedbank AB 11/13/2023	5.395		100,000	99,810
Swedbank AB 11/16/2023	5.370		100,000	99,766
Swedbank AB 11/27/2023	5.375		150,000	149,408
Swedbank AB 12/4/2023	5.424		350,000	348,259
Swedbank AB 12/12/2023	5.420		75,000	74,538
Thunder Bay Funding, LLC 1/24/2024[1]	5.361		50,000	49,352
Thunder Bay Funding, LLC 2/6/2024[1]	5.466		80,000	78,799
Thunder Bay Funding, LLC 2/8/2024[1]	5.520		30,000	29,540
Thunder Bay Funding, LLC 2/9/2024[1]	5.468		125,000	123,064
TotalEnergies Capital 11/1/2023[1]	5.316		400,000	399,941
TotalEnergies Capital 11/2/2023[1]	5.320		250,000	249,926
TotalEnergies Capital 11/7/2023[1]	5.320		250,000	249,741
TotalEnergies Capital 11/8/2023[1]	5.320		350,000	349,585
TotalEnergies Capital 11/9/2023[1]	5.320		250,000	249,666
TotalEnergies Capital 11/10/2023[1]	5.320		100,000	99,852
TotalEnergies Capital 11/14/2023[1]	5.320		55,870	55,754
Toyota Industries Commercial Finance, Inc. 12/20/2023[1]	5.400		30,000	29,776
Toyota Motor Credit Corp. 12/18/2023	5.440		100,000	99,285
Toyota Motor Credit Corp. 1/23/2024	5.410		100,000	98,732
United Overseas Bank, Ltd. 11/6/2023[1]	5.470		50,000	49,956
United Overseas Bank, Ltd. 11/16/2023[1]	5.470		25,500	25,439
United Overseas Bank, Ltd. 11/17/2023[1]	5.480		100,000	99,748
United Overseas Bank, Ltd. 12/8/2023[1]	5.411		100,000	99,432
United Overseas Bank, Ltd. 12/14/2023[1]	5.450		189,200	187,953

Capital Group Central Cash Fund	9

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Commercial paper (continued)
United Overseas Bank, Ltd. 12/15/2023[1]	5.255%	USD	150,000	$148,988
Victory Receivables Corp. 11/13/2023[1]	5.460		75,000	74,855
Victory Receivables Corp. 11/20/2023[1]	5.350		60,000	59,822
Victory Receivables Corp. 11/30/2023[1]	5.490		50,000	49,776
Victory Receivables Corp. 12/4/2023[1]	5.470		65,000	64,669
Victory Receivables Corp. 12/11/2023[1]	5.490		75,000	74,538
Victory Receivables Corp. 1/8/2024[1]	5.530		25,000	24,736
Victory Receivables Corp. 1/9/2024[1]	5.529		105,000	103,877
Victory Receivables Corp. 1/10/2024[1]	5.540		85,000	84,077
Victory Receivables Corp. 1/24/2024[1]	5.590		50,000	49,348
Wal-Mart Stores, Inc. 11/6/2023[1]	5.229		145,000	144,873
Wal-Mart Stores, Inc. 11/7/2023[1]	5.231		50,000	49,949
Wal-Mart Stores, Inc. 11/8/2023[1]	5.189		138,500	138,338
Wal-Mart Stores, Inc. 11/9/2023[1]	5.235		75,000	74,901
Wal-Mart Stores, Inc. 11/13/2023[1]	4.892		100,000	99,823
Wal-Mart Stores, Inc. 11/14/2023[1]	5.192		148,500	148,194
Wal-Mart Stores, Inc. 11/15/2023[1]	5.330		150,000	149,668
Wal-Mart Stores, Inc. 11/20/2023[1]	5.315		193,750	193,178
Wal-Mart Stores, Inc. 11/21/2023[1]	5.243		75,000	74,768
Wal-Mart Stores, Inc. 11/28/2023[1]	5.360		88,301	87,935
Wal-Mart Stores, Inc. 12/4/2023[1]	5.340		22,500	22,387
Wal-Mart Stores, Inc. 12/18/2023[1]	5.261		75,000	74,467
Wal-Mart Stores, Inc. 12/20/2023[1]	5.264		75,000	74,445
				46,022,172

Repurchase agreements 25.96%
Overnight repurchase agreements*			37,650,000	37,650,000

U.S. Treasury bills 21.39%
U.S. Treasury 11/2/2023	5.168		1,545,000	1,544,775
U.S. Treasury 11/7/2023	4.938		3,271,050	3,268,177
U.S. Treasury 11/9/2023	5.158		2,255,500	2,252,848
U.S. Treasury 11/14/2023	5.140		1,725,000	1,721,716
U.S. Treasury 11/16/2023	5.188		2,402,900	2,397,629
U.S. Treasury 11/21/2023	4.866		200,000	199,412
U.S. Treasury 11/24/2023	5.169		1,326,000	1,321,530
U.S. Treasury 11/28/2023	4.809		950,000	946,233
U.S. Treasury 11/30/2023	5.152		2,150,000	2,140,847
U.S. Treasury 12/5/2023	5.043		1,750,000	1,741,281
U.S. Treasury 12/7/2023	5.113		2,050,000	2,039,181
U.S. Treasury 12/12/2023	5.291		650,000	646,089
U.S. Treasury 12/14/2023	4.957		900,000	894,319
U.S. Treasury 12/19/2023	5.208		1,750,000	1,737,605
U.S. Treasury 12/26/2023	4.950		1,850,000	1,834,955
U.S. Treasury 12/28/2023	5.318		902,600	895,008
U.S. Treasury 1/2/2024	5.311		350,000	346,808
U.S. Treasury 1/4/2024	5.228		1,000,000	990,587
U.S. Treasury 1/11/2024	5.299		800,000	791,646
U.S. Treasury 1/18/2024	5.262		850,000	840,230
U.S. Treasury 1/23/2024	5.080		300,000	296,327
U.S. Treasury 1/25/2024	5.292		700,000	691,253
U.S. Treasury 2/1/2024	5.153		300,000	295,933
U.S. Treasury 2/6/2024	5.093		150,000	147,855
U.S. Treasury 2/13/2024	5.108		650,000	640,010
U.S. Treasury 2/22/2024	4.426		400,000	393,333
				31,015,587

Capital Group Central Cash Fund	10

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)		Value (000)
Federal agency bills & notes 20.53%
Discount bills & notes 15.20%
Federal Farm Credit Banks 11/16/2023	5.340%	USD	50,000	$49,890
Federal Farm Credit Banks 11/22/2023	5.300		70,000	69,784
Federal Farm Credit Banks 12/12/2023	5.310		25,000	24,849
Federal Farm Credit Banks 12/14/2023	5.320		70,000	69,557
Federal Home Loan Bank 11/1/2023	5.248		855,000	854,875
Federal Home Loan Bank 11/3/2023	5.078		871,500	871,245
Federal Home Loan Bank 11/6/2023	5.260		1,050,000	1,049,232
Federal Home Loan Bank 11/7/2023	5.226		550,000	549,517
Federal Home Loan Bank 11/8/2023	5.192		200,000	199,795
Federal Home Loan Bank 11/10/2023	5.289		800,000	798,947
Federal Home Loan Bank 11/15/2023	5.241		1,458,700	1,455,709
Federal Home Loan Bank 11/17/2023	5.235		253,800	253,205
Federal Home Loan Bank 11/20/2023	5.226		500,000	498,607
Federal Home Loan Bank 11/21/2023	5.173		331,000	330,028
Federal Home Loan Bank 11/22/2023	5.288		1,046,420	1,043,194
Federal Home Loan Bank 11/24/2023	5.260		550,000	548,143
Federal Home Loan Bank 11/29/2023	5.293		705,270	702,368
Federal Home Loan Bank 12/1/2023	5.289		1,068,260	1,063,551
Federal Home Loan Bank 12/5/2023	5.106		100,000	99,500
Federal Home Loan Bank 12/6/2023	5.310		250,000	248,713
Federal Home Loan Bank 12/7/2023	5.248		400,000	397,882
Federal Home Loan Bank 12/8/2023	5.247		415,000	412,741
Federal Home Loan Bank 12/11/2023	5.285		382,275	380,023
Federal Home Loan Bank 12/12/2023	5.303		1,014,940	1,008,811
Federal Home Loan Bank 12/13/2023	5.276		696,800	692,490
Federal Home Loan Bank 12/14/2023	5.252		665,000	660,788
Federal Home Loan Bank 12/15/2023	5.189		283,000	281,166
Federal Home Loan Bank 12/18/2023	5.350		500,000	496,535
Federal Home Loan Bank 12/19/2023	5.337		363,500	360,927
Federal Home Loan Bank 12/20/2023	5.262		890,400	883,967
Federal Home Loan Bank 12/21/2023	5.203		700,000	694,833
Federal Home Loan Bank 12/22/2023	5.276		749,000	743,361
Federal Home Loan Bank 12/27/2023	5.232		400,000	396,690
Federal Home Loan Bank 1/3/2024	5.289		737,000	730,138
Federal Home Loan Bank 1/5/2024	5.308		1,022,000	1,012,177
Federal Home Loan Bank 1/12/2024	5.330		50,000	49,467
Federal Home Loan Bank 1/17/2024	5.295		100,000	98,860
Federal Home Loan Bank 1/19/2024	5.292		857,000	846,978
Federal Home Loan Bank 1/24/2024	5.332		209,088	206,486
Federal Home Loan Bank 1/26/2024	5.320		85,000	83,917
Federal Home Loan Bank 1/30/2024	5.274		150,000	148,005
Federal Home Loan Bank 1/31/2024	5.271		400,000	394,612
Tennessee Valley Authority 11/8/2023	5.300		275,000	274,716
				22,036,279

	Coupon rate
Interest bearing bills & notes 5.33%
Federal Home Loan Bank (USD-SOFR + 0.025%) 11/1/2023[2]	5.335		205,000	205,000
Federal Home Loan Bank (USD-SOFR + 0.025%) 11/3/2023[2]	5.335		300,000	299,999
Federal Home Loan Bank (USD-SOFR + 0.02%) 11/9/2023[2]	5.330		50,000	49,999
Federal Home Loan Bank (USD-SOFR + 0.03%) 11/10/2023[2]	5.340		300,000	299,993
Federal Home Loan Bank (USD-SOFR + 0.035%) 11/16/2023[2]	5.345		250,000	249,979
Federal Home Loan Bank (USD-SOFR + 0.02%) 11/17/2023[2]	5.330		250,000	249,989
Federal Home Loan Bank (USD-SOFR + 0.04%) 11/17/2023[2]	5.350		200,000	199,994
Federal Home Loan Bank (USD-SOFR + 0.03%) 11/21/2023[2]	5.330		300,000	300,026
Federal Home Loan Bank (USD-SOFR + 0.06%) 11/28/2023[2]	5.370		100,000	99,997
Federal Home Loan Bank (USD-SOFR + 0.07%) 11/30/2023[2]	5.380		200,000	199,995
Federal Home Loan Bank (USD-SOFR + 0.03%) 12/8/2023[2]	5.340		100,000	99,990
Federal Home Loan Bank (USD-SOFR + 0.025%) 12/26/2023[2]	5.335		200,000	199,936
Federal Home Loan Bank (USD-SOFR + 0.03%) 1/5/2024[2]	5.340		205,000	204,974
Federal Home Loan Bank (USD-SOFR + 0.03%) 1/12/2024[2]	5.340		200,000	199,977
Federal Home Loan Bank (USD-SOFR + 0.035%) 1/19/2024[2]	5.345		250,000	250,007
Federal Home Loan Bank (USD-SOFR + 0.03%) 1/22/2024[2]	5.340		250,000	249,996
Federal Home Loan Bank (USD-SOFR + 0.03%) 1/25/2024[2]	5.340		200,000	199,983
Federal Home Loan Bank (USD-SOFR + 0.035%) 1/26/2024[2]	5.345		100,000	99,969

Capital Group Central Cash Fund	11

Short-term securities (continued)	Coupon rate	Principal amount (000)		Value (000)
Interest bearing bills & notes (continued)
Federal Home Loan Bank (USD-SOFR + 0.04%) 2/1/2024[2]	5.350%	USD	100,000	$100,003
Federal Home Loan Bank (USD-SOFR + 3.50%) 2/9/2024[2]	5.345		200,000	199,973
Federal Home Loan Bank (USD-SOFR + 0.04%) 2/16/2024[2]	5.350		100,000	99,980
Federal Home Loan Bank (USD-SOFR + 0.04%) 2/20/2024[2]	5.350		300,000	300,014
Federal Home Loan Bank (USD-SOFR + 0.045%) 2/22/2024[2]	5.355		200,000	199,994
Federal Home Loan Bank (USD-SOFR + 0.04%) 2/27/2024[2]	5.350		200,000	199,954
Federal Home Loan Bank (USD-SOFR + 0.045%) 2/28/2024[2]	5.355		75,000	75,001
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/4/2024[2]	5.360		100,000	100,003
Federal Home Loan Bank (USD-SOFR + 0.04%) 3/12/2024[2]	5.350		200,000	199,965
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/14/2024[2]	5.360		150,000	149,992
Federal Home Loan Bank (USD-SOFR + 0.04%) 3/18/2024[2]	5.350		250,000	249,975
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/18/2024[2]	5.360		200,000	199,987
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/25/2024[2]	5.360		200,000	199,884
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/25/2024[2]	5.360		150,000	149,996
Federal Home Loan Bank (USD-SOFR + 0.045%) 3/26/2024[2]	5.355		250,000	249,933
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/26/2024[2]	5.360		150,000	150,009
Federal Home Loan Bank (USD-SOFR + 0.05%) 3/28/2024[2]	5.360		150,000	150,009
Federal Home Loan Bank (USD-SOFR + 0.055%) 4/29/2024[2]	5.365		350,000	349,997
Federal Home Loan Bank (USD-SOFR + 0.06%) 5/2/2024[2]	5.370		100,000	100,008
Federal Home Loan Bank (USD-SOFR + 0.065%) 5/24/2024[2]	5.375		150,000	150,000
Federal Home Loan Bank (USD-SOFR + 0.06%) 6/24/2024[2]	5.370		175,000	174,977
Federal Home Loan Bank (USD-SOFR + 0.07%) 6/27/2024[2]	5.380		325,000	325,031
				7,734,488

Total federal agency bills & notes				29,770,767

	Interest rate
Certificates of deposit 0.40%
Bank of America Corp. 11/28/2023	5.450		250,000	250,004
Bank of America Corp. 12/27/2023	5.530		250,000	250,013
Crédit Agricole Corporate and Investment Bank, New York Branch 12/20/2023	5.430		75,000	74,444
				574,461

Total short-term securities (cost: $145,039,163,000)				145,032,987

Bonds, notes & other debt instruments 1.02%
U.S. Treasury bonds & notes 1.02%
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.037%) 5.419% 7/31/2024[2]			225,000	225,032
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.14%) 5.522% 10/31/2024[2]			250,000	250,239
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.20%) 5.582% 1/31/2025[2]			1,000,000	1,001,592

Total bonds, notes & other debt instruments (cost: $1,475,161,000)				1,476,863
Total investment securities 101.04% (cost: $146,514,324,000)				146,509,850
Other assets less liabilities (1.04)%				(1,512,983)

Net assets 100.00%				$144,996,867

Capital Group Central Cash Fund	12

*Repurchase agreements

Counterparty	Lending rate	Settlement date	Maturity date	Collateralized by	Collateral received, at value (000)	Repurchase agreement, at value (000)	Repurchase agreement proceeds to be received (000)
Bank of Montreal	5.28%	10/31/2023	11/1/2023	U.S. Treasury 4.625% 2026	$204,000	$200,000	$200,029
BNP Paribas	5.29	10/31/2023	11/1/2023	U.S. Treasury 0.125%-5% 2023-2030	510,000	500,000	500,073
BofA Securities	5.30	10/31/2023	11/1/2023	U.S. Treasury 0.125%-7.625% 2024-2031	918,000	900,000	900,132
Canadian Imperial Bank of Commerce	5.28	10/31/2023	11/1/2023	U.S. Treasury 0.125%-5.522% 2024-2033	510,000	500,000	500,073
JPMorgan Securities	5.30	10/31/2023	11/1/2023	U.S. Treasury 0% 2023	1,122,000	1,100,000	1,100,162
Mizuho Securities	5.28	10/31/2023	11/1/2023	U.S. Treasury 0%-4.625% 2024-2032	510,000	500,000	500,073
New York Federal Reserve	5.30	10/31/2023	11/1/2023	U.S. Treasury 0.375%-4.375% 2025-2045	31,804,682	31,800,000	31,804,682
RBC Dominion Securities	5.30	10/31/2023	11/1/2023	U.S. Treasury 0%-6.875% 2024-2031	102,000	100,000	100,015
Royal Bank of Canada	5.30	10/31/2023	11/1/2023	U.S. Treasury 0.25%-4.5% 2023-2032	510,000	500,000	500,074
Societe Generale Bank	5.28	10/31/2023	11/1/2023	U.S. Treasury 1.5%-4.375% 2024-2030	918,000	900,000	900,132
TD Securities	5.30	10/31/2023	11/1/2023	U.S. Treasury 1.25%-1.5% 2024-2028	255,000	250,000	250,037
Wells Fargo Securities	5.28	10/31/2023	11/1/2023	U.S. Treasury 0.125%-3.875% 2024-2033	408,000	400,000	400,059
					$37,771,682	$37,650,000	$37,655,541

[1]	Acquired in a transaction exempt from registration under Rule 144A or, for commercial paper, Section 4(a)(2) of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $36,905,713,000, which represented 25.45% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.

Key to abbreviation(s)

SOFR = Secured Overnight Financing Rate

USD = U.S. dollars

Refer to the notes to financial statements.

Capital Group Central Cash Fund	13

Financial statements

Statement of assets and liabilities
at October 31, 2023	(dollars in thousands)

Assets:
Investment securities in unaffiliated issuers, at value (cost: $108,864,324)		$108,859,850
Repurchase agreements (cost: $37,650,000)		37,650,000
Cash		1,033,615
Receivables for:
Sales of fund’s shares	$2,053,110
Interest	58,872	2,111,982
		149,655,447
Liabilities:
Payables for:
Purchases of investments	3,565,877
Repurchases of fund’s shares	1,088,373
Dividends on fund’s shares	3,975
Trustees’ deferred compensation	291
Other	64	4,658,580
Net assets at October 31, 2023		$144,996,867

Net assets consist of:
Capital paid in on shares of beneficial interest		$144,996,209
Total distributable earnings		658
Net assets at October 31, 2023		$144,996,867

(dollars and shares in thousands, except per-share amounts)

Shares of beneficial interest issued and outstanding (no stated par value) —
unlimited shares authorized (1,449,966 total shares outstanding)

	Net assets	Shares outstanding	Net asset value per share
Class M	$144,996,867	1,449,966	$100.00

Refer to the notes to financial statements.

Capital Group Central Cash Fund	14

Financial statements (continued)

Statement of operations
for the year ended October 31, 2023	(dollars in thousands)

Investment income:
Income:
Interest		$7,396,004
Fees and expenses:
Reports to shareholders	$10
Registration statement and prospectus	1
Trustees’ compensation	205
Auditing and legal	135
Custodian	363
Other	19	733
Net investment income		7,395,271

Net realized loss and unrealized appreciation:
Net realized loss on investments		(606)
Net unrealized appreciation on investments		32,838
Net realized loss and unrealized appreciation		32,232

Net increase in net assets resulting from operations		$7,427,503

Statements of changes in net assets
(dollars in thousands)

	Year ended October 31,
	2023	2022
Operations:
Net investment income	$7,395,271	$1,838,826
Net realized (loss) gain	(606)	2
Net unrealized appreciation (depreciation)	32,838	(35,952)
Net increase in net assets resulting from operations	7,427,503	1,802,876

Distributions paid or accrued to shareholders	(7,395,643)	(1,832,474)

Net capital share transactions	(39,812,376)	72,339,582

Total (decrease) increase in net assets	(39,780,516)	72,309,984

Net assets:
Beginning of year	184,777,383	112,467,399
End of year	$144,996,867	$184,777,383

Refer to the notes to financial statements.

Capital Group Central Cash Fund	15

Notes to financial statements

1. Organization

Capital Group Central Fund Series (the “trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company and has initially issued one series of shares, Capital Group Central Cash Fund (the “fund”). The fund seeks to provide income on cash reserves while preserving capital and maintaining liquidity.

The fund manages cash balances for Capital Group and other funds, investment vehicles and accounts advised by Capital Group affiliates, and is not available to the public. The fund is an institutional prime money market fund with a floating net asset value.

2. Significant accounting policies

The fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. The fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the fund’s investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The fund follows the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Cash — Cash may include amounts held in an interest bearing deposit facility.

Security transactions and related investment income — Security transactions are recorded by the fund as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the fund will segregate liquid assets sufficient to meet its payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of the fund’s net investment income and are paid to shareholders monthly.

3. Valuation

Capital Research and Management Company (“CRMC”), the fund’s investment adviser, values the fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. The fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests.

Methods and inputs — The fund’s investment adviser uses the following methods and inputs to establish the fair value of the fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed income securities, including short-term securities, are generally valued at evaluated prices obtained from third-party pricing vendors. Vendors value such securities based on one or more inputs that may include, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. However, certain short-term securities, such as repurchase agreements and daily variable rate notes, are generally valued at par. When the fund’s investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the fund’s investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by the fund’s investment adviser and approved by the board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with SEC rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, contractual or legal restrictions on resale of the security, relevant financial or business

Capital Group Central Cash Fund	16

developments of the issuer, actively traded similar or related securities, dealer or broker quotes, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security, and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

Processes and structure — The fund’s board of trustees has designated the fund’s investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Committee”) to administer, implement and oversee the fair valuation process and to make fair value decisions. The Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation team. The Committee reviews changes in fair value measurements from period to period, pricing vendor information and market data, and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group. The Committee reports changes to the fair valuation guidelines to the board of trustees. The fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

Classifications — The fund’s investment adviser classifies the fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. As of October 31, 2023, all of the fund’s investment securities were classified as Level 2.

4. Risk factors

Investing in the fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline — sometimes rapidly or unpredictably — due to various factors, including events or conditions affecting the general economy or particular industries or companies; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; changes in inflation rates; and interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease), bank failures and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Investing outside the U.S. — The fund invests in commercial paper and other short-term bank obligations that are issued by entities domiciled outside the U.S., or with significant operations or revenues outside the U.S. or are tied economically to countries outside the U.S. Such securities may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers operate or generate revenue or to which the securities are tied economically. Investments outside the U.S. may also be subject to different accounting practices and different regulatory, legal, auditing, financial reporting and recordkeeping standards and practices, and may be more difficult to value, than those in the U.S. In addition, the value of investments outside the U.S. may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund, which could impact the liquidity of the fund’s portfolio.

Investing in cash equivalents — Cash equivalents, such as commercial paper, asset-backed commercial paper, short term-bank obligations and corporate bonds and notes that mature or may be redeemed or mature within thirteen months or less, like other fixed income instruments are subject to interest rate risk. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase.

Capital Group Central Cash Fund	17

Commercial paper is often unsecured, but may be supported by letters of credit or other forms of collateral. Maturing commercial paper are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. As with all fixed income securities, there is a chance that the issuer will default on its short-term obligations and these securities may become illiquid or suffer from reduced liquidity in these or other situations.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Notwithstanding that these securities are backed by the full faith and credit of the U.S. government, circumstances could arise that would prevent or delay the payment of interest or principal on these securities, which could adversely affect their value and the fund’s ability to preserve the value of your investment. Such an event could lead to significant disruptions in U.S. and global markets. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government. U.S. government securities are subject to market risk, interest rate risk and credit risk.

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield or total return or be able to preserve the value of your investment at $1.00 per share and, in relatively low interest rate environments, there are heightened risks associated with rising interest rates.

Investing in repurchase agreements — Upon entering into a repurchase agreement, the fund purchases a security from a bank or broker-dealer, which simultaneously commits to repurchase the security within a specified time at the fund’s cost with interest. The security purchased by the fund constitutes collateral for the seller’s repurchase obligation. If the party agreeing to repurchase should default, the fund may seek to sell the security it holds as collateral. The fund may incur a loss if the value of the collateral securing the repurchase obligation falls below the repurchase price. The fund may also incur disposition costs and encounter procedural delays in connection with liquidating the collateral.

Financial services risk — A significant portion of the fund’s portfolio may be comprised of securities issued by companies in the financial services industry. As a result, the fund may be more susceptible to any economic, business, political or other developments which generally affect this industry sector. The profitability of many types of financial companies may be adversely affected in certain market cycles, including during periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the fund’s investments may lose value during such periods.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results.

5. Certain investment techniques

Repurchase agreements — The fund has entered into repurchase agreements, under which the fund purchases a security from a bank or broker-dealer and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased by the fund constitutes collateral for the seller’s repurchase obligation, a repurchase agreement is effectively a loan by the fund that is collateralized by the security purchased. The fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest that are held at a custodian bank and are fully collateralized by cash or U.S. government securities.

Capital Group Central Cash Fund	18

6. Taxation and distributions

Federal income taxation — The fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to regulated investment companies and intends to distribute substantially all of its net taxable income and net capital gains each year. The fund is not subject to income taxes to the extent such distributions are made. Therefore, no federal income tax provision is required.

As of and during the year ended October 31, 2023, the fund did not have a liability for any unrecognized tax benefits. The fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statement of operations. During the year, the fund did not incur any significant interest or penalties.

The fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Non-U.S. taxation — Interest income is recorded net of non-U.S. taxes paid. The fund may file withholding tax reclaims in certain jurisdictions to recover a portion of amounts previously withheld. These reclaims are recorded when the amount is known and there are no significant uncertainties on collectability. Gains realized by the fund on the sale of securities in certain countries, if any, may be subject to non-U.S. taxes. The fund generally records an estimated deferred tax liability based on unrealized gains to provide for potential non-U.S. taxes payable upon the sale of these securities.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; deferred expenses and net capital losses. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the fund for financial reporting purposes.

During the year ended October 31, 2023, the fund reclassified $1,000 from total distributable earnings to capital paid in on shares of beneficial interest to align financial reporting with tax reporting.

As of October 31, 2023, the tax basis components of distributable earnings, unrealized appreciation (depreciation) and cost of investments were as follows (dollars in thousands):

Undistributed ordinary income	$10,329
Capital loss carryforward*	(931)
Gross unrealized appreciation on investments	2,995
Gross unrealized depreciation on investments	(7,468)
Net unrealized depreciation on investments	(4,473)
Cost of investments	146,514,324

*	The capital loss carryforward will be used to offset any capital gains realized by the fund in future years. The fund will not make distributions from capital gains while a capital loss carryforward remains.

Tax-basis distributions paid or accrued to shareholders from ordinary income were as follows (dollars in thousands):

	Year ended October 31,
Share class	2023	2022
Class M	$7,395,643	$1,832,474

7. Fees and transactions with related parties

CRMC, the fund’s investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the principal underwriter of the fund’s shares, and American Funds Service Company® (“AFS”), the fund’s transfer agent. CRMC, AFD and AFS are considered related parties to the fund.

Transfer agent services — The fund has a shareholder services agreement with AFS under which the fund compensates AFS for providing transfer agent services to the fund. These services include recordkeeping and transaction processing.

Capital Group Central Cash Fund	19

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of the fund, are treated as if invested in shares of the fund. These amounts represent general, unsecured liabilities of the fund and vary according to the total returns of the fund. Trustees’ compensation of $205,000 in the fund’s statement of operations reflects $193,000 in current fees (either paid in cash or deferred) and a net increase of $12,000 in the value of the deferred amounts.

Affiliated officers and trustees — Officers and certain trustees of the fund are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the fund.

Security transactions with related funds — The fund may purchase investment securities from, or sell investment securities to, other funds managed by CRMC (or funds managed by certain affiliates of CRMC) under procedures adopted by the fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act. During the year ended October 31, 2023, the fund did not engage in any such purchase or sale transactions with any related funds.

Interfund lending — Pursuant to an exemptive order issued by the SEC, the fund, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The fund lent $10,000 at a rate of 5.860% to one or more CRMC-managed funds during the year ended October 31, 2023. The fund received less than $1,000 in interest income from the loan.

8. Indemnifications

The fund’s organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the fund. In the normal course of business, the fund may also enter into contracts that provide general indemnifications. The fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the fund. The risk of material loss from such claims is considered remote. Insurance policies are also available to the fund’s board members and officers.

9. Capital share transactions

Capital share transactions in the fund were as follows (dollars and shares in thousands):

	Sales		Reinvestments of distributions		Repurchases		Net (decrease) increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended October 31, 2023

Class M	$369,758,698	3,697,697	$7,318,438	73,188	$(416,889,512)	(4,169,004)	$(39,812,376)	(398,119)

Year ended October 31, 2022

Class M	$405,586,978	4,056,210	$1,804,186	18,045	$(335,051,582)	(3,350,797)	$72,339,582	723,458

Capital Group Central Cash Fund	20

Financial highlights

		Income from investment operations[1]
Year ended	Net asset value, beginning of year	Net investment income	Net gains (losses) on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Net asset value, end of year	Total return		Net assets, end of year (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class M:
10/31/2023	$99.98	$4.82	$.05	$4.87	$(4.85)	$100.00	4.98%		$144,997	—%[2]		4.82%
10/31/2022	100.00	1.21	(.21)	1.00	(1.02)	99.98	1.01		184,777	—	[2]	1.21
10/31/2021	100.01	.08	(.01)	.07	(.08)	100.00	.06		112,467	—	[2]	.08
10/31/2020	100.01	.77	.06	.83	(.83)	100.01	.83		120,503	—	[2]	.77
10/31/2019[3,4]	100.00	1.60	.01	1.61	(1.60)	100.01	1.62	[5]	119,761	—	[2,6]	2.31	[6]

[1]	Based on average shares outstanding.
[2]	Amount less than .01%.
[3]	Based on operations for a period that is less than a full year.
[4]	Class M shares began investment operations on February 22, 2019.
[5]	Not annualized.
[6]	Annualized.

Refer to the notes to financial statements.

Capital Group Central Cash Fund	21

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Capital Group Central Fund Series and Shareholders of Capital Group Central Cash Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of Capital Group Central Cash Fund (constituting Capital Group Central Fund Series, referred to hereafter as the “Fund”) as of October 31, 2023, the related statement of operations for the year ended October 31, 2023, the statements of changes in net assets for each of the two years in the period ended October 31, 2023, including the related notes, and the financial highlights for each of the periods indicated therein (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of October 31, 2023, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period ended October 31, 2023 and the financial highlights for each of the periods indicated therein in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of October 31, 2023 by correspondence with the custodian and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 15, 2023

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

Capital Group Central Cash Fund	22

Capital Group Central Fund Series

Part C

Other Information

Item 28.	Exhibits for Registration Statement (1940 Act No. 811-23391)

(a)	Articles of Incorporation – Certificate of Trust effective 1/19/18 and Agreement and Declaration of Trust dated 1/1/19 – previously filed (see Amendment No. 1 filed 2/22/19)

(b)	By-laws – By-laws – previously filed (see Amendment No. 1 filed 2/22/19)

(c)	Instruments Defining Rights of Security Holders – None

(d)	Investment Advisory Contracts – Investment Advisory and Service Agreement dated 5/1/18 – previously filed (see Amendment No. 1 filed 2/22/19)

(e)	Underwriting Contracts – Distribution Agreement dated 5/1/21 – previously filed (see Amendment No 4 filed 1/31/22)

(f)	Bonus or Profit Sharing Contracts – Deferred Compensation Plan effective 1/1/20 – previously filed (see Amendment No. 2 filed 1/31/20)

(g)	Custodian Agreements – Global Custody Agreement – previously filed (see Amendment No. 1 filed 2/22/19)

(h)	Other Material Contracts – Indemnification Agreement – previously filed (see Amendment No. 1 filed 2/22/19); and Shareholder Services Agreement dated 1/1/23 – previously filed (see Amendment No. 5 filed 1/31/23)

(i)	Not applicable

(j)	Not applicable

(k)       Not applicable

(l)	Initial capital agreements – Initial capital agreements – previously filed (see Amendment No. 1 filed 2/22/19)

(m)	Not applicable

(n)	Not applicable

(o)       Reserved

(p)	Code of Ethics – Code of Ethics for The Capital Group Companies dated July 2024 and Code of Ethics for Registrant

Item 29.	Persons Controlled by or Under Common Control with the Fund

None

Item 30.	Indemnification

The Registrant is a joint-insured under Investment Adviser/Mutual Fund Errors and Omissions Policies, which insure its officers and trustees against certain liabilities. However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify the individual.

Article 8 of the Registrant’s Declaration of Trust as well as the indemnification agreements that the Registrant has entered into with each of its trustees who is not an “interested person” of the Registrant (as defined under the Investment Company Act of 1940, as amended), provide in effect that the Registrant will indemnify its officers and trustees against any liability or expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Registrant, to the fullest extent permitted by applicable law, subject to certain conditions. In accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940, as amended, and their respective terms, these provisions do not protect any person against any liability to the Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant will comply with the indemnification requirements contained in the Investment Company Act of 1940, as amended, and Release Nos. 7221 (June 9, 1972) and 11330 (September 4, 1980).

Item 31.	Business and Other Connections of the Investment Adviser

None

Item 32.	Principal Underwriters

(a)               Capital Client Group, Inc. is the Principal Underwriter of shares of: AMCAP Fund, American Balanced Fund, American Funds College Target Date Series, American Funds Corporate Bond Fund, American Funds Developing World Growth and Income Fund, American Funds Emerging Markets Bond Fund, American Funds Fundamental Investors, American Funds Global Balanced Fund, American Funds Global Insight Fund, The American Funds Income Series, American Funds Inflation Linked Bond Fund, American Funds International Vantage Fund, American Funds Mortgage Fund, American Funds Multi-Sector Income Fund, American Funds Portfolio Series, American Funds Retirement Income Portfolio Series, American Funds Short-Term Tax-Exempt Bond Fund, American Funds Strategic Bond Fund, American Funds Target Date Retirement Series, American Funds Tax-Exempt Fund of New York, The American Funds Tax-Exempt Series II, American Funds U.S. Government Money Market Fund, American High-Income Municipal Bond Fund, American High-Income Trust, American Mutual Fund, The Bond Fund of America, Capital Group Completion Fund Series, Capital Group Conservative Equity ETF, Capital Group Core Balanced ETF, Capital Group Core Equity ETF, Capital Group Dividend Growers ETF, Capital Group Dividend Value ETF, Capital Group Fixed Income ETF Trust, Capital Group Global Equity ETF, Capital Group Global Growth Equity ETF, Capital Group Growth ETF, Capital Group International Core Equity ETF, Capital Group International Equity ETF, Capital Group International Focus Equity ETF, Capital Group New Geography Equity ETF, Capital Group Private Client Services Funds, Capital Group Short Duration Municipal Income ETF, Capital Group U.S. Equity Fund, Capital Income Builder, Capital World Bond Fund, Capital World Growth and Income Fund, Emerging Markets Growth Fund, Inc., EuroPacific Growth Fund, The Growth Fund of America, The Income Fund of America, Intermediate Bond Fund of America, International Growth and Income Fund, The Investment Company of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, New Perspective Fund, New World Fund, Inc., Short-Term Bond Fund of America, SMALLCAP World Fund, Inc., The Tax-Exempt Bond Fund of America and Washington Mutual Investors Fund

(b)

	(1) Name and Principal Business Address	(2) Positions and Offices with Underwriter	(3) Positions and Offices with Registrant
LAO	Anuj K. Agarwal	Vice President	None
LAO	Albert Aguilar, Jr.	Director, Vice President and Chief Compliance Officer	None
SNO	David A. Ajluni	Regional Vice President	None
LAO	C. Thomas Akin II	Senior Vice President	None
LAO	Mark G. Alteri	Regional Vice President	None
LAO	Colleen M. Ambrose	Vice President	None
LAO	Christopher S. Anast	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Dion T. Angelopoulos	Assistant Vice President	None
CHO	Erik J. Applegate	Vice President, Capital Group Institutional Investment Services Division	None

LAO	Luis F. Arocha	Vice President	None
LAO	Keith D. Ashley	Regional Vice President	None
LAO	Julie A. Asher	Assistant Vice President	None
LAO	Curtis A. Baker	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	T. Patrick Bardsley	Senior Vice President	None
SNO	Mark C. Barile	Assistant Vice President	None
LAO	Shakeel A. Barkat	Senior Vice President	None
LAO	Antonio M. Bass	Senior Vice President	None
LAO	Andrew Z. Bates	Assistant Vice President	None
LAO	Katherine A. Beattie	Senior Vice President	None
LAO	Scott G. Beckerman	Senior Vice President	None
LAO	Bethann Beiermeister	Regional Vice President	None
LAO	Jeb M. Bent	Vice President	None
LAO	Matthew D. Benton	Senior Vice President	None
LAO	Jerry R. Berg	Senior Vice President	None
LAO	Joseph W. Best, Jr.	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Matthew F. Betley	Vice President	None
LAO	Roger J. Bianco, Jr.	Senior Vice President	None
LAO	Ryan M. Bickle	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jay A. Binstock	Assistant Vice President	None
LAO	Peter D. Bjork	Regional Vice President	None
SNO	Nasaly Blake	Assistant Vice President	None
DCO	Bryan K. Blankenship	Senior Vice President	None
LAO	Marek Blaskovic	Vice President	None
LAO	Matthew C. Bloemer	Regional Vice President	None
LAO	Gerard M. Bockstie, Jr.	Senior Vice President	None
LAO	Jon T. Boldt	Regional Vice President	None
LAO	Ainsley J. Borel	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jill M. Boudreau	Senior Vice President, Capital Group Institutional Investment Services Division	None

LAO	Andre W. Bouvier	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jordan C. Bowers	Regional Vice President	None
LAO	David H. Bradin	Senior Vice President	None
LAO	William P. Brady	Senior Vice President	None
IND	Paul J. Brewer	Assistant Vice President	None
LAO	William G. Bridge	Senior Vice President	None
LAO	Kevin G. Broulette	Vice President, Capital Group Institutional Investment Services Division	None
LAO	E. Chapman Brown, Jr.	Senior Vice President	None
LAO	Elizabeth S. Brownlow	Vice President	None
LAO	Gary D. Bryce	Senior Vice President	None
NYO	Melissa Buccilli	Senior Vice President	None
SNO	Dylan J. Burdick	Regional Vice President	None
IND	Jennifer L. Butler	Assistant Vice President	None
LAO	Steven Calabria	Senior Vice President	None
LAO	Thomas E. Callahan	Senior Vice President	None
LAO	Kelly V. Campbell	Senior Vice President	None
LAO	Patrick C. Campbell III	Regional Vice President	None
LAO	Anthon S. Cannon III	Vice President	None
SNO	Antonio G. Capobianco	Regional Vice President	None
LAO	Kevin J. Carevic	Vice President	None
LAO	Jason S. Carlough	Senior Vice President	None
LAO	Kim R. Carney	Senior Vice President	None
LAO	Damian F. Carroll	Senior Vice President	None
LAO	David C. Carson, Jr.	Vice President	None
LAO	James D. Carter	Senior Vice President	None
LAO	Stephen L. Caruthers	Senior Vice President, Capital Group Institutional Investment Services Division	None
SFO	James G. Carville	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Philip L. Casciano	Vice President	None
LAO	Christopher M. Cefalo	Senior Vice President	None

IND	Alexzania N. Chambers	Assistant Vice President	None
LAO	Kent W. Chan	Senior Vice President, Capital Group Institutional Investment Services Division	None
SNO	Marcus L. Chaves	Assistant Vice President	None
LAO	Si J. Chen	Vice President	None
LAO	Daniel A. Chodosch	Senior Vice President	None
LAO	Wellington Choi	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Peter J. Chong	Assistant Vice President	None
LAO	Andrew T. Christos	Vice President	None
LAO	Robert S. Chu	Assistant Vice President	None
LAO	Paul A. Cieslik	Senior Vice President	None
LAO	Andrew R. Claeson	Vice President	None
LAO	Michael J. Clark	Regional Vice President	None
LAO	Jamie A. Claypool	Senior Vice President	None
LAO	Scott R. Clodfelter	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Kyle R. Coffey	Regional Vice President	None
LAO	Natalie S. Cole	Vice President	None
NYO	Jayme E. Colosimo	Vice President	None
IND	Timothy J. Colvin	Regional Vice President	None
LAO	Frances Coombes	Senior Vice President	None
IRV	Erin K. Concepcion	Assistant Vice President	None
SNO	Brandon J. Cone	Vice President	None
LAO	Christopher M. Conwell	Vice President	None
LAO	C. Jeffrey Cook	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Megan Costa	Senior Vice President	None
LAO	Greggory J. Cowan	Regional Vice President	None
LAO	Joseph G. Cronin	Senior Vice President	None
LAO	D. Erick Crowdus	Senior Vice President	None
SNO	Zachary A. Cutkomp	Regional Vice President	None
LAO	Hanh M. Dao	Senior Vice President	None

LAO	Alex L. DaPron	Regional Vice President	None
LAO	William F. Daugherty	Senior Vice President	None
LAO	Alexandria B. Davis	Regional Vice President	None
SNO	Bradley C. Davis	Assistant Vice President	None
LAO	Scott T. Davis	Senior Vice President	None
LAO	Shehan N. De Silva	Assistant Vice President	None
LAO	Peter J. Deavan	Senior Vice President	None
LAO	Kristofer J. DeBonville	Regional Vice President	None
LAO	Guy E. Decker	Senior Vice President	None
LAO	Mark A. Dence	Senior Vice President	None
SNO	Brian M. Derrico	Vice President	None
LAO	Stephen Deschenes	Senior Vice President	None
LAO	Maddi L. Dessner	Director and Senior Vice President	None
LAO	James G. DiGiuseppe	Senior Vice President	None
LAO	Alexander J. Diorio	Vice President	None
LAO	Mario P. DiVito	Senior Vice President	None
IND	Marah E. Doan	Assistant Vice President	None
LAO	Kevin F. Dolan	Senior Vice President	None
LAO	John H. Donovan IV	Vice President	None
LAO	Ronald Q. Dottin	Senior Vice President	None
LAO	Joseph B. Dowd	Assistant Vice President	None
LAO	John J. Doyle	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Ryan T. Doyle	Senior Vice President	None
LAO	Craig Duglin	Senior Vice President	None
LAO	Alan J. Dumas	Vice President	None
LAO	Sean P. Durkin	Regional Vice President	None
LAO	John E. Dwyer IV	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Christopher P. Dziubasik	Assistant Vice President	None
IND	Karyn B. Dzurisin	Senior Vice President	None

LAO	Kevin C. Easley	Senior Vice President	None
LAO	Shirley Ecklund	Senior Vice President	None
LAO	Damian Eckstein	Senior Vice President	None
LAO	Matthew J. Eisenhardt	Senior Vice President	None
IRV	Jessica Eng	Assistant Vice President	None
LAO	John A. Erickson	Regional Vice President	None
LAO	Riley O. Etheridge, Jr.	Senior Vice President	None
LAO	Bryan R. Favilla	Senior Vice President	None
LAO	Joseph M. Fazio	Regional Vice President	None
LAO	Mark A. Ferraro	Senior Vice President	None
LAO	Brandon J. Fetta	Vice President	None
LAO	John P. Finneran III	Vice President	None
LAO	Layne M. Finnerty	Senior Vice President, Capital Group Institutional Investment Services Division	None
SNO	Coenraad F. Fletcher	Vice President	None
LAO	Kevin H. Folks	Senior Vice President	None
IND	Kelly B. Fonderoli	Assistant Vice President	None
LAO	David R. Ford	Vice President	None
LAO	William E. Ford	Senior Vice President	None
IRV	Robert S. Forshee	Assistant Vice President	None
LAO	Steven M. Fox	Vice President	None
LAO	Holly C. Framsted	Senior Vice President	None
LAO	Megan France	Regional Vice President	None
LAO	Evan F. Francks	Assistant Vice President	None
LAO	Rusty A. Frauhiger	Vice President	None
LAO	Vincent C. Fu	Assistant Vice President	None
LAO	Tyler L. Furek	Vice President	None
LAO	Jignesh D. Gandhi	Vice President	None
SNO	Arturo V. Garcia, Jr.	Vice President	None
LAO	J. Gregory Garrett	Senior Vice President, Capital Group Institutional Investment Services Division	None

SNO	Edward S. Garza	Vice President	None
LAO	Brian K. Geiger	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Leslie B. Geller	Senior Vice President	None
LAO	Jacob M. Gerber	Senior Vice President	None
LAO	Travis Gilberg	Vice President	None
LAO	Pamela A. Gillett	Senior Vice President	None
LAO	William F. Gilmartin	Vice President	None
IND	Brenda L. Goeken	Assistant Vice President	None
LAO	Kathleen D. Golden	Regional Vice President	None
NYO	Joshua H. Gordon	Vice President, Capital Group Institutional Investment Services Division	None
SNO	Craig B. Gray	Assistant Vice President	None
LAO	Robert E. Greeley, Jr.	Vice President	None
LAO	Jameson R. Greenstone	Senior Vice President	None
LAO	Eric M. Grey	Senior Vice President	None
LAO	Karen M. Griffin	Vice President	None
LAO	E. Renee Grimm	Senior Vice President	None
LAO	Scott A. Grouten	Senior Vice President	None
SNO	John S. Gryniewicz	Regional Vice President	None
LAO	Sam S. Gumma	Vice President	None
LAO	Jan S. Gunderson	Senior Vice President	None
LAO	Ryan A. Gundrum	Assistant Vice President	None
SNO	Lori L. Guy	Vice President	None
LAO	Ralph E. Haberli	Senior Vice President; Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Janna C. Hahn	Senior Vice President	None
LAO	Philip E. Haning	Senior Vice President	None
LAO	Katy L. Hanke	Senior Vice President	None
LAO	Brandon S. Hansen	Senior Vice President	None
LAO	Julie O. Hansen	Vice President	None
SNO	Nicholas Hargreaves	Assistant Vice President	None

LAO	John R. Harley	Senior Vice President	None
LAO	Calvin L. Harrelson III	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Craig W. Hartigan	Senior Vice President	None
LAO	Alan M. Heaton	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Clifford W. “Webb” Heidinger	Senior Vice President	None
LAO	Brock A. Hillman	Senior Vice President	None
IND	Kristin S. Himsel	Senior Vice President	None
SNO	Emilia A. Holt	Assistant Vice President	None
LAO	Dennis L. Hooper	Regional Vice President	None
IND	Ryan D. Hoover	Regional Vice President	None
LAO	Jessica K. Hooyenga	Vice President	None
LAO	Heidi B. Horwitz-Marcus	Senior Vice President	None
LAO	David R. Hreha	Senior Vice President	None
LAO	Frederic J. Huber	Senior Vice President	None
LAO	Michael S. Hukriede	Regional Vice President	None
LAO	Jeffrey K. Hunkins	Senior Vice President	None
LAO	Angelia G. Hunter	Senior Vice President	None
LAO	Christa M. Iacono	Vice President	None
LAO	Marc G. Ialeggio	Senior Vice President	None
LAO	Maurice E. Jadah	Regional Vice President	None
LAO	Asad K. Jamil	Regional Vice President	None
LAO	W. Chris Jenkins	Senior Vice President	None
LAO	Daniel J. Jess II	Senior Vice President	None
IND	Jameel S. Jiwani	Vice President	None
CHO	Allison S. Johnston	Assistant vice President	None
LAO	Brendan M. Jonland	Senior Vice President	None
LAO	Kathryn H. Jordan	Vice President	None
LAO	David G. Jordt	Vice President	None
LAO	Michael Kamell	Senior Vice President	None

LAO	Eric J. Kamin	Regional Vice President	None
IND	Teodor P. Karnakov	Assistant Vice President	None
LAO	Wassan M. Kasey	Senior Vice President	None
IND	Joel A. Kaul	Assistant Vice President	None
LAO	John P. Keating	Senior Vice President	None
LAO	David B. Keib	Senior Vice President	None
LAO	Brian G. Kelly	Senior Vice President	None
LAO	Christopher J. Kennedy	Vice President	None
LAO	Jason A. Kerr	Senior Vice President	None
LAO	Ryan C. Kidwell	Senior Vice President	None
LAO	Charles A. King	Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Eric M. Kirkman	Vice President	None
LAO	Kelsei Q. Kirland	Assistant Vice President	None
IND	Morgann B. Klaus	Assistant Vice President	None
LAO	Stephen J. Knutson	Assistant Vice President	None
LAO	Michael J. Koch	Vice President	None
LAO	James M. Kreider	Vice President	None
LAO	Andrew M. Kruger	Regional Vice President	None
SNO	David D. Kuncho	Vice President	None
LAO	Jialing Lang	Assistant Vice President	None
LAO	Richard M. Lang	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Mark G. LaRoque	Senior Vice President	None
SNO	Theodore J. Larsen	Assistant Vice President	None
LAO	Andrew P. Laskowski	Senior Vice President	None
LAO	Matthew N. Leeper	Senior Vice President	None
LAO	Victor J. LeMay	Regional Vice President	None
LAO	Clay M. Leveritt	Senior Vice President	None
LAO	Emily R. Liao	Senior Vice President	None
LAO	Lorin E. Liesy	Senior Vice President	None

LAO	Chris H. Lin	Assistant Vice President	None
IND	Justin L. Linder	Assistant Vice President	None
LAO	Louis K. Linquata	Senior Vice President	None
SNO	Adam C. Lozano	Assistant Vice President	None
LAO	Omar J. Love	Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Eric S. Luchene	Regional Vice President	None
LAO	Dillon W. Lull	Regional Vice President	None
LAO	Reid A. Luna	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Joe P. Lynch	Regional Vice President	None
CHO	Karin A. Lystad	Assistant Vice President, Capital Group Institutional Investment Services Division	None
LAO	Brandon Y. Ma	Regional Vice President	None
LAO	Justin Maddox	Regional Vice President	None
LAO	Peter K. Maddox	Senior Vice President	None
IND	Tyler J. Magie	Assistant Vice President	None
NYO	Catherine M. Magyera	Vice President	None
LAO	James M. Maher	Senior Vice President	None
LAO	Brendan T. Mahoney	Senior Vice President	None
LAO	Nathan G. Mains	Senior Vice President	None
LAO	Jeffrey N. Malbasa	Senior Vice President	None
LAO	Usma A. Malik	Vice President	None
LAO	Chantal M. Manseau Guerdat	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Arran M. Maran	Regional Vice President	None
LAO	Seema Manek	Vice President	None
LAO	Brooke M. Marrujo	Senior Vice President	None
CHO	James M. Mathenge	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Stephen B. May	Vice President	None
LAO	Barnabas T. Mbigha	Senior Vice President	None
IND	Joseph A. McAdams	Assistant Vice President	None
LAO	Joseph A. McCreesh, III	Senior Vice President	None

LAO	Ross M. McDonald	Senior Vice President	None
LAO	Jennifer L. McGrath	Regional Vice President	None
LAO	Timothy W. McHale	Secretary	None
SNO	Michael J. McLaughlin	Assistant Vice President	None
LAO	Max J. McQuiston	Senior Vice President	None
LAO	Curtis D. Mc Reynolds	Vice President	None
IND	Melissa M. Meade	Assistant Vice President	None
LAO	Paulino Medina	Vice President	None
LAO	Britney L. Melvin	Vice President	None
LAO	Davina J. Merrell	Regional Vice President	None
LAO	David A. Merrill	Assistant Vice President	None
SNO	Lauren A. Merriweather	Assistant Vice President	None
LAO	Conrad F. Metzger	Vice President	None
LAO	Carl B. Meyer	Regional Vice President	None
LAO	Benjamin J. Miller	Vice President	None
LAO	Jennifer M. Miller	Vice President	None
LAO	Jeremy A. Miller	Regional Vice President	None
LAO	Lauren D. Miller	Assistant Vice President	None
LAO	Tammy H. Miller	Vice President	None
LAO	William T. Mills	Senior Vice President	None
LAO	Sean C. Minor	Senior Vice President	None
LAO	Louis W. Minora	Vice President	None
LAO	James R. Mitchell III	Senior Vice President	None
LAO	Charles L. Mitsakos	Senior Vice President	None
IND	Eric E. Momcilovich	Assistant Vice President	None
SNO	Christopher Moore	Assistant Vice President	None
IND	Jonathan L. Moran	Regional Vice President	None
LAO	David H. Morrison	Vice President	None
LAO	Andrew J. Moscardini	Senior Vice President, Capital Group Institutional Investment Services Division	None

LAO	Stanley Moy	Assistant Vice President	None
LAO	Joseph M. Mulcahy	Regional Vice President	None
LAOW	Ryan D. Murphy	Senior Vice President	None
NYO	Timothy J. Murphy	Senior Vice President	None
IND	Valynda J. Murray	Vice President	None
LAO	Zahid Nakhooda	Regional Vice President	None
IND	Kristen L. Nelson	Regional Vice President	None
LAO	Jon C. Nicolazzo	Senior Vice President	None
LAO	Earnest M. Niemi	Senior Vice President	None
LAO	Matthew P. O’Connor	Director, Chairman and Chief Executive Officer; Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Jody L. O’Dell	Assistant Vice President	None
LAO	Jonathan H. O’Flynn	Senior Vice President	None
LAO	Bradley D. Olalde	Assistant Vice President	None
LAO	Arthur B. Oliver	Vice President	None
LAO	Peter A. Olsen	Senior Vice President	None
LAO	Thomas A. O’Neil	Senior Vice President	None
IRV	Paula A. Orologas	Vice President	None
LAO	Vincent A. Ortega	Vice President, Capital Group Institutional Investment Services Division	None
NYO	Gregory H. Ortman	Senior Vice President	None
LAO	Shawn M. O’Sullivan	Senior Vice President	None
IND	Lance T. Owens	Senior Vice President	None
LAO	Kristina E. Page	Vice President	None
LAO	Jeffrey C. Paguirigan	Senior Vice President	None
NYO	Christine M. Papa	Assistant Vice President	None
LAO	Sujata H. Parikh	Senior Vice President	None
LAO	Rodney Dean Parker II	Senior Vice President	None
LAO	Ingrid S. Parl	Vice President	None
LAO	William D. Parsley	Regional Vice President	None
LAO	Timothy C. Patterson	Vice President	None

LAO	W. Burke Patterson, Jr.	Senior Vice President	None
SNO	Adam P. Peach	Vice President	None
LAO	Robert J. Peche	Senior Vice President	None
LAO	Elena M. Peerson	Regional Vice President	None
IRV	Grace L. Pelczynski	Assistant Vice President	None
LAO	Sejal U. Penkar	Vice President	None
LAO	Harry A. Phinney	Senior Vice President	None
LAO	Adam W. Phillips	Vice President	None
LAO	Joseph M. Piccolo	Senior Vice President	None
LAO	Anthony J. Picerni	Regional Vice President	None
LAO	Keith A. Piken	Senior Vice President and Director	None
LAO	David T. Polak	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Chloe E. Pollara	Assistant Vice President	None
LAO	Michael E. Pollgreen	Vice President	None
LAO	Charles R. Porcher	Senior Vice President	None
SNO	Robert B. Potter III	Assistant Vice President	None
LAO	Darrell W. Pounders	Vice President	None
LAOW	Colyar W. Pridgen	Vice President	None
LAO	Michelle L. Pullen	Vice President	None
LAO	Victoria M. Quach	Vice President	None
LAO	Steven J. Quagrello	Senior Vice President	None
IND	Kelly S. Quick	Assistant Vice President	None
LAO	Michael R. Quinn	Senior Vice President	None
LAO	Mary K. Radloff	Regional Vice President	None
LAO	Ryan E. Radtke	Senior Vice President	None
LAO	James R. Raker	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Rachel M. Ramos	Vice President	None
SNO	Eddie A. Rascon	Regional Vice President	None
LAO	Rene M. Reincke	Vice President, Treasurer and Director	None

LAO	Lesley P. Reinhart	Vice President	None
LAO	Michael D. Reynaert	Vice President	None
LAO	Adnane Rhazzal	Regional Vice President	None
LAO	Christopher J. Richardson	Senior Vice President	None
LAO	James Robelotto	Assistant Vice President	None
SNO	Stephanie A. Robichaud	Vice President	None
LAO	Jeffrey J. Robinson	Senior Vice President	None
LAO	Matthew M. Robinson	Senior Vice President	None
LAO	Jennifer R. Rocci	Regional Vice President	None
LAO	Bethany M. Rodenhuis	Senior Vice President	None
LAO	Rochelle C. Rodriguez	Senior Vice President	None
LAO	Melissa B. Roe	Senior Vice President	None
LAO	Thomas W. Rose	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Rome D. Rottura	Senior Vice President	None
IND	Jennah N. Ruddick	Assistant Vice President	None
LAO	Leah O. Ryan	Vice President	None
LAO	William M. Ryan	Senior Vice President	None
IND	Brenda S. Rynski	Regional Vice President	None
LAO	Richard A. Sabec, Jr.	Senior Vice President	None
SNO	Richard R. Salinas	Vice President	None
LAOW	Erica Salvay	Vice President	None
LAO	Paul V. Santoro	Senior Vice President	None
LAO	Raj S. Sarai	Vice President	None
LAO	David E. Saunders II	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Keith A. Saunders	Senior Vice President	None
LAO	Joe D. Scarpitti	Senior Vice President	None
IND	Broderic C. Schoen	Assistant Vice President	None
LAO	Jackson T. Schuette	Regional Vice President	None
LAO	Domenic A. Sciarra	Assistant Vice President	None

LAO	Keon F. Scott	Regional Vice President	None
LAO	Mark A. Seaman	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	James J. Sewell III	Senior Vice President	None
LAO	Arthur M. Sgroi	Senior Vice President	None
LAO	William H. Sherrard III	Regional Vice President	None
LAO	Nathan W. Simmons	Vice President	None
LAO	Kelly S. Simon	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAOW	Anmol Sinha	Senior Vice President	None
SNO	Julia M. Sisente	Assistant Vice President	None
LAO	Melissa A. Sloane	Senior Vice President	None
LAO	Jason C. Smith	Regional Vice President	None
LAO	Joshua J. Smith	Regional Vice President	None
LAO	Taylor D. Smith	Regional Vice President	None
LAO	Stephanie L. Smolka	Regional Vice President	None
LAO	J. Eric Snively	Senior Vice President	None
LAO	John A. Sobotowski	Assistant Vice President	None
SNO	Chadwick R. Solano	Assistant Vice President	None
LAO	Charles V. Sosa	Vice President	None
LAO	Alexander T. Sotiriou	Vice President	None
LAO	Steven J. Sperry	Assistant Vice President	None
LAO	Margaret V. Steinbach	Senior Vice President	None
LAO	Michael P. Stern	Senior Vice President	None
LAO	Andrew J. Strandquist	Senior Vice President	None
LAO	Allison M. Straub	Vice President	None
LAO	Valerie B. Stringer	Vice President	None
LAO	John R. Sulzicki	Vice President	None
LAO	Peter D. Thatch	Senior Vice President	None
LAO	John B. Thomas	Senior Vice President	None
LAO	Cynthia M. Thompson	Senior Vice President, Capital Group Institutional Investment Services Division	None

SNO	Mark D. Thompson	Assistant Vice President	None
HRO	Stephen B. Thompson	Regional Vice President	None
LAO	Mark R. Threlfall	Senior Vice President	None
LAO	Ryan D. Tiernan	Senior Vice President	None
LAO	Luke N. Trammell	Senior Vice President	None
LAO	Jordan A. Trevino	Senior Vice President	None
LAO	Michael J. Triessl	Director	None
CHO	Polina S. Tsybrovska	Assistant Vice President	None
LAO	Shaun C. Tucker	Senior Vice President	None
IRV	Sean M. Tupy	Vice President	None
LAO	Kate M. Turner	Regional Vice President	None
SNO	Corey W. Tyson	Regional Vice President	None
IND	Ryan C. Tyson	Assistant Vice President	None
LAO	Jason A. Uberti	Vice President	None
LAO	David E. Unanue	Senior Vice President	None
LAO	John W. Urbanski	Regional Vice President	None
LAO	Veronica Vasquez	Vice President	None
LAO-W	Gerrit Veerman III	Senior Vice President, Capital Group Institutional Investment Services	None
LAO	Cynthia G. Velazquez	Assistant Vice President	None
LAO	Spilios Venetsanopoulos	Vice President	None
LAO	J. David Viale	Senior Vice President	None
LAO	Austin J. Vierra	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Robert D. Vigneaux III	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Julie A. Vogel	Vice President	None
LAO	Jon N. Wainman	Vice President	None
ATO	Jason C. Wallace	Senior Vice President	None
LAO	Sherrie S. Walling	Vice President	None
LAO	Brian M. Walsh	Senior Vice President	None
LAO	Susan O. Walton	Senior Vice President, Capital Group Institutional Investment Services Division	None

LAO	Justin N. Wang	Regional Vice President	None
IND	Andrew D. Waters	Assistant Vice President	None
IND	Kristen M. Weaver	Vice President	None
LAO	Timothy S. Wei	Regional Vice President	None
SNO	Gordon S. Wells	Regional Vice President	None
LAO	George J. Wenzel	Senior Vice President	None
LAO	Jason M. Weybrecht	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Adam B. Whitehead	Senior Vice President	None
LAO	Gregory D. Williams II	Assistant Vice President	None
LAO	Ashley L. Wilson	Regional Vice President	None
LAO	Jonathan D. Wilson	Regional Vice President	None
LAO	Steven Wilson	Senior Vice President	None
LAO	Steven C. Wilson	Vice President	None
LAO	Anthony J. Wingate	Vice President	None
LAO	Kimberly D. Wood	Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Benjamin T. Wooden	Regional Vice President	None
LAO	Jennifer N. Woodward	Assistant Vice President	None
IND	Matthew A. Wooten	Assistant Vice President	None
SNO	Thomas O. Yager	Assistant Vice President	None
LAO	Elizabeth D. Yakes	Assistant Vice President	None
NYO	Mila I. Yankova	Senior Vice President	None
LAO	Jason P. Young	Senior Vice President	None
LAO	Jonathan A. Young	Senior Vice President	None
LAO	Lauren E. Zappia	Regional Vice President	None
LAO	Raul Zarco, Jr.	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Connie R. Zeender	Regional Vice President	None
LAO	Heidi H. Zhang	Assistant Vice President	None
NYO	Tanya Zolotarevskiy	Vice President, Capital Group Institutional Investment Services Division	None

__________

HRO	Business Address, 5300 Robin Hood Road, Norfolk, VA 23513
IND	Business Address, 12811 North Meridian Street, Carmel, IN 46032
IRV	Business Address, 6455 Irvine Center Drive, Irvine, CA 92618
LAO	Business Address, 333 South Hope Street, Los Angeles, CA 90071
LAO-W	Business Address, 11100 Santa Monica Blvd., 18th Floor, Los Angeles, CA 90025
NYO	Business Address, 399 Park Avenue, 34th Floor, New York, NY 10022
SFO	Business Address, One Market Street, Suite 1800, San Francisco, CA 94105
SNO	Business Address, 3500 Wiseman Boulevard, San Antonio, TX 78251

(c)       None

Item 33.	Location of Accounts and Records

Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant’s investment adviser, Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071; 6455 Irvine Center Drive, Irvine, California 92618; and/or 5300 Robin Hood Road, Norfolk, Virginia 23513.

Registrant’s records covering shareholder accounts are maintained and kept by its transfer agent, American Funds Service Company, 6455 Irvine Center Drive, Irvine, California 92618; 12811 North Meridian Street, Carmel, Indiana 46032; 3500 Wiseman Boulevard, San Antonio, Texas 78251; and 5300 Robin Hood Road, Norfolk, Virginia 23513.

Registrant's records covering portfolio transactions are maintained and kept by its custodian, JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017-2070.

Item 34.	Management Services

None

Item 35.	Undertakings

n/a

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Los Angeles, and State of California, on the 14th day of August, 2024.

CAPITAL GROUP CENTRAL FUND SERIES

By: /s/ Kristine M. Nishiyama

(Kristine M. Nishiyama, Principal Executive Officer)

This Registration Statement has been signed below on August 14, 2024, by the following persons in the capacities indicated.

	Signature	Title
(1)	Principal Executive Officer:
	/s/ Kristine M. Nishiyama	Principal Executive Officer
(Kristine M. Nishiyama)

(2)	Principal Financial Officer and Principal Accounting Officer:
	/s/ Becky L. Park	Treasurer
(Becky L. Park)

(3)	Trustees:
	Francisco G. Cigarroa*	Trustee
	Nariman Farvardin*	Trustee
	Jennifer C. Feikin*	Trustee
	Michael C. Gitlin*	Trustee
	Leslie Stone Heisz*	Trustee
	Mary Davis Holt*	Trustee
	Merit E. Janow*	Trustee
	Margaret Spellings*	Chair of the Board (Independent and Non-Executive)
	Alexandra Trower*	Trustee
	Paul S. Williams*	Trustee
	Karl J. Zeile*	Trustee
*By: /s/ Courtney R. Taylor
(Courtney R. Taylor, pursuant to a power of attorney filed herewith)

Counsel represents that this amendment does not contain disclosures that would make the amendment ineligible for effectiveness.

/s/ Charlene H. Kim

(Charlene H. Kim, Counsel)

POWER OF ATTORNEY

I, Francisco G. Cigarroa, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London England, on June 7, 2024.

(City, State)

/s/ Francisco G. Cigarroa

Francisco G. Cigarroa, Board member

POWER OF ATTORNEY

I, Nariman Farvardin, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Balanced Fund (File No. 002-10758, File No. 811-00066)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Developing World Growth and Income Fund (File No. 333-190913, File No. 811-22881)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	The Income Fund of America (File No. 002-33371, File No. 811-01880)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	International Growth and Income Fund (File No. 333-152323, File No. 811-22215)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Nariman Farvardin

Nariman Farvardin, Board member

POWER OF ATTORNEY

I, Jennifer C. Feikin, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Conservative Equity ETF (File No. 333-276928, File No. 811-23933)
-	Capital Group Core Balanced ETF (File No. 333-271211, File No. 811-23867)
-	Capital Group Core Equity ETF (File No. 333-259021, File No. 811-23735)
-	Capital Group Dividend Growers ETF (File No. 333-271210, File No. 811-23866)
-	Capital Group Dividend Value ETF (File No. 333-259023, File No. 811-23736)
-	Capital Group Fixed Income ETF Trust (File No. 333-259025, File No. 811-23738)
-	Capital Group Global Equity ETF (File No. 333-276927, File No. 811-23934)
-	Capital Group Global Growth Equity ETF (File No. 333-259024, File No. 811-23737)
-	Capital Group Growth ETF (File No. 333-259020, File No. 811-23733)
-	Capital Group International Core Equity ETF (File No. 333-276930, File No. 811-23935)
-	Capital Group International Equity ETF (File No. 333-271212, File No. 811-23865)
-	Capital Group International Focus Equity ETF (File No. 333-259022, File No. 811-23734)
-	Capital Group New Geography Equity ETF (File No. 333-276931, File No. 811-23936)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Jennifer C. Feikin

Jennifer C. Feikin, Board member

POWER OF ATTORNEY

I, Michael C. Gitlin, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Los Angeles, CA, on June 7, 2024.

(City, State)

/s/ Michael C. Gitlin

Michael C. Gitlin, Board member

POWER OF ATTORNEY

I, Leslie Stone Heisz, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Conservative Equity ETF (File No. 333-276928, File No. 811-23933)
-	Capital Group Core Balanced ETF (File No. 333-271211, File No. 811-23867)
-	Capital Group Core Equity ETF (File No. 333-259021, File No. 811-23735)
-	Capital Group Dividend Growers ETF (File No. 333-271210, File No. 811-23866)
-	Capital Group Dividend Value ETF (File No. 333-259023, File No. 811-23736)
-	Capital Group Fixed Income ETF Trust (File No. 333-259025, File No. 811-23738)
-	Capital Group Global Equity ETF (File No. 333-276927, File No. 811-23934)
-	Capital Group Global Growth Equity ETF (File No. 333-259024, File No. 811-23737)
-	Capital Group Growth ETF (File No. 333-259020, File No. 811-23733)
-	Capital Group International Core Equity ETF (File No. 333-276930, File No. 811-23935)
-	Capital Group International Equity ETF (File No. 333-271212, File No. 811-23865)
-	Capital Group International Focus Equity ETF (File No. 333-259022, File No. 811-23734)
-	Capital Group New Geography Equity ETF (File No. 333-276931, File No. 811-23936)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Leslie Stone Heisz

Leslie Stone Heisz, Board member

POWER OF ATTORNEY

I, Mary Davis Holt, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Mary Davis Holt

Mary Davis Holt, Board member

POWER OF ATTORNEY

I, Merit E. Janow, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	AMCAP Fund (File No. 002-26516, File No. 811-01435)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	American Funds Global Balanced Fund (File No. 333-170605, File No. 811-22496)
-	American Funds Global Insight Fund (File No. 333-233375, File No. 811-23468)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds International Vantage Fund (Fund No. 333-233374, File No. 811-23467)
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	American Mutual Fund (File No. 002-10607, File No. 811-00572)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital Group U.S. Equity Fund (File No. 333-233376, File No. 811-23469)
-	Capital Income Builder (File No. 033-12967, File No. 811-05085)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Capital World Growth and Income Fund (File No. 033-54444, File No. 811-07338)
-	Emerging Markets Growth Fund, Inc. (File No. 333-74995, File No. 811-04692)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	The Investment Company of America (File No. 002-10811, File No. 811-00116)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	The New Economy Fund (File No. 002-83848, File No. 811-03735)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Merit E. Janow

Merit E. Janow, Board member

POWER OF ATTORNEY

I, Margaret Spellings, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Balanced Fund (File No. 002-10758, File No. 811-00066)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Developing World Growth and Income Fund (File No. 333-190913, File No. 811-22881)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	The Income Fund of America (File No. 002-33371, File No. 811-01880)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	International Growth and Income Fund (File No. 333-152323, File No. 811-22215)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Margaret Spellings

Margaret Spellings, Board member

POWER OF ATTORNEY

I, Alexandra Trower, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Alexandra Trower

Alexandra Trower, Board member

POWER OF ATTORNEY

I, Paul S. Williams, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at London, England, on June 7, 2024.

(City, State)

/s/ Paul S. Williams

Paul S. Williams, Board member

POWER OF ATTORNEY

I, Karl J. Zeile, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Completion Fund Series (File No. 333-278929, File No. 811-23959)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Jane Y. Chung Susan K. Countess Julie E. Lawton Melissa B. Leyva Timothy W. McHale Marilyn Paramo Michael W. Stockton Courtney R. Taylor Michael R. Tom	Randall F. Buonviri Sandra Chuon Mariah L. Coria Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Crosslake, MN, on June 7, 2024.

(City, State)

/s/ Karl J. Zeile

Karl J. Zeile, Board member